                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE


$75,000,000                                                      Columbus, Ohio
                                                              November 13, 1995


        On or before February 28, 1999, for value received, the undersigned, DRUG EMPORIUM, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of BANK ONE, COLUMBUS, NA (the "Lender") or its assigns, as further provided herein, the principal amount of Seventy Five Million Dollars ($75,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to the Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined and payable at the times in accordance with the provisions of Section 1.5 of the Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Lender, Bank One, Columbus, NA, 100 East Broad Street, Columbus, Ohio.

        Section 1. Agreement. This Note is the Revolving Credit Note referred to in the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof, between the Company and the Lender, as the same may be amended, modified or supplemented from time to time (the "Agreement"), which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The obligations of the Company hereunder are secured as set forth in the Agreement. This Note is explicitly subject to automatic reduction of its principal amount to $45,000,000 on March 31, 1996 pursuant to the terms of the Agreement.

        Section 2. Endorsements. All Revolving Credit Loans made by the Lender to the Company pursuant to the Agreement and all payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the schedule attached hereto which is a part of this Note; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Company hereunder or under the Agreement.

        Section 3. Setoffs. Upon the occurrence of any Event of Default, the holder hereof shall have the right to setoff against all obligations of the Company hereunder or under any of the Loan

Documents, whether matured or unmatured, all amounts owing to the Company or any Wholly-Owned Subsidiary by the holder hereof or any Affiliate of the holder hereof, whether or not then due and payable, and all other funds or property of the Company or any Wholly-Owned Subsidiary on deposit with or otherwise held by or in the custody of the holder hereof or any Affiliate of the holder hereof for the beneficial account of the Company or any Wholly-Owned Subsidiary.

        Section 4. Confession of Judgment. The Company hereby authorizes any attorney at law to appear for the Company in an action on this Note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the legal holder of this Note against the Company for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.


                                    DRUG EMPORIUM, INC.



                                    By /s/ David L. Kriegel
                                      -----------------------------------------
                                      David L. Kriegel, Chief Executive Officer


===============================================================================

        WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE
        AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY
            BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE
        POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF
            ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR
        RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH
                       THE AGREEMENT, OR ANY OTHER CAUSE.

===============================================================================

                        SCHEDULE TO REVOLVING CREDIT NOTE


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         DATE                 AMOUNT OF              AMOUNT OF               UNPAID            NOTATION MADE
                                LOAN                 PRINCIPAL              PRINCIPAL               BY
                                                     PAYMENTS                BALANCE
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

                           THIRD AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

Borrower:   DRUG EMPORIUM, INC.

Bank:       BANK ONE, COLUMBUS, NA

                                                               NOVEMBER 13, 1995

                              TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1.  AMOUNT AND TERMS OF THE REVOLVING CREDIT.........................1

        1.1.  COMMITMENT OF THE BANK.........................................1

        1.2.  CANCELLATION OR REDUCTION OF THE COMMITMENT BY BORROWER........2

        1.3.  FEES...........................................................3

        1.4.  LOANS..........................................................3

        1.5.  THE REVOLVING CREDIT NOTE......................................4

        1.6.  ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO LIBO RATE
            LOANS............................................................5

        1.7.  PREPAYMENTS AND RIGHT TO REBORROW..............................8

        1.8.  BORROWING BASE.................................................8

SECTION 2.  TERM LOAN........................................................8

        2.1.  GENERAL........................................................8

        2.2.  TERM NOTE......................................................8

        2.3.  PREPAYMENT OF TERM NOTE.......................................10

        2.4. ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO TERM NOTE
            WHEN LIBO RATE IS IN EFFECT.....................................10

SECTION 3.  GENERAL TERMS...................................................11

        3.1.  PAYMENTS......................................................11

        3.2.  PAYMENT ON NON-BANKING DAYS...................................11

        3.3.  SETOFFS.......................................................11

        3.4.  CAPITAL ADEQUACY..............................................11

        3.5.  FAILURE TO PAY; INTEREST AFTER MATURITY.......................12

SECTION 4.  CONDITIONS OF EXTENSIONS OF CREDIT..............................12

        4.1.  CONDITIONS PRECEDENT TO INITIAL EXTENSIONS OF CREDIT..........12

        4.2.  CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT..................13

                                                                          PAGE
                                                                          ----

SECTION 5.  REPRESENTATIONS AND WARRANTIES..................................14

        5.1.  ORGANIZATION AND GOOD STANDING................................14

        5.2.  DUE QUALIFICATION.............................................14

        5.3.  POWER AND AUTHORITY; DUE AUTHORIZATION........................14

        5.4.  BINDING OBLIGATIONS...........................................14

        5.5.  NO VIOLATION..................................................14

        5.6.  NO PROCEEDINGS................................................15

        5.7.  GOVERNMENT APPROVALS..........................................15

        5.8.  FINANCIAL CONDITION...........................................15

        5.9.  LITIGATION....................................................15

        5.10.  MARGIN ACTIVITY..............................................15

        5.11.  ACCURATE REPORTS.............................................16

        5.12.  TAX RETURNS AND PAYMENTS.....................................16

        5.13.  TITLE TO PROPERTIES; LIENS...................................16

        5.14.  ERISA........................................................16

        5.15.  PATENTS, TRADEMARKS, ETC.....................................16

        5.16.  SUBSIDIARIES AND AFFILIATES..................................17

        5.17.  INVESTMENTS..................................................17

        5.18.  INSURANCE....................................................17

        5.19.  ENVIRONMENTAL MATTERS........................................17

        5.20.  SOLVENCY.....................................................17

SECTION 6.  AFFIRMATIVE COVENANTS...........................................18

        6.1.  COMPLIANCE WITH LAWS, ETC.....................................18

        6.2.  PRESERVATION OF CORPORATE EXISTENCE...........................18

        6.3.  AUDITS........................................................18

                                                                          PAGE
                                                                          ----

        6.4.  REPORTING REQUIREMENTS OF BORROWER............................18

        6.5.  USE OF PROCEEDS...............................................21

        6.6.  MAINTENANCE OF PROPERTIES AND INSURANCE.......................21

        6.7.  PAYMENT OF TAXES AND CLAIMS...................................21

        6.8.  PERFORMANCE OF CONTRACTS......................................21

        6.9.  ENVIRONMENTAL MATTERS.........................................21

        6.10.  DEPOSITORY...................................................22

        6.11.  SUBSIDIARIES.................................................22

        6.12.  MANDATORY PREPAYMENTS........................................22

        6.13.  MORTGAGE.....................................................22

SECTION 7.  NEGATIVE COVENANTS..............................................23

        7.1.  NEGATIVE PLEDGE...............................................23

        7.2.  TANGIBLE NET WORTH............................................23

        7.3.  MINIMUM CURRENT RATIO.........................................23

        7.4.  UNSUBORDINATED LIABILITIES TO TANGIBLE NET WORTH RATIO........24

        7.5.  LIABILITIES TO TANGIBLE NET WORTH RATIO.......................24

        7.6.  INCOME AVAILABLE FOR FIXED CHARGES TO FIXED CHARGES RATIO.....24

        7.7.  MERGERS, ACQUISITIONS, SALES, ETC.............................24

        7.8.  LOANS, ETC....................................................25

        7.9.  CONTINGENT OBLIGATIONS........................................25

        7.10.  DIVIDENDS, PURCHASES AND PREPAYMENTS.........................25

        7.11.  TRANSACTIONS WITH AFFILIATES.................................25

        7.12.  SUBORDINATED DEBT............................................26

        7.13.  SOLVENCY.....................................................26

        7.14.  ERISA........................................................26

                                                                          PAGE
                                                                          ----
        7.15.  SALE/LEASEBACKS..............................................26

        7.16.  ACCOUNTS RECEIVABLE..........................................26

        7.17.  CAPITAL EXPENDITURES.........................................27

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES..................................27

SECTION 9.  PARTICIPATION...................................................29

SECTION 10.  DEFINITIONS....................................................30

        10.1.  DEFINITIONS..................................................30

        10.2.  ACCOUNTING TERMS.............................................38

SECTION 11.  MISCELLANEOUS..................................................38

        11.1.  TERM OF AGREEMENT; SUCCESSORS AND ASSIGNS....................38

        11.2.  NOTICES......................................................38

        11.3.  NO IMPLIED WAIVERS...........................................38

        11.4.  AMENDMENTS, MODIFICATIONS, ETC...............................38

        11.5.  APPLICABLE LAW...............................................39

        11.6.  SEVERABILITY.................................................39

        11.7.  EXPENSES.....................................................39

        11.8.  COUNTERPARTS.................................................39

        11.9.  ENTIRE AGREEMENT.............................................39

        11.10.  HEADINGS....................................................39

        11.11.  EFFECTIVE DATE..............................................39

        11.12.  CONFESSION OF JUDGMENT......................................39

        11.13.  TIME........................................................40

        11.14.  CONSENT TO JURISDICTION; SERVICE............................40

SIGNATURES..................................................................41

EXHIBITS

Exhibit 1.1.3   STANDARD FORM OF BANK'S LETTER OF CREDIT APPLICATION

Exhibit 1.5     THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

Exhibit 2.2     TERM NOTE

Exhibit 4.1(b)  THIRD AMENDED AND RESTATED SECURITY AGREEMENT

Exhibit 4.1(c)  THIRD AMENDED AND RESTATED PLEDGE AGREEMENT

Exhibit 4.1(d)  THIRD AMENDED AND RESTATED UNCONDITIONAL GUARANTY

Exhibit 4.1(e)  THIRD AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

Exhibit 4.1(k)  FORM OF BORROWER'S COUNSEL'S OPINION

Exhibit 5.9     PENDING LITIGATION

Exhibit 5.16    LIST OF SUBSIDIARIES AND AFFILIATES

Exhibit 6.4(i)  DRUG EMPORIUM, INC. BORROWING BASE CERTIFICATE

Exhibit 6.4(k)  LANDLORD'S WAIVER AND CONSENT

                           THIRD AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      THIS THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT dated as of the 13th day of November, 1995 (the "Agreement"), is between DRUG EMPORIUM, INC., a Delaware corporation (the "Borrower"), and BANK ONE, COLUMBUS, NA (the "Bank"), and amends and restates in its entirety that certain Revolving Credit Agreement dated as of February 14, 1992 between Borrower and the Bank as
(a) amended and restated by that certain First Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 4, 1994 between Borrower and the Bank, (b) further amended by that certain Amendment No. 1 to First Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 11, 1994 between Borrower and the Bank and that certain Amendment No. 2 to First Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 25, 1995 between Borrower and the Bank, and (c) amended and restated by that certain Second Amended and Restated Revolving Credit Agreement dated as of May 12, 1995 between Borrower and Bank.

      THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, hereby agree as follows:

                                  SECTION 1

                   AMOUNT AND TERMS OF THE REVOLVING CREDIT

      1.1.  COMMITMENT OF THE BANK.

            1.1.1. Commitment. The Bank agrees, subject to the terms and conditions of this Agreement, and provided that no Event of Default or Default (the definitions of these and other capitalized terms used herein having the meanings provided in Section 10) then exists, to provide Credits to Borrower in the form of Revolving Credit Loans from time to time on and after the date hereof but prior to February 28, 1999 (the "Maturity Date") in respective amounts selected by Borrower from time to time, provided that the aggregate amount thereof at any one time outstanding shall not exceed the Commitment.

            1.1.2. Maximum Commitment. The amount of the Commitment shall equal the lesser of the Borrowing Base or (a) $75,000,000 from the date hereof until and including March 31, 1996 (the "Reduction Date") or (b) $45,000,000 thereafter. All provisions of this Agreement relating to reduction of the Commitment, including the provisions of Section 1.2, shall apply to the reduction of the Commitment provided for in this Section 1.1.2. Notwithstanding the foregoing, if Borrower reduces the amount of the Commitment to $45,000,000 or less pursuant to Section 1.2 of this Agreement before March 31, 1996, then, for purposes hereof, the "Reduction Date" shall be deemed to refer to the date upon which such reduction actually took place. The maximum amount of all Credits of the Bank to Borrower under this Section 1 at any one time outstanding shall not exceed the total of the Commitment. For the purpose of computing the unused portion of the Commitment, the Bank shall treat as outstanding Credits under this Agreement the undrawn face amount of outstanding Letters of Credit issued from time to time hereunder at the request of Borrower. Upon repayment of any outstanding Credit, the amount of such Credit will again be available for reborrowing hereunder.

            1.1.3. Letters of Credit.

                  (a) Borrower may request a Letter of Credit by completing the Bank's then standard application for a Letter of Credit (copy of current standard application is attached as Exhibit 1.1.3) and delivering the application to the Bank at least two Banking Days before the date on which the Letter of Credit is to be issued. On the date the Letter of Credit is to be issued, the Bank shall deliver the Letter of Credit to Borrower, or to the Person designated by Borrower. No Letter of Credit shall be issued with an expiration date (i) more than 180 days after the date of issuance, or (ii) after the Maturity Date or which is payable in a currency other than United States dollars. Except as otherwise provided herein, all the terms of the Letter of Credit and such standard application shall govern the Letter of Credit. Notwithstanding any other provision hereof to the contrary, the face amount of all Letters of Credit outstanding at any one time shall not exceed $5,000,000.

                  (b) Borrower shall immediately reimburse the Bank for the amount paid on all drafts drawn under Letters of Credit issued hereunder. If, notwithstanding the foregoing sentence, Borrower should fail to so immediately reimburse the Bank, then, in addition to any other remedy which the Bank may have with respect to such failure, any amount paid by the Bank on any draft under a Letter of Credit shall be treated as a Variable Rate Loan (bearing interest at the rate set forth in Section 3.5 hereof with respect to Revolving Credit Loans which have become due and payable) unless Borrower makes alternative advance provision for the funding of such reimbursement satisfactory to the Bank.

      1.2. CANCELLATION OR REDUCTION OF THE COMMITMENT BY BORROWER.

            1.2.1. Cancellation/Reduction. Before the Maturity Date, the then unused aggregate Commitment may be canceled or may be reduced permanently from time to time by Borrower in the amount of U.S. $1,000,000 or any larger amount which is a whole multiple of U.S. $1,000,000 upon 10 Banking Days' written notice to the Bank of Borrower's election to do so, which notice shall specify the date when such cancellation or reduction shall be effective and on such effective date, the Commitment shall be so canceled or reduced; provided that:

                   (a) any such cancellation or reduction shall be irrevocable;

                   (b) in the event of a cancellation of the Commitment, Borrower shall (i) pay in full all Commitment Fees due to the date of cancellation and (ii) pay all amounts outstanding under the Revolving Credit Note;

                   (c) in the event of a reduction of the Commitment to an amount less than the principal amount of the then outstanding Revolving Credit Loans and Letters of Credit, Borrower shall pay the Revolving Credit Note so that the unpaid principal amount of the then outstanding Revolving Credit Loans and Letters of Credit does not exceed the Commitment as so reduced; and

                   (d) Borrower may not cancel, prepay or reduce LIBO Rate Loans unless Borrower first pays all fees, costs, penalties and premiums incurred by the Bank because of such cancellation, prepayment or reduction.

            1.2.2. Payment of Interest. All principal payments made pursuant to this Section 1.2 shall be accompanied by the payment of accrued interest on such principal to the date of such payment and such additional consideration as may be required pursuant to Section 1.2.1(d).

      1.3. FEES.

            1.3.1. Commitment Fee. As consideration for the Commitment, Borrower shall pay to the Bank a fee (the "Commitment Fee") on the daily average unused portion of the aggregate Commitment at a rate per annum equal to 3/8 of 1% with respect to the unused portion of the Commitment, commencing with the effective date hereof. For the purpose of computing the unused portion of the aggregate Commitment, the Bank shall treat as outstanding Credits under this Agreement the undrawn face amount of outstanding Letters of Credit issued from time to time hereunder at the request of Borrower. The Commitment Fee shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. The Commitment Fee shall be payable quarterly in arrears on the last day of each February, May, August and November.

            1.3.2. Letter of Credit Fees. Borrower shall pay to the Bank a negotiation fee of 1/4 of 1% of the amount of each draft drawn under a Letter of Credit. In addition, the Bank may charge Borrower its usual and customary issuance and administration charges with respect to each Letter of Credit.

      1.4. LOANS.

            1.4.1. Forms of Loans. Each Revolving Credit Loan shall, at the election of Borrower, be made either in the form of (a) a Variable Rate Loan (individually a "Variable Rate Loan" and collectively the "Variable Rate Loans"); or (b) with respect to only those Revolving Credit Loans made during a LIBO Rate Period, a LIBO Rate Loan (individually a "LIBO Rate Loan" and collectively the "LIBO Rate Loans"). Except as otherwise provided herein, each Variable Rate Loan shall be in the initial principal amount of $300,000 or any larger amount which is a whole multiple of $100,000. Each LIBO Rate Loan shall be in the initial principal amount of $1,000,000 or any larger amount which is a whole multiple of $100,000.

            1.4.2.  Borrowing Procedures.

                    (a) Except as otherwise provided herein, each Revolving Credit Loan shall be made pursuant to Borrower's written or telephonic request to the Bank and shall specify (i) the total amount of the Loan; (ii) whether the Loan is to be a Variable Rate Loan or, if available, a LIBO Rate Loan; (iii) the borrowing date (the "Borrowing Date"), which shall be a Banking Day in the case of a Variable Rate Loan or a LIBO Banking Day in the case of a LIBO Rate Loan; and

(iv) in the case of a LIBO Rate Loan, that the Bank quote to Borrower on the Trade Date the LIBO Rate for loans outstanding for one, two, three or six months. Requests for Variable Rate Loans may be made prior to 12:00 noon on the Borrowing Date. Requests for LIBO Rate Loans shall be made by 12:00 noon on the Request Date.

                   (b) In the case of a request for a LIBO Rate Loan, the Bank shall, no later than 11:00 a.m. on the Trade Date, notify Borrower of the LIBO Rate applicable for the periods requested by Borrower. Borrower shall, no later than 11:30 a.m. on the Trade Date, give notice to the Bank by telephone confirmed by fax or otherwise in writing received on the next succeeding Banking Day, whether it wishes (i) to complete such borrowing in the form of a LIBO Rate Loan and, if so, the maturity date of such LIBO Rate Loan (which shall be either one, two, three or six months from the Borrowing Date, but in no event later than the Maturity Date); (ii) to make such borrowing as a Variable Rate Loan; or
(iii) to cancel its request for a Revolving Credit Loan. Failure by Borrower to deliver notice to complete the borrowing by 11:30 a.m. on the Trade Date shall constitute cancellation of such request.

                   (c) The proceeds of each Revolving Credit Loan will, subject to the satisfaction of the terms and conditions of this Agreement, promptly (but at least by 3:00 p.m. of the Borrowing Date) be made available to Borrower by the Bank by crediting or making a payment to the account of Borrower.

      1.5.  THE REVOLVING CREDIT NOTE.

            1.5.1. Form. The Revolving Credit Loans made by the Bank shall be evidenced by a master promissory note of Borrower in the form attached hereto as
Exhibit 1.5, with appropriate insertions (the "Revolving Credit Note"), payable to the order of the Bank and representing the obligation of Borrower to pay the amount of the Commitment or, if different, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank, with interest thereon as prescribed in this Section 1.5. The Revolving Credit Note shall (a) be dated the date of this Agreement; (b) be stated to mature on the Maturity Date; and (c) bear interest at the applicable interest rate per annum as provided in, and payable as specified in, this Section 1.5. Each Revolving Credit Loan made by the Bank and each payment made on account of principal on the Revolving Credit Note shall be recorded by the Bank on its books and records in the usual and ordinary course of business, such ordinary course books and records to constitute prima facie evidence in the absence of manifest error of the amount of all Revolving Credit Loans and payments; provided, however, that the failure of the Bank to make such recordation shall not limit or otherwise affect the obligations of Borrower under the Revolving Credit Note.

            1.5.2. Interest on Variable Rate Loans. Each Variable Rate Loan shall bear interest on the unpaid principal balance of such Loan for each day from the day such Loan is made until the Reduction Date at a fluctuating rate per annum equal to the Prime Rate plus 50 basis points. Thereafter, each Variable Rate Loan shall bear interest on the unpaid principal balance of such Loan for each day from the day such Loan is made until it becomes due, at a fluctuating rate per annum equal to either (a) the Prime Rate plus 50 basis points or (b) the Prime Rate in the case of a Variable Rate Loan made during a period when the most recent quarterly financial statements of Borrower indicate both (i) a LIBO Fixed Charge Coverage Ratio of 1.05:1.00 or greater and

(ii) a LIBO Senior Leverage Ratio of 2.5:1.0 or less. Interest on all Variable Rate Loans shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. Any change in the interest rate on a Variable Rate Loan due to a change in the Prime Rate shall take effect, without notice to Borrower, at the opening of business on the date of such change in the Prime Rate. Interest on the Variable Rate Loans shall be payable quarterly on the last day of each February, May, August and November commencing on the first such date following the initial Variable Rate Loan.

            1.5.3. Interest on LIBO Rate Loans. Each LIBO Rate Loan shall bear interest on the outstanding principal amount of such Loan for each day from the day such Loan is made until it becomes due, at a rate per annum equal to the LIBO Rate as in effect on the applicable Trade Date. Borrower shall pay, with respect to each LIBO Rate Loan, such additional amounts as shall be determined pursuant to Section 1.6. Interest on each LIBO Rate Loan shall be payable at the maturity of such Loan. Interest on all LIBO Rate Loans shall be calculated on the actual number of days elapsed over a year of 360 days.

            1.5.4. Additional Interest. For so long as the Bank, or any participating bank, maintains reserves against any category of liabilities which includes deposits by reference to which the interest rate on LIBO Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents which the Bank, or such participating bank, determines in good faith to be legally required, and as a result the cost to the Bank, or such participating bank, of making or maintaining its LIBO Rate is determined by the Bank, or such participating bank, in good faith to have increased, then the Bank may require Borrower to pay, contemporaneously with each payment of interest on any LIBO Rate Loan of the Bank, additional interest on such LIBO Rate Loan at a rate per annum equal to (a)(i) the applicable LIBO Rate divided by (ii) one minus the Euro Reserve Percentage minus (b) the applicable LIBO Rate.

      1.6.  ADDITIONAL PROVISIONS AND LIMITATIONS RELATING TO LIBO RATE LOANS.

            1.6.1. Additions. The additional provisions and limitations set forth below shall apply with respect to LIBO Rate Loans:

                   (a) Deposits Unavailable. If the Bank shall, in good faith, determine that it is unable to reasonably ascertain the LIBO Rate or either the Bank or any participating bank is unable to acquire Eurodollar deposits or Eurocurrency deposits on reasonable terms in an amount sufficient to meet a request for a LIBO Rate Loan, the Bank shall forthwith give notice thereof to Borrower, whereupon, until the Bank notifies Borrower that the circumstances giving rise to such unavailability no longer exist (which the Bank shall do upon receiving notice thereof), the obligations of the Bank to make LIBO Rate Loans shall be suspended. In such event, Borrower may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 1.4 or may cancel such request.

                  (b) Illegality. The obligation of the Bank to make LIBO Rate Loans hereunder shall be suspended (to the extent necessary to remove such illegality or impossibility) if any change in any law, treaty, rule or regulation, or in any interpretation thereof by any governmental authority charged with its administration (whether or not having the force of law) including, without limitation, exchange controls, shall, in the sole opinion of the Bank or any participating bank, make it unlawful or impossible for such bank to comply with its obligation to make or maintain any LIBO Rate Loan hereunder for the duration of such illegality or impossibility. The Bank shall promptly notify Borrower of such suspension, whereupon, until the Bank receives notice that such illegality or impossibility ceases to exist and gives notice to Borrower thereof, the obligations of the Bank to make LIBO Rate Loans shall be suspended. Borrower shall, upon receipt of notice from the Bank, either (i) repay in full (or to the extent necessary to remove such illegality or impossibility) the outstanding principal amount of all such LIBO Rate Loans, plus accrued interest thereon or (ii) convert the applicable interest rate payable with respect to such Loan to the interest rate payable on a similar Variable Rate Loan (to the extent such rate is not illegal).

                  (c) Change in Law. If the Bank has LIBO Rate Loans outstanding and there shall occur any change in applicable law, treaty, rule, regulation or in any interpretation thereof by any governmental authority charged with its administration (whether or not having the force of law) which (i) change directly affects transactions in Eurodollars or Eurocurrencies, (ii) involves new or additional taxes, reserves or deposit requirements in regard to the LIBO Rate Loans or changes in the basis of taxation of payments on such Loans, or
(iii) if the LIBO Rate Loans made hereunder by the Bank were to have been matched with Eurodollar or Eurocurrency deposits corresponding in amounts to such LIBO Rate Loans and having maturity dates which are the same as such LIBO Rate Loans regardless of whether or not such LIBO Rate Loans are in fact so matched, increases the cost to the Bank or any participating bank of making or maintaining the LIBO Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest, or otherwise) receivable by the Bank or any participating bank as to any LIBO Rate Loans or requires the Bank or any participating bank to make any payment on or calculated by reference to the gross amount of any sum received by it as to such LIBO Rate Loans, then:

                      (A) the Bank shall promptly notify Borrower of the
                   occurrence of such event;

                      (B) the Bank shall promptly deliver to Borrower a
                   certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding LIBO Rate Loan; and

                      (C) upon receipt of such certificate from the Bank,
                   Borrower shall pay to the Bank within 10 days the amount or amounts of such additional cost with respect to such outstanding LIBO Rate Loan as additional compensation hereunder.

                   (d) Certificate as to Payment. The certificate of the Bank as to the additional amounts payable pursuant to Section 1.6.1(c) delivered to Borrower shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof. The protection of this Section 1.6.1(d) shall be available to the Bank and any participating bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. However, if Borrower has made a payment of any additional amounts pursuant to Section 1.6.1(c) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Bank or any participating bank, then the Bank shall promptly refund to Borrower an amount equal to such reduction in the amount of increased cost.

                   (e) Substitution. If Borrower is required to pay to the Bank any additional amounts pursuant to Section 1.6.1(c), Borrower shall be entitled, upon giving the Bank not less than five days' written notice, in addition to its other rights, to prepay all or any portion of an outstanding LIBO Rate Loan with respect to which such additional amounts of payment are required (any prohibition against prepayment of such Loans herein contained to the contrary notwithstanding) by substituting a Variable Rate Loan of equal principal amount for all or any such portion of the Loan. All such prepayments shall be accompanied by payment of interest accrued to the date of such prepayments. As a condition of such prepayments, Borrower shall promptly pay to the Bank upon the Bank's written request such amount or amounts as in the reasonable good faith business judgment of the Bank will compensate the Bank for any loss, premium or penalty incurred by it because of such prepayment.

                   (f) Increased Costs. In addition to the other amounts payable hereunder, Borrower shall pay to the Bank such additional amounts as shall compensate the Bank and any participating Persons pursuant to Section 9 hereof for increased costs which the Bank or such participating Person, reasonably and in good faith determines to be allocable to LIBO Rate Loans. Additional amounts payable under this Section 1.6.1(f) shall be paid by Borrower to the Bank on the maturity of the respective LIBO Rate Loans, subject to receipt by Borrower from the Bank of a certificate showing the amount and certifying to the correctness thereof.

                   (g) Interest Period. With respect to LIBO Rate Loans, if the interest period selected by Borrower (i) ends on a day which is not a LIBO Banking Day, the period so selected shall be extended to the next succeeding LIBO Banking Day unless such LIBO Banking Day falls in another calendar month, in which case such interest period shall end on the next preceding LIBO Banking Day; or (ii) begins on the last LIBO Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such interest period), the period so selected shall end on the last LIBO Banking Day of the calendar month; provided, however, that notwithstanding
(i) or (ii) above, no period may be selected which ends after the Maturity Date.

            1.6.2. Limitation. Charges or additional expenses or otherwise to Borrower under Sections 1.2.1(d), 1.5.4 or 1.6.1 shall be subject to the conditions that each is (a) the subject of notice given to Borrower by the Bank within a reasonable time after the Bank determines that the same may exist; (b) except as to the subjects of Section 1.2.1(d), the result of a change in law or regulation or official interpretation thereof occurring after the date of Closing; (c) not reflected in the determination of any other rate or charge hereunder; and (d) (i) directly attributable and unique to the transactions under this Agreement, or (ii) as to all the Bank's or any participating Person's (pursuant to Section 9 hereof) customers similarly or analogously situated, (A) passed through to or assessed against other customers to the extent the Bank or such participating

Person is contractually empowered to do so and (B) is allocated among all such customers (without reference to part (A) of this clause).

            1.6.3. Statement. The Bank's written statement to Borrower that items under or covered by this Section 1.6 are properly chargeable to Borrower under this Agreement, the general nature of those charges, and the amount thereof shall be conclusive, absent manifest error. Except only to the extent specifically set forth in this Agreement to the contrary, no charges or additions under or covered by this Section 1.6 shall be payable, and no interest shall accrue thereon, prior to the presentation of the statement described in this Section 1.6.3.

      1.7. PREPAYMENTS AND RIGHT TO REBORROW. Outstanding Variable Rate Loans may be prepaid in whole at any time or in part from time to time in an amount of U.S. $300,000 or any larger amount which is a whole multiple of $100,000 (or such lesser amount as constitutes the entire amount outstanding) without premium or penalty. The LIBO Rate Loans may be prepaid only as provided for in Section
1.2 or Section 1.6.1(e). No prepayment of a Revolving Credit Loan shall affect Borrower's right to reborrow from the Bank under the Revolving Credit Note before the Maturity Date.

      1.8. BORROWING BASE. Borrower shall, from time to time, prepay Revolving Credit Loans in such amounts as shall be necessary so that, at all times, the sum of the aggregate unpaid principal amount of all Revolving Credit Loans is less than or equal to the Borrowing Base as reflected on the most recent Borrowing Base Certificate delivered hereunder. Any prepayment required as a result of a reduced Borrowing Base shall be made within five Banking Days after the delivery of the applicable Borrowing Base Certificate and shall be subject to the provisions of Section 1.2.1(d) hereof. Borrower may, with the consent of the Bank, which consent may be withheld for any reason or no reason, in lieu of making such prepayment, deliver, within said five Banking Days, to the Bank, such additional collateral as the Bank may request accompanied by such documents as may be deemed necessary or appropriate by the Bank to protect the interests of the Bank.

                                    SECTION 2

                                    TERM LOAN

      2.1. General. On the Reduction Date, providing that Borrower is not then in default hereunder, the Bank shall make a term loan (the "Term Loan") to Borrower in the amount of $15,000,000, which Term Loan will be evidenced by a term note (the "Term Note"). The Revolving Credit Loans and the Term Loan are herein collectively called the "Loans" and the Revolving Credit Note and the Term Note are herein collectively called the "Notes".

      2.2. Term Note. The Term Loan shall be evidenced by a Term Note of Borrower in the form attached hereto as Exhibit 2.2 executed by duly authorized officers thereof on the Reduction Date. The Term Note shall include the following terms:

            2.2.1. The Term Note shall be dated as of the Reduction Date and shall be due and payable in full on or before February 28, 2001 (the "Termination Date").

            2.2.2. Unless Borrower has elected, from time to time, in accordance with the provisions of Section 2.2.3 to cause all or a portion of the Term Note to bear interest at a LIBO Rate, the Term Note shall bear interest on the unpaid principal balance thereof calculated on the basis of the actual number of days elapsed over a year of 360 days on the unpaid principal balance thereof at a fluctuating rate per annum equal to either (a) the Prime Rate plus 50 basis points or (b) during a period when the most recent quarterly financial statements of Borrower indicate both (i) a LIBO Fixed Charge Coverage Ratio of 1.05:1.00 or greater and (ii) a LIBO Senior Leverage Ratio of 2.5:1.0 or less, the Prime Rate. Any change in the interest rate due to a change in the Prime Rate shall take effect, without notice to Borrower, at the opening of business on the date of the change in the Prime Rate.

            2.2.3. Borrower may elect, from time to time during a LIBO Rate Period, to have all or a portion of the Term Note bear interest at the LIBO Rate by providing a request therefor to the Bank not later than 12:00 noon, on the Request Date, which request shall specify (a) the effective date of the LIBO Rate (the "Effective Date"), which shall be a LIBO Banking Day, (b) the principal amount of the Term Note to bear interest at the LIBO Rate which shall not be less than U.S. $1,000,000 or any larger amount which is a whole multiple of U.S.$100,000 and (c) the interest period during which the LIBO Rate is to be in effect, which may be for one, two, three or six months (provided that the interest period shall not be so long as to be inconsistent with Borrower's obligations to make payments as anticipated by Section 2.2.6). The Bank shall, not later than 11:00 a.m. on the Trade Date, give notice to Borrower of the LIBO Rate applicable for the period requested by Borrower. Borrower shall, not later than 11:30 a.m. on the Trade Date, give notice by telephone confirmed by fax or otherwise in writing to be received by the Bank on the next succeeding Banking Day to the Bank as to whether or not Borrower elects to have all or a portion of the Term Note bear interest at the LIBO Rate commencing as of the Effective Date for the interest period so selected. If Borrower elects not to have all or any part of the Term Note bear interest at the LIBO Rate or fails to deliver such notice of election in a timely manner, the Term Note shall continue to bear interest at the rate set forth in Section 2.2.2 and such portion of the Term Loan bearing interest at a LIBO Rate shall, upon expiration of the period selected for such LIBO Rate, bear interest at such rate. Each election to have a portion of the Term Note bear interest at the LIBO Rate shall be recorded and endorsed by the Bank on its books and records; provided, however, that the failure of the Bank to make such recordation shall not limit or otherwise affect the obligations of Borrower under the Term Note.

            2.2.4. As used in this Section 2, "LIBO Rate" shall have the meaning and shall be calculated as provided in Section 10 of this Agreement; provided, however, (a) the term "Effective Date" shall be substituted for references therein to "date of each LIBO Rate Loan" and "date of such LIBO Rate Loan", (b) the term "the period specified pursuant to Section 2.2.3(c) of the Agreement during which the LIBO Rate is to be in effect" shall be substituted for references therein to "a like period as such LIBO Rate Loan" and (c) the term "principal amount of the Term Note to bear interest at the LIBO Rate" shall be substituted for references therein to "amount of such LIBO Rate Loan."

            2.2.5. Interest on the portion of the Term Note bearing interest at the rate set forth at Section 2.2.2 shall be payable in arrears on the last day of each February, May, August and November. Interest on the portion of the Term Note bearing interest at the LIBO Rate shall be payable at the maturity of the interest period selected.

            2.2.6. Principal payments on the Term Note shall be due and payable in consecutive quarterly installments on the last day of each February, May, August and November commencing May 31, 1996, with each of the first 19 installments thereof equal to $750,000 and the last installment for the balance thereof.

      2.3. Prepayment of Term Note. The principal portion of the Term Note bearing interest based on the Prime Rate may be prepaid, at the option of Borrower, in an amount of $300,000 or any larger amount which is a whole multiple of $100,000 (or such lesser amount as constitutes the entire amount outstanding), at any time or from time to time, without premium or penalty, by giving written, telegraphic or oral notice to the Bank not later than 12:00 noon on the Banking Day on which such prepayment is to be made. When such notice of prepayment has been given to the Bank, the applicable principal amount of the Term Note shall become due and payable on the designated prepayment date. All prepayments will be applied to the Term Loan in the inverse order of maturity. No prepayment of any portion of the principal of the Term Note that bears interest at the LIBO Rate shall be permitted during the effective period of such LIBO Rate for any reason or in any amounts, unless Borrower first pays all fees, costs, penalties and premiums incurred by the Bank because of such prepayment. Such prepayments may not be reborrowed.

      2.4. Additional Provisions and Limitations Relating to Term Note when LIBO Rate is in Effect. The additional provisions and limitations set forth below shall apply to the Term Note when the LIBO Rate is in effect.

            2.4.1. If the Bank shall, prior to any Effective Date, in good faith determine that it is unable to ascertain the LIBO Rate or either the Bank or any participating bank is unable to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a LIBO Rate Loan hereunder, the Bank shall forthwith give notice thereof to Borrower, whereupon until the Bank notifies Borrower that the circumstances giving rise to such unavailability no longer exist (which the Bank shall do upon receiving notice thereof), the Term Loan shall bear interest at the applicable rate as set forth in Section 2.2.2.

            2.4.2. The provisions of Sections 1.6.1(b) through (g) of this Agreement shall be applicable to the Term Note when and to the extent bearing interest at the LIBO Rate and the term "LIBO Rate Loan(s)" as used therein for purposes of this Section 2.4.2. will be deemed to refer to the Term Note and the principal balance thereof which bears interest at the LIBO Rate.

                                    SECTION 3

                                  GENERAL TERMS

      3.1. PAYMENTS. Borrower shall make all payments of principal, interest and additional compensation on each Note issued hereunder and Commitment Fees to the Bank as payee at the Bank's main office, 100 East Broad Street, Columbus, Ohio, in immediately available funds prior to 12:00 noon, on the date such payments shall become due in accordance with the terms hereof and of each Note.

      3.2. PAYMENT ON NON-BANKING DAYS. Subject to the provisions of Section 1.6.1(g), whenever any payment to be made hereunder shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in the computation of payment of interest hereunder or the Commitment Fees hereunder, as the case may be.

      3.3. SETOFFS. Upon the occurrence of any Event of Default, the Bank shall have the right to setoff against all obligations of Borrower to the Bank hereunder and under the Notes, whether matured or unmatured, all amounts owing to Borrower by the Bank, whether or not then due and payable, and all other funds or property of Borrower on deposit with or otherwise held by or in the custody of the Bank for the beneficial account of Borrower, except for deposit accounts that contain only (a) payroll funds, (b) employee benefit plan funds,
(c) tax deposits or (d) other funds which are not beneficially owned by Borrower. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note may exercise rights of setoff or counterclaim, and any other rights with respect to such participation, as fully as if the holder of the participation were a direct creditor of the Borrower in the amount of such participation.

      3.4. CAPITAL ADEQUACY. If, after the date hereof, there occurs any change in any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank, or any participating bank, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's, or the participating bank's, capital as a direct consequence of its obligations hereunder to a level below that which the Bank, or the participating bank, could have achieved but for such adoption, change or compliance (taking into consideration the Bank's, or participating bank's, policies with respect to capital adequacy) by an amount deemed by the Bank, or the participating bank, to be material, then, from time to time, within 15 days after demand by the Bank, Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. If Borrower is required to pay to the Bank any additional amounts pursuant to this Section 3.4, Borrower shall be entitled, upon giving the Bank not less than five days' written notice, in addition to its other rights, to prepay all or any portion of an outstanding Loan with respect to which such additional amounts are due, any provision herein contained to the contrary notwithstanding (all such prepayments shall be with interest accrued to the date of such prepayments). As a condition of such prepayments, Borrower shall promptly pay to the Bank upon the Bank's written request such amount or amounts as, in the reasonable judgment of the Bank, will compensate the Bank, or any participating bank, for such prepayment in accordance with the provisions of Section 1.6.1(e).

      3.5. FAILURE TO PAY; INTEREST AFTER MATURITY. Whenever any principal payment to be made on a LIBO Rate Loan shall become due and payable, whether or not at the stated maturity thereof, and Borrower fails to make such principal payment, the unpaid amount shall be deemed to be a Variable Rate Loan hereunder. Unpaid (a) interest on any Note, or (b) principal on any Loan, shall, after becoming due and payable, bear interest at the Prime Rate plus 1%. If any such unpaid payment represents the required payment to be made on a LIBO Rate Loan, Borrower shall be liable for all the costs, premiums, fees and penalties incurred by the Bank due to such non-payment pursuant to Section 1.6.1(e), which amounts shall be due and payable within 10 days after demand by the Bank and which amounts shall bear interest at the Prime Rate plus 1%.

                                    SECTION 4

                       CONDITIONS OF EXTENSIONS OF CREDIT

      The obligation of the Bank to make extensions of Credit to Borrower provided for hereunder shall be subject to the following conditions:

      4.1. CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. Prior to the initial extension of Credit hereunder, Borrower shall furnish to the Bank all of the following, each dated the date hereof (unless otherwise indicated) in form and substance satisfactory to the Bank:

            (a) Revolving Credit Note. A properly executed Revolving Credit Note, drawn to the order of the Bank in the principal amount of $75,000,000.

            (b) Security Agreement. A properly executed Third Amended and Restated Security Agreement in the form attached hereto as Exhibit 4.1(b) (the "Security Agreement").

            (c) Pledge Agreement. A properly executed Third Amended and Restated Pledge Agreement in the form attached hereto as Exhibit 4.1(c) (the "Pledge Agreement"), accompanied by appropriate stock certificates and stock powers.

            (d) Subsidiary Guaranties. Properly executed Third Amended and Restated Unconditional Guaranties of each Wholly-Owned Subsidiary in the form attached hereto as Exhibit 4.1(d) (each, a "Subsidiary Guaranty").

            (e) Subsidiary Security Agreements. Properly executed Third Amended and Restated Security Agreements of each Wholly-Owned Subsidiary in the form attached hereto as Exhibit 4.1(e) (each, a "Subsidiary Security Agreement").

            (f) Financing Statements. Copies of duly completed and executed Uniform Commercial Code financing statements or statements of assignment or statements of amendment
                                     12
with respect to the property covered by the Security Agreement, the Subsidiary Security Agreements and the Pledge Agreement, in proper form for filing in all jurisdictions in which such filing is necessary or appropriate to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges and Liens of the Bank in such property.

            (g) Liens and Other Searches. Results of record searches by a Person satisfactory to the Bank, of the Uniform Commercial Code filings which may have been filed with respect to the personal property of Borrower or the Subsidiaries in the state and county filing offices and real estate records in each of the jurisdictions requested by the Bank, and of judgment and tax Liens with respect to Borrower and each Subsidiary.

            (h) Borrowing Base Certificate. A Borrowing Base Certificate, duly executed and completed by the chief executive officer or chief financial officer of Borrower, setting forth the calculation of the Borrowing Base as of September 23, 1995 adjusted to reflect the Borrower's recent acquisition of certain stores in Maryland and Michigan.

            (i) Certified Resolutions of Borrower. A certified copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Notes, the Security Agreement and the Pledge Agreement.

            (j) Certified Resolutions of Subsidiaries. Certified copies of the resolutions of the Boards of Directors of each Wholly-Owned Subsidiary authorizing the execution, delivery and performance of the applicable Subsidiary Guaranties and Subsidiary Security Agreements.

            (k) Opinion of Counsel. The favorable opinion of counsel for Borrower ("Counsel"), which Counsel shall be acceptable to the Bank, addressed to the Bank in the form attached hereto as Exhibit 4.1(k).

            (l) Secretary's Certificates. Signed copies of certificates of the Secretary or Assistant Secretary of Borrower and each of the Wholly-Owned Subsidiaries which shall certify the names of the officers of each such company authorized to sign this Agreement, the Notes, the Security Agreement, the Pledge Agreement, the Subsidiary Guaranties, the Subsidiary Security Agreements, and the other documents or certificates to be executed and delivered pursuant hereto or thereto (the "Loan Documents"), together with the true signatures of such officers. The Bank may conclusively rely upon such certificates until it shall receive a further certificate of the Secretary or an Assistant Secretary of the applicable company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

      4.2. CONDITIONS PRECEDENT TO EXTENSIONS OF CREDIT. The obligation of the Bank to provide or extend any Credit hereunder shall be subject to the further condition precedent that, at the time of each Loan, Borrower shall be in compliance with all of the provisions, warranties and conditions contained in this Agreement (or, if not in compliance with the representations and warranties hereunder, such non-compliance is disclosed to the Bank before Borrower requests a Loan and the Bank waives the non-compliance), and there shall exist no Default or Event of Default as set forth in Section 8. Each borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such borrowing that the representations and warranties contained in Section 5 are then true and correct, and that Borrower is then in compliance with the covenants contained in Sections 6 and 7.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to the Bank, which representations and warranties will survive the execution and delivery of this Agreement and the Notes, as follows:

      5.1. ORGANIZATION AND GOOD STANDING. Borrower and each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

      5.2. DUE QUALIFICATION. Borrower and each Subsidiary is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to maintain such qualification, licenses or approvals would materially adversely affect (a) the interests of the Bank hereunder, (b) the ability of such companies to perform their obligations hereunder or under any document or agreement contemplated hereby or (c) the enforceability of this Agreement.

      5.3. POWER AND AUTHORITY; DUE AUTHORIZATION. Borrower and each of the Wholly- Owned Subsidiaries has all necessary power, authority and legal right to
(a) execute, deliver and perform the Loan Documents and (b) carry out the terms of the Loan Documents. Borrower and each of the Wholly-Owned Subsidiaries has duly authorized, by all necessary corporate action, the execution, delivery, and performance of this Agreement and the other Loan Documents to which such entity is a party.

      5.4. BINDING OBLIGATIONS. This Agreement constitutes, and each other Loan Document to which each such entity is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of Borrower and each Wholly-Owned Subsidiary enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      5.5. NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Loan Documents and the fulfillment of the terms hereof and thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, (i) the charter documents (e.g., Articles of Incorporation and Code of Regulations) of Borrower or any Subsidiary, or (ii) any material indenture (including, without limitation, the Indenture), loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or any Subsidiary is a party or by which it is bound, or (b) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties of Borrower or any Subsidiary which Lien has a material impact on the enforceability of the Loan Documents or the collectibility of amounts outstanding under the Loan Documents pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Loan Documents, or (c) violate any law or any order, rule, or regulation applicable to Borrower or any Subsidiary of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such entity or any of its properties.

      5.6. NO PROCEEDINGS. To the best of Borrower's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
(a) asserting the invalidity of this Agreement or any other Loan Document, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document, or (c) seeking any determination or ruling that might materially and adversely affect (i) the performance by Borrower or any Wholly-Owned Subsidiary of its obligations under this Agreement or any of the Loan Documents, or (ii) the validity or enforceability of this Agreement or any of the Loan Documents.

      5.7. GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower or any Wholly-Owned Subsidiary of this Agreement or any other Loan Document.

      5.8. FINANCIAL CONDITION. Borrower has furnished to the Bank audited consolidated financial statements including (a) an audited Consolidated balance sheet as at February 25, 1995 of Borrower; (b) an audited Consolidated statement of operations for the year ended February 25, 1995 of Borrower; (c) an audited Consolidated statement of shareholders' equity for the year ended February 25, 1995 of Borrower; and (d) an audited Consolidated statement of cash flow for the year ended February 25, 1995 of Borrower. Such financial statements are complete and correct and fairly present the Consolidated financial position of Borrower and the Subsidiaries as at such date and the Consolidated results of operations of Borrower and the Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since February 25, 1995, to the best of Borrower's knowledge, there has been no material adverse change in any such position, business or operations.

      5.9. LITIGATION. Except as set forth on Exhibit 5.9 hereto, no injunction, decree or other decision has been issued or made by any court, government or agency or instrumentality thereof that prevents, and, to the best of Borrower's knowledge, no threat by any Person has been made to attempt to obtain, any such decision (a) that involves this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby or (b) that Borrower reasonably believes will involve liabilities in excess of 10% of the Borrower's Tangible Net Worth at the time of determination.

      5.10. MARGIN ACTIVITY. Neither Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System as is now and may from time to time hereafter be in effect), and no part of the proceeds of any Loan hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any Indebtedness incurred for any such purpose.

      5.11. ACCURATE REPORTS. No material information, exhibit, financial statement, document, book, record or report furnished or to be furnished by Borrower to the Bank in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Bank at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

      5.12. TAX RETURNS AND PAYMENTS. Borrower and the Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon any of their properties, assets, income or franchises, other than those not yet delinquent and those being contested in good faith for which adequate reserves have been established in accordance with generally accepted accounting principles. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect to income taxes for all fiscal periods are adequate, and Borrower knows of no unpaid material assessment for additional income taxes for any fiscal period or of any basis therefor.

      5.13. TITLE TO PROPERTIES; LIENS. Borrower and the Subsidiaries have title to, ownership or other interests or rights sufficient to permit the use of all of their respective material properties and assets (including all material patents, trademarks, service marks, trade names, copyrights and licenses) necessary to the performance of the Agreement and the conduct of their Core Business, including the properties and assets reflected in the balance sheet of Borrower delivered pursuant to Section 5.8, except properties held under leases which are capitalized in accordance with generally accepted accounting principles consistently applied and except properties and assets disposed of since the date of such balance sheet in the ordinary course of business, and none of such properties or assets is subject to any Lien except Permitted Liens.

      5.14. ERISA. Without in any way limiting the scope of Section 5.5, neither Borrower nor any Subsidiary (a) has incurred any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"); (b) has incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by such company; nor (c) has had any tax assessed against it by the Internal Revenue Service for any alleged violation under
Section 4975 of the Internal Revenue Code.

      5.15. PATENTS, TRADEMARKS, ETC. Borrower and each Subsidiary own or have interests or rights in all the material patents, trademarks, service marks, trade names, copyrights and licenses, necessary for the conduct of the Core Business, without any known conflict with the rights of others except conflicts which would not materially and adversely affect the businesses of such companies.

      5.16. SUBSIDIARIES AND AFFILIATES. Borrower has no Subsidiaries or Affiliates except those set forth on Exhibit 5.16 attached hereto.

      5.17. INVESTMENTS. Except for Permitted Investments, neither Borrower nor any Subsidiary (a) is a general partner in any partnership or a member in any joint venture, (b) owns or holds the assets, stocks, bonds, notes or other securities other than as disclosed on Exhibit 5.16 or in the financial statements delivered to the Bank pursuant to Section 5.8, nor (c) is a party to any agreement relating to commodity futures, financial futures or similar investments.

      5.18. INSURANCE. All of the properties and operations of Borrower and the Subsidiaries of a character usually insured by Persons of established reputation engaged in the same or a similar business similarly situated are adequately insured, by reputable insurers duly licensed by appropriate state authorities against loss or damage of the kinds and in the amounts customarily insured against by such Persons; and Borrower and each Subsidiary carry, with such insurers in customary amounts, such other insurance, including public liability insurance, as is usually carried by Persons of established reputation engaged in the same or a similar business similarly situated. Without limiting the foregoing, the Borrower shall at all times: (a) furnish to the Bank, upon request, a statement of its insurance coverage, in form and detail satisfactory to the Bank; (b) require each policy of insurance to contain a provision whereby it cannot be canceled, amended or modified except after 30 days' prior written notice to the Bank; (c) require each policy of insurance covering any of the Collateral (as defined in the Security Agreement or any Subsidiary Security Agreement) to be written or endorsed so as to make losses, if any, payable to the Bank, in addition to the Borrower; and (d) require each policy of insurance covering any of the Collateral to contain an agreement by the insurer that any loss shall be payable to the Bank notwithstanding any act or negligence of the Borrower or any Subsidiary which might otherwise result in forfeiture of said insurance. If the Borrower fails to pay or cause to be paid the premium on any such insurance, the Bank may, in its sole discretion, do so for the account of the Borrower, and Borrower shall reimburse the Bank for the cost thereof on demand.

      5.19. ENVIRONMENTAL MATTERS. There are, to the best of Borrower's knowledge, no materials, presently located on any real property owned by, leased to or operated by Borrower or any Subsidiary, which are radioactive or which are toxic and which under federal, state or local law, statute, ordinance or regulations, or court or administrative order or decree, or private agreement for which Borrower or a Subsidiary is legally responsible for compliance (the "Environmental Requirements") or require special handling in collection, storage, treatment or disposal ("Hazardous Materials") which are not being handled in accordance with the Environmental Requirements and to the best knowledge of Borrower, no part of such real property has been contaminated by any Hazardous Materials.

      5.20. SOLVENCY. Borrower and the Subsidiaries are able to meet their debts as they become due. The present fair saleable value of the property and assets of Borrower and the Subsidiaries is greater than the amount required to pay all Indebtedness of Borrower and the Subsidiaries, including the Indebtedness incurred under this Agreement.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

      Until all Loans, amounts due or which could in the future become due under Letters of Credit and other sums due and owing under this Agreement to the Bank have been paid in full and Borrower no longer has any right to borrow or request Letters of Credit hereunder, Borrower covenants and agrees as follows:

      6.1. COMPLIANCE WITH LAWS, ETC. Borrower shall and shall cause each of the Subsidiaries to comply in all material respects with all applicable laws, rules, regulations and orders regarding its operations.

      6.2. PRESERVATION OF CORPORATE EXISTENCE. Except as provided in Section 7.7.1, Borrower shall and shall cause each of the Subsidiaries to preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (a) the interests of the Bank hereunder or (b) the enforceability of this Agreement or any of the Loan Documents. Borrower will engage and cause the Subsidiaries to engage primarily in the Core Business.

      6.3. AUDITS. Borrower shall and shall cause each of the Subsidiaries to, at any time and from time to time during regular business hours, upon at least two Banking Days notice, permit the Bank, or its agents or representatives, (a) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such company and (b) to visit the offices and properties of such company for the purpose of examining such materials described in clause (a) next above, and to discuss matters relating to such company's performance hereunder or such company's business, operations and financial condition with any of the officers or employees of such company having knowledge of such matters and who are then available. The costs of such examinations shall be borne by Borrower up to $10,000 in any fiscal year. Borrower agrees to use reasonable efforts to make such officers and employees available at such time or at another mutually agreeable time. In addition to the foregoing, Borrower agrees to allow the Bank to perform inventory audits by an independent accounting firm chosen by the Bank with respect to Borrower's and its Subsidiaries' retail stores; provided, however, that only one such audit shall be conducted in any 12 month period and that any such audit shall be with respect to up to one-half of such retail stores. The costs of such inventory audits shall be borne by Borrower up to $25,000 in any fiscal year.

      6.4. REPORTING REQUIREMENTS OF BORROWER. Borrower shall furnish to, or at the direction of, the Bank:

            (a) Monthly Financial Statements. Within 45 days after the last day of each of the first 11 months of each fiscal year of Borrower, (i) a Consolidated and Consolidating balance sheet of Borrower and the Subsidiaries as at the close of such period; (ii) a Consolidated and Consolidating statement of operations for Borrower and the Subsidiaries for such period and for the year to date; and (iii) a reconciliation of retained earnings on a Consolidated basis as at the close of such period; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified as complete and correct, subject to changes resulting from year-end adjustments, by the chief financial officer, chief executive officer or controller of Borrower.

            (b) Annual Financial Statements. Within 90 days after the end of each fiscal year of Borrower, a complete annual audit report, including (i) a Consolidated balance sheet of Borrower and the Subsidiaries as at the close of such period, (ii) Consolidated statements of operations, shareholders' equity and cash flow for such period and (iii) any management letters prepared in connection with such audit report, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by an unqualified opinion thereon of Ernst & Young or other independent auditors of recognized national standing selected by Borrower and acceptable to the Bank. In addition, Borrower shall furnish to, or at the direction of, the Bank, within 90 days after the close of each fiscal year (A) a Consolidating balance sheet of Borrower and the Subsidiaries as at the end of such period and (B) Consolidating statements of operations for such period; all in reasonable detail and based upon the audited Consolidated statements referred to above, prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified as complete and correct by the chief financial officer, chief executive officer or controller of Borrower.

            (c) Weekly Sales Reports. Within 10 days after the end of each week, a sales report reflecting, for the prior week and the year to date and for the comparable periods for the prior year, sales activity of each operating region of Borrower and each Subsidiary, all in form and substance satisfactory to the Bank.

            (d) Monthly Compliance Certificates. Concurrently with the delivery of the monthly and annual financial statements to be furnished pursuant to Sections 6.4(a) and (b) hereof, a certificate of the chief financial officer, chief executive officer or controller of Borrower which (i) states that, except as disclosed therein, such officer, after reasonable investigation, has no knowledge of any Event of Default or Default and (ii) sets forth, in summary form, calculations showing the financial status of Borrower (at the end of, or, in the case of incurrence tests, during, such accounting period) in respect of the restrictions contained in Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7.1(b), 7.9(b), 7.10 and 7.17 hereof.

            (e) Auditor's Certificate. Concurrently with the annual audit report called for by Section 6.4(b), a certificate prepared by the auditors stating that, except as disclosed therein, they have no knowledge of any Event of Default or Default with respect to the restrictions contained in Sections 7.1(b), 7.2, 7.3, 7.4, 7.5, 7.6, 7.9(b), 7.10 and 7.17 hereof.

            (f) Notice of Default. Promptly upon the chief executive officer, chief financial officer or chief accounting officer of Borrower obtaining knowledge thereof, a certificate identifying any Default or Event of Default, specifying the nature and period of the existence thereof and what action Borrower has taken, is taking, or proposes to take in respect thereof.

            (g) Reports. Promptly upon filing or distribution, copies of all material which Borrower or any Subsidiary sends to any class of its security holders or files with the Securities and Exchange Commission or any national securities exchange including, but not limited to, all registration statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, reports on Form 8-K, proxy material and reports to shareholders and any and all amendments thereof or supplements thereto.

            (h) Notice of Litigation. Promptly upon any executive officer of Borrower obtaining knowledge thereof, a certificate identifying any litigation, arbitration proceeding or administrative investigation, inquiry or other proceeding to which Borrower or any Subsidiary is or hereafter may become a party which may involve any risk of any material judgment or liability not fully covered by insurance or which may otherwise result in any materially adverse change in the business or assets or in the condition (financial or otherwise) of Borrower or any Subsidiary or which may impair the ability of Borrower or any Subsidiary to perform under this Agreement or any Loan Document.

            (i) Borrowing Base Certificate. Within 30 days after the end of each fiscal month, a Borrowing Base Certificate as at the end of such fiscal month.

            (j) Financial Plan. Within 60 days after the end of each fiscal year
(i) a financial plan of Borrower and the Subsidiaries consisting of a budget containing detailed financial projections for the then current fiscal year on a quarterly basis (including profit and loss statements, cash flow statements and balance sheets), in form and substance satisfactory to the Bank, such budget and projections to be accompanied by a certificate of the chief financial officer or controller of Borrower specifying the assumptions on which such budget and projections were prepared and stating that such officer has no reason to question the reasonableness of any such material assumptions; and (ii) a reasonably detailed discussion of the issues and strategies of management with respect to such financial plan.

            (k) Landlord Waivers. Immediately upon execution hereof, Borrower shall use its best efforts to obtain from those of its and its Subsidiaries' landlords who have not already provided one, in those jurisdictions where such landlords are given a statutory Lien superior to or pari passu with the Lien granted to the Bank under the Loan Documents, a Landlord's Waiver and Consent in the form attached hereto as Exhibit 6.4(k). From and after the execution hereof, Borrower shall, prior to entering into or assuming any obligations under a lease or permitting any Subsidiary to enter into or assume any obligations under a lease in those jurisdictions where landlords are given such a statutory Lien, obtain such a Landlord's Waiver and Consent.

            (l) Quarterly Reconciliation Statements. Within 45 days after the last day of each of Borrower's fiscal quarters, a reconciliation of Borrower's store closing and restructuring reserve, on a Consolidated basis as at the close of such period; in form and substance acceptable to the Bank and in reasonable detail.

            (m) Other Information. Promptly upon Bank's request any other information or report reasonably requested.

      6.5. USE OF PROCEEDS. Borrower shall use the loan proceeds disbursed pursuant to this Agreement to repay all Indebtedness owed to the Bank, including Indebtedness under that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated May 12, 1995 and the Second Amended and Restated Revolving Credit Note, dated May 12, 1995 executed thereunder, and for other legal and proper purposes.

      6.6. MAINTENANCE OF PROPERTIES AND INSURANCE. Borrower shall and shall cause each Subsidiary to (a) at all times have an ownership or other interest in all of its respective material properties and assets (including all material patents, trademarks, service marks, trade names, copyrights, licenses and rights in respect of the foregoing) sufficient to permit the use thereof necessary to the performance of this Agreement and the Loan Documents and the conduct of their Core Business including the property and assets reflected in the most recent balance sheet delivered to the Bank pursuant to Section 6.4 except property held under leases which are capitalized in accordance with generally accepted accounting principles consistently applied and except properties and assets disposed of since the date of such balance sheet in the ordinary course of business or otherwise in compliance herewith, (b) maintain in good repair, working order and condition all material properties used or useful in the business of Borrower and each Subsidiary and, from time to time, make all appropriate repairs, renewals and replacements thereof; and (c) maintain insurance upon their properties of such character and amounts as are usually maintained by companies engaged in like business; furnish to the Bank, upon request, a statement of its insurance coverage; and obtain additional insurance promptly upon the reasonable and prudent request of the Bank.

      6.7. PAYMENT OF TAXES AND CLAIMS. Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all taxes and assessments levied and assessed or imposed upon their properties or upon their income as well as all material claims which, if unpaid, might by law become a Lien upon their properties; provided, however, that nothing herein contained shall require Borrower or any Subsidiary to pay any such taxes, assessments or claims so long as such company shall in good faith contest the validity and stay the execution and enforcement thereof and establish and maintain any reserve required by generally accepted accounting principles consistently applied with respect thereto.

      6.8. PERFORMANCE OF CONTRACTS. Borrower shall, and shall cause each Subsidiary to, perform according to and comply with all of their agreements if non-performance thereof could materially adversely affect the business or credit of such company or could impair the ability of such company to perform this Agreement or any Loan Document; provided, however, that nothing herein contained shall require Borrower or any Subsidiary to so perform or comply with respect to any action as to which there exists a bona fide dispute, during the pendency and diligent prosecution of such dispute.

      6.9. ENVIRONMENTAL MATTERS. If at any time Borrower obtains notice that any real property owned by, leased to or operated by Borrower or any Subsidiary has located therein Hazardous Materials, Borrower shall, within 30 days after receipt of such notice, take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements; provided, however, that nothing herein contained shall require Borrower or any

Subsidiary to take any such actions so long as such company shall in good faith contest such notice and stay the execution and enforcement thereof.

      6.10. DEPOSITORY. Borrower shall and shall cause each Subsidiary to use the Bank as its primary corporate depository institution.

      6.11. SUBSIDIARIES. Prior to the creation of any Subsidiary or the acquisition by Borrower of additional stock of any existing Subsidiary, and in addition to any other requirements relating to such creation or acquisition, Borrower shall (a) notify the Bank of such act and supply the Bank with such financial and other information regarding such Subsidiary as the Bank may request, (b) cause the shares of stock of such Subsidiary not then subject to the Pledge Agreement to become subject to such Pledge Agreement and (c) if the creation or acquisition results in the creation of a Wholly-Owned Subsidiary, cause the Wholly-Owned Subsidiary to deliver a Subsidiary Guaranty and Subsidiary Security Agreement to the Bank.

      6.12. MANDATORY PREPAYMENTS. Subject to all other rights of Bank hereunder, including the right of approval, upon any one or more transfers of any portion of the assets of the Borrower or any Subsidiary, other than in the ordinary course of business, Borrower shall pay to the Bank, as a mandatory prepayment of amounts due or to become due hereunder, the aggregate Net Proceeds of such transfers in excess of $250,000 in any fiscal year. For purposes of this
Section 6.12, "Net Proceeds" shall mean the amount of any cash, the face amount of any obligation payable in cash and the fair market value of any non-cash consideration paid or payable to Borrower or any of its Affiliates in connection with such transaction less only Borrower's reasonable and reasonably documented direct, out-of-pocket expenses incurred directly in connection with such transaction. The Bank shall apply any such payments, first, against obligations arising with respect to the Term Loan, in the inverse order of maturity and, second, against obligations arising with respect to any Revolving Credit Loans. Any such payments which would, under the terms hereof, be applied against obligations arising with respect to LIBO Rate Loans or to the Term Note to the extent that a LIBO Rate applies thereto, shall be deemed to be pledged to the Bank for the payment of such obligations upon the expiration of the effective period of the applicable LIBO Rate and Borrower shall deliver to the Bank such evidence of such pledge (including payment of the amount of such Net Proceeds to the Bank in trust) as the Bank may require.

      6.13. MORTGAGE. Promptly upon Borrower or any Subsidiary obtaining title to real property located at 280 West Nine Mile, Ferndale, Michigan, Borrower will cause a first and exclusive mortgage on such property to be granted to Bank in such form and substance as is reasonably acceptable to Bank and will deliver to Bank such title insurance, environmental reports, surveys, opinions and other documents as Bank shall request in connection therewith.

                                    SECTION 7

                               NEGATIVE COVENANTS

      Until all Loans, amounts due or which could in the future become due under Letters of Credit and other sums due and owing under this Agreement to the Bank have been paid and Borrower no longer has the right to borrow or request Letters of Credit hereunder, Borrower covenants and agrees as follows:

      7.1. NEGATIVE PLEDGE. Borrower shall not, and shall not allow any Subsidiary to, without the prior written consent of the Bank:

           (a) Create, incur, assume or permit to continue any Lien on any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens; nor

           (b) Create, incur, assume or suffer to exist any Indebtedness except
(i) Indebtedness represented by the Notes; (ii) Subordinated Debt; (iii) Secured Indebtedness which is secured by Permitted Liens; (iv) unsecured Indebtedness owed by Borrower to any Subsidiary or owed by any Wholly-Owned Subsidiary to Borrower or another Subsidiary; and (v) up to $1,500,000 of unsecured Indebtedness currently owed by Borrower representing a portion of the purchase price payable by Borrower in connection with its acquisition of deep discount drug stores from its franchisees.

      7.2. TANGIBLE NET WORTH. Borrower shall not permit Tangible Net Worth at any time to be less than the amount set forth for the applicable period; provided, however, that each of the amounts of Tangible Net Worth set forth in the following schedule shall be automatically increased on and after the date of any issuance by Borrower of any Equity Security by an amount equal to 90% of any increase in Tangible Net Worth resulting solely from such issuance, if any:

----------------------------------------------------------------------
                   PERIOD                        TANGIBLE NET WORTH
----------------------------------------------------------------------
Date hereof until and including March 2, 1996        $51,000,000
----------------------------------------------------------------------
March 3, 1996 until and including March 1, 1997      $53,000,000
----------------------------------------------------------------------
March 2, 1997 until and including February 28, 1998  $58,000,000
----------------------------------------------------------------------
March 1, 1998 and thereafter                         $65,000,000
----------------------------------------------------------------------

For purposes hereof, "Equity Security" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, and any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

      7.3. MINIMUM CURRENT RATIO. Borrower shall not permit, at any time, the Consolidated Current Ratio of Borrower to be less than the amount set forth below for the applicable period.

"Consolidated Current Ratio" means the ratio of (a) Current Assets of Borrower (Consolidated) to (b) Current Liabilities of Borrower (Consolidated).

-----------------------------------------------------------------
                     PERIOD                           RATIO
-----------------------------------------------------------------
Date hereof until and including March 31, 1996      1.35:1.00
-----------------------------------------------------------------
April 1, 1996 and thereafter                        1.50:1.00
-----------------------------------------------------------------

      7.4. UNSUBORDINATED LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall not permit, at any time, the ratio of (a) Consolidated Unsubordinated Liabilities to (b)(i) Tangible Net Worth plus (ii) Subordinated Debt to be more than the amount set forth below for the applicable period..

-----------------------------------------------------------------
                     PERIOD                           RATIO
-----------------------------------------------------------------
Date hereof until and including March 31, 1996      1.60:1.00
-----------------------------------------------------------------
April 1, 1996 until and including March 1, 1997     1.50:1.00
-----------------------------------------------------------------
March 2, 1997 and thereafter                        1.15:1.00
-----------------------------------------------------------------

      7.5. LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall not permit the ratio of Borrower's Consolidated Liabilities to Tangible Net Worth to be more than 4.25:1.00 at any time from the date hereof to and including March 31, 1996 or more than 3.7:1.00 at any time thereafter.

      7.6. INCOME AVAILABLE FOR FIXED CHARGES TO FIXED CHARGES RATIO. Borrower shall not permit the ratio of Borrower's Consolidated Income Available for Fixed Charges to Borrower's Consolidated Fixed Charges at the end of any fiscal quarter for the four fiscal quarters then ended to be less than the relevant ratio set forth in the following schedule:

-----------------------------------------------------------------
                     PERIOD                           RATIO
-----------------------------------------------------------------
Date hereof until and including March 1, 1997       1.05:1.00
-----------------------------------------------------------------
March 2, 1997 and thereafter                        1.10:1.00
-----------------------------------------------------------------

      7.7.  MERGERS, ACQUISITIONS, SALES, ETC.

            7.7.1. Borrower shall not, and shall not allow any Subsidiary to,
(a) be a party to any merger or consolidation, or (b) purchase or otherwise acquire (i) all or substantially all of the assets or any stock of any class of, or (ii) any partnership or joint venture interest in, any other Person, except for Permitted Investments and except for any merger of any Subsidiary into Borrower provided that Borrower shall be the continuing or surviving corporation and, after giving effect to such merger, no Event of Default or Default shall exist hereunder.

            7.7.2. Borrower shall not, and shall not allow any Subsidiary to, sell, transfer, convey or lease all or any substantial part of its assets, including the stock of any Subsidiary, except in the ordinary course of business.

      7.8. LOANS, ETC. Borrower shall not, and shall not allow any Subsidiary to, make any loan, advance or capital contribution to or investment in or with any Person, except (a) Permitted Investments, (b) loans or advances of Borrower to Wholly-Owned Subsidiaries or (c) loans or advances (up to an aggregate at any one time outstanding not exceeding $2,000,000 on a Consolidated basis) to Persons other than Wholly-Owned Subsidiaries; provided that the conversion of delinquent open account royalty receivables to notes receivable shall not be deemed to constitute a loan or advance for purposes of this Section 7.8. Any such notes receivable shall constitute additional collateral under the Security Agreement and Subsidiary Security Agreements and shall be delivered to the Bank
(i) upon the Borrower's or any Subsidiary's receipt thereof if in a face amount of $500,000 or more or (ii) upon the Bank's request if in a face amount of less than $500,000.

      7.9. CONTINGENT OBLIGATIONS. Borrower shall not, and shall cause the Subsidiaries to not, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any one or more Persons other than (a) guaranties by Borrower of obligations of Wholly-Owned Subsidiaries; (b) guaranties by Borrower of obligations of Affiliates and Subsidiaries, other than Wholly-Owned Subsidiaries, which are engaged in the Core Business up to an aggregate amount of $1,000,000 for the amount of all such guaranties at any one time outstanding on a Consolidated basis; (c) guaranties by Subsidiaries of obligations of Borrower; (d) guaranties by Borrower of real estate lease obligations for stores closed by Borrower and leased by the landlord thereof to unrelated Persons so long as the aggregate rentals payable under any such guaranty do not exceed the amount payable under the original lease of Borrower which was terminated simultaneously with the execution of the guaranty; and (e) guaranties by Borrower of obligations of unrelated Persons up to an aggregate amount of $100,000 for the amount of all such guaranties at any one time outstanding on a Consolidated basis.

      7.10. DIVIDENDS, PURCHASES AND PREPAYMENTS. Borrower shall not, and shall not permit any Subsidiary to, (a) declare or pay any dividends on, or make any distribution with respect to, any shares of its capital stock of any class (except in shares of such capital stock), (b) purchase, redeem or otherwise acquire for a consideration any shares of its capital stock of any class, nor
(c) prepay, purchase, redeem or otherwise acquire any of its Subordinated Debt; provided, however, that Wholly-Owned Subsidiaries shall not be restricted by the provisions of this Section 7.10 from paying cash dividends to Borrower.

      7.11. TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not allow any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and upon fair and reasonable terms no less favorable to Borrower than would obtain in an arm's length transaction with a Person not an Affiliate of Borrower.

      7.12. SUBORDINATED DEBT. Borrower shall not permit the modification, waiver or amendment of any of the terms of its Subordinated Debt.

      7.13. SOLVENCY. Borrower shall not, and shall not allow any Subsidiary to, make any transfer of an interest in property or incur any obligation if such company:

            (a) made such transfer or incurred such obligation with actual intent to hinder, delay, or defraud any Person to which such company was, or became, indebted on or after the date such transfer was made or such obligation was incurred; or

            (b) (i) received less than a reasonably equivalent value in exchange for such transfer or obligation; and

                  (ii) (A) was insolvent on the date that such transfer was made or such obligation was incurred, or became insolvent as a result of such transfer or obligation;

                       (B) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with such company was an unreasonably small capital; or

                       (C) intended to incur, or believed that such company would incur, Indebtedness that would be beyond such company's ability to pay as it matured;

provided, however, that the provisions of this Section 7.13 shall not be deemed to have been violated by reason of the transactions contemplated hereby.

      7.14. ERISA. Borrower shall not, and shall not allow any Subsidiary to,
(a) incur any material accumulated funding deficiency within the meaning of ERISA; (b) incur any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by such company; nor (c) have any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code.

      7.15. SALE/LEASEBACKS. Borrower shall not, and shall not allow any Subsidiary to, enter into any agreement with any Person providing for the leasing by such company of real or personal property which has been or is to be sold or transferred by such company to such Person or of real or personal property intended to be used for substantially the same purpose as the property sold or transferred by such company; provided, however, that all real or personal property which is purchased after the date hereof for the express purpose of a later sale and leaseback transaction shall be exempt from the foregoing prohibition if (a) Borrower notifies Bank of such purchase by the date that is 30 days after the later of (i) the purchase of such asset or (ii) the determination by the Borrower that such asset is to be the subject of a sale and leaseback and (b) Bank grants its prior approval to the terms of the sale and leaseback.

      7.16. ACCOUNTS RECEIVABLE. Borrower shall not, and shall not allow any Subsidiary to, discount or sell any of its notes or accounts receivable.

      7.17. CAPITAL EXPENDITURES. Borrower will not permit the aggregate amount of Capital Expenditures made by Borrower and the Subsidiaries during any fiscal year to exceed $7,000,000. To the extent that Capital Expenditures in any fiscal year or stated period are less than the permitted amount (without giving effect to any adjustment allowed pursuant to this sentence), the permitted amount of Capital Expenditures for the next succeeding fiscal year only shall be increased by the amount of such difference.

                                    SECTION 8

                         EVENTS OF DEFAULT AND REMEDIES

      If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Principal and Letter of Credit Payments. Borrower shall default
      (i) in the payment of the principal of the Notes when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise (including any payment due pursuant to Section
      1.8 as a result of any Borrowing Base deficiency or pursuant to Section
      6.12 as a mandatory prepayment) or (ii) in the payment of any reimbursement to the Bank for amounts paid on any draft drawn under a Letter of Credit issued hereunder;

            (b) Interest Payments and Fees. Borrower shall default in the payment of interest on the Notes or any additional amount due hereunder or thereunder, when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, provided such default shall continue for a period of five days;

            (c) Representations and Warranties. Any representation or warranty made by Borrower in this Agreement, any Borrowing Base Certificate, report, certificate, financial statement or other instrument furnished in connection with this Agreement or the Loans shall prove to be false or misleading in any material respect;

            (d) Special Covenants. Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement in Section 6.4(a),
      (b) or (i) or Section 7 of this Agreement or the Bank shall fail (other than by reason of the act or omission of Bank) to have a valid, enforceable and perfected Lien upon all the collateral as provided in the Security Agreement and each Subsidiary Security Agreement, first and prior to all other Liens other than Permitted Liens;

            (e) Other Covenants. Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement (other than those mentioned in Section 6.4(a), (b) or (i) or Section 7) to be observed or performed pursuant to the terms hereof, provided such default shall continue unremedied for 30 days after written notice thereof to Borrower by the Bank;

            (f) Cross Default. (i) Borrower or any Subsidiary shall default with respect to any Indebtedness other than Indebtedness represented by the Notes; (ii) any event or condition shall occur which enables the holder of any Indebtedness (other than Indebtedness represented by the Notes) or any Person acting on such holder's behalf to accelerate the maturity thereof, or (iii) the holder of any Indebtedness other than Indebtedness represented by the Notes shall accelerate the maturity of such Indebtedness; provided, however, that no Default under this Section 8(f) shall be deemed to occur where the amount, individually or in the aggregate, of such Indebtedness does not exceed $500,000;

            (g) Judgments. One or more judgments from which no appeal may be taken or with respect to which the time to appeal has expired for the payment of money in excess of $500,000 shall be rendered against Borrower and the Subsidiaries in the aggregate and the same shall remain undischarged for a period of 30 consecutive days during which the execution shall not be effectively stayed;

            (h) Bankruptcy, Etc. Borrower or any Subsidiary shall (i) make an assignment for the benefit of, or enter into any composition or arrangement with, creditors; (ii)(A) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator for it or any of its property, or (B) authorize such application or consent, or (C) proceedings seeking such appointment shall be commenced against such company without authorization, consent or application, and shall have not been discharged within 60 days of such commencement; (iii)(A) authorize or file a voluntary petition in bankruptcy, suffer an order for relief under any federal bankruptcy law or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or (B) authorize such application or consent, or proceedings to such end shall be instituted against such company without its authorization, application or consent and shall not be discharged within 60 days of the institution thereof; (iv) permit or suffer all or any part of its properties to be sequestered, attached, or subjected to a Lien through any legal proceeding or distraint which is not discharged within 60 days of the commencement thereof; or (v) generally not pay its debts as such debts become due;

            (i) Reorganization, Receiver, Etc. An order, judgment or decree shall be entered without the application, approval or consent of Borrower or any Subsidiary by any court of competent jurisdiction, approving a petition seeking reorganization of such company or appointing a receiver, trustee or liquidator of such company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days;

            (j) ERISA. A Reportable Event (as defined in ERISA) shall have occurred with respect to any Plan (as defined therein) of Borrower or any Subsidiary and, within 30 days after the reporting of such Reportable Event to the Bank, the Bank shall have notified Borrower in writing that
      (i) it has made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United

      States District Court of a trustee to administer such Plan; and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan;

            (k) Change in Control. Any Person or group of Persons acting in concert, other than David Kriegel or John B. Gerlach, acquires beneficial interest in 25% or more of any class of the outstanding voting securities of Borrower; or

            (l) Collateral Default. Any default (other than those otherwise mentioned in this Section 8) shall occur pursuant to the terms of any of the Loan Documents other than this Agreement and such default continues after the longer of 30 days or any cure period provided in such Loan Document;

then (A) the Bank, at any time thereafter during the continuance of any such Event of Default specified above (other than in Section (h) or (i)), may, by written notice to Borrower, terminate the Commitment (if still in existence), and declare the entire principal amount of the Notes to be due and payable forthwith, whereupon the Notes, including all principal and interest and all other amounts payable hereunder or thereunder, shall forthwith become due and payable; and (B) automatically upon the occurrence of any of the events specified in Section (h) or (i), the Commitment shall terminate (if still in existence) and the Notes shall become immediately due and payable, in either case without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or the Loan Documents to the contrary notwithstanding.

                                    SECTION 9

                                  PARTICIPATION

      The Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it or any Loan made or to be made by it hereunder. Notwithstanding any other provision hereof to the contrary, the Bank shall have no obligation to advance any funds in connection with the Term Loan or any Revolving Credit Loan in excess of the Bank's pro rata share of the Term Loan or such Revolving Credit Loan under any then existing participation arrangements with any participating Persons until and unless the Bank has received from each such participating Person an amount equal to such participating Person's pro rata share of such advance. Borrower acknowledges and agrees that Bank may deliver copies of the Loan Documents to any such participating Persons and may disclose and deliver to such participating Persons any other information or documentation as it may receive on behalf of Borrower hereunder.

                                   SECTION 10

                                   DEFINITIONS

      10.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified:

            "Affiliate" with respect to any Person means each Person that, directly or indirectly (through one or more intermediaries or otherwise), controls, is controlled by, or is under common control with such Person, but, when used with respect to Borrower, such term shall exclude Subsidiaries.

            "Agreement" is defined in the preamble.

            "Bank" is defined in the preamble.

            "Banking Days" means days other than Saturdays, Sundays and other legal holidays or days on which the principal office of the Bank is closed.

            "Borrower" is defined in the preamble.

            "Borrowing Base" means, as at the date of determination thereof, (a) 40% of the aggregate amount of Eligible Inventory from the date hereof until and including the Reduction Date or (b) 35% of the aggregate amount of Eligible Inventory thereafter.

            "Borrowing Base Certificate" means a certificate of the chief executive officer, chief financial officer or controller of Borrower in the form of Exhibit 6.4(i) attached hereto setting forth the calculation of the Borrowing Base.

            "Borrowing Date" is defined at Section 1.4.2(a).

            "Capital Expenditures" means, as to any Person, for any period, expenditures (including the aggregate amount due under capital leases incurred during such period but excluding such amount under capital leases of assets the inclusion of which would cause such amount to be double counted for such period) made by such Person to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) during such period, computed in accordance with generally accepted accounting principles applied on a basis consistent with those used in making the calculations for purposes of determining compliance with the provisions of this Agreement.

            "Closing" means the closing of the transactions described herein at the offices of Schwartz, Kelm, Warren & Ramirez, 41 South High Street, Suite 2300, Columbus, Ohio.

            "Commitment" is defined at Section l.1.2.

            "Commitment Fee" is defined at Section 1.3.1.

            "Consolidated" means reports or accounts of Borrower and its Subsidiaries consolidated in accordance with generally accepted accounting principles applied on a consistent basis.

            "Consolidated Current Ratio" is defined at Section 7.3.

            "Consolidating" means financial statements which present individual financial statements for (a) each of Borrower's Mid-Atlantic, Midwest, Northeast, Southeast, Western, Cincinnati, Detroit and Baltimore districts and
(b) each additional district which may be added by Borrower or any Subsidiary after the date hereof, together with all entries required by generally accepted accounting principles for the elimination of intercompany accounts.

            "Core Business" means the ownership and operation of deep discount drugstores.

            "Counsel" is defined at Section 4.1(k).

            "Credit Amount," "Credit" or "Credits" means credit extended by the Bank to Borrower pursuant to the provisions of this Agreement, whether in the form of Loans, Letters of Credit or otherwise.

            "Current Assets" means all assets which may properly be classified as current assets in accordance with generally accepted accounting principles applied on a consistent basis, except that amounts due from unconsolidated Subsidiaries and Affiliates shall be excluded.

            "Current Liabilities" means all Liabilities as may properly be classified as current Liabilities in accordance with generally accepted accounting principles applied on a consistent basis, and the principal amount of all Revolving Credit Loans which are outstanding hereunder but shall not include up to $3,980,000 in reserves reasonably established by the Borrower in November 1994 in connection with the Disposition.

            "Debenture" means any of the $49,421,000 in aggregate principal amount of Borrower's outstanding 7-3/4% Convertible Subordinated Debentures due October 1, 2014 issued pursuant to the Indenture.

            "Default" means any condition or event which constitutes an Event of Default or which would become an Event of Default with the giving of notice or lapse of time or both (unless cured or waived).

            "Disposition" means, collectively, (a) the transfer of Borrower's stores numbered 702, 703, 706, 709, 710, 713 and 730 located in Virginia and Maryland to Melville Corp.'s CVS drugstore unit on or before November 19, 1994;
(b) the closing of Borrower's stores numbered 701, 711, 715, 719, 721, 722, 723, 724, 725, 726, 727 and 728 located in Virginia and Maryland on or before March 31, 1995; (c) the closing of Borrower's stores numbered 704, 705, 714, 718 and 729 in the Washington, D.C. market on or before March 2, 1997; and (d) the closing of Borrower's stores numbered 52 and 53 in the Indianapolis market on or before May 31, 1995.

            "EBITR" means, for any period, Income Available for Fixed Charges with respect to such period adjusted (with respect to any period ending on or before November 30, 1995 only) so as not to include any loss derived from the stores disposed of or closed pursuant to the Disposition.

            "Effective Date" is defined at Section 2.2.3.

            "Eligible Inventory" means, at any time, without duplication, the aggregate cost (net of all reserves other than LIFO reserves) to Borrower of Inventory owned exclusively by Borrower or any of its Wholly-Owned Subsidiaries as determined on a FIFO basis in accordance with generally accepted accounting principles consistently applied less the sum of (a) 285% of the aggregate outstanding balance of the Term Loan plus (b) the face amount of all guaranties then outstanding as authorized by Section 7.9(b); provided, however, that there shall be excluded from Eligible Inventory (i) all Inventory which is customarily dispensed to the consumer through a pharmacy only with a doctor's prescription;
(ii) all Inventory in transit; and (iii) any Inventory which is not the subject of a first perfected security interest and Lien of the Bank.

            "Environmental Requirements" is defined at Section 5.19.

            "ERISA" is defined at Section 5.14.

            "Euro Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the actual reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rates on LIBO Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents).

            "Eurocurrency" means any currency (a) for which a Rate of Exchange Available to the Bank exists and (b) an established, stable trading market in the currency exists.

            "Eurodollar" means the United States dollars loaned under a LIBO Rate Loan.

            "Events of Default" is defined at Section 8.

            "Fixed Charges" means, for any period, the sum of (a) gross interest expense incurred during such period and (b) gross rental expense incurred during such period with respect to non-capitalized leases, all as determined in accordance with generally accepted accounting principles, applied on a consistent basis.

            "Hazardous Materials" is defined at Section 5.19.

            "Income Available for Fixed Charges" means, for any period, the sum of Consolidated Net Income before income taxes and the amount of any LIFO provision incurred during such period, determined in accordance with generally accepted accounting principles consistently applied, plus Fixed Charges, but shall not include a charge of up to $11,850,000 reasonably taken by the Borrower in November 1994 in connection with the Disposition.

            "Indebtedness" means any Liabilities representing obligations for borrowed money or the deferred purchase price of property or services (except accruals and trade accounts payable arising in the ordinary course of business) including, without limitation, capitalized lease obligations, and Liabilities similar to the foregoing of other Persons which are secured by a Lien on any asset of Borrower or any Subsidiary, or guaranteed directly or indirectly by any of them.

            "Indenture" means that certain indenture dated as of October 5, 1989 between the Borrower and The Huntington National Bank as trustee.

            "Inventory" means finished goods owned by Borrower held for sale in the ordinary course of business of Borrower.

            "Letter of Credit" means a commercial letter of credit issued hereunder by the Bank as a Loan pursuant to this Agreement on behalf of Borrower. "Letter of Credit" shall specifically not include stand-by letters of credit and the Bank is under no obligation to issue stand-by letters of credit to Borrower hereunder.

            "Liabilities" as applied to any Person, means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings and amounts attributable to minority interest, if any) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined, including specifically capitalized lease obligations and (b) all obligations secured by any Lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed (excluding non-capitalized leases which may amount to title retention agreements) and (c) 40% of any LIFO reserves as of the date of determination.

            "LIBO Banking Days" means days which are both Banking Days and London Banking Days.

            "LIBO Fixed Charge Coverage Ratio" means the ratio described in clause (a) of the definition of "LIBO Rate Period", below.

            "LIBO Rate" means, as of the date of each LIBO Rate Loan, the rate of interest (rounded upward, if necessary, to the next highest 1/16th of 1%) at which the Bank was offered deposits in United States dollars in the London Interbank LIBO Market on the second London Banking Day preceding the date of such LIBO Rate Loan for delivery on the date of such LIBO Rate Loan, for deposits for a like period as such LIBO Rate Loan and in an amount equal to the amount of such LIBO Rate Loan plus (a) either (i) 2.5% or (ii) 2.25% in the case of a LIBO Rate Loan made during a LIBO Rate Period when the most recent quarterly financial statements of Borrower indicate both (A) a LIBO Fixed Charge Coverage Ratio of 1.20:1.00 or greater and

(B) a LIBO Senior Leverage Ratio of 1.5:1.0 or less and (b) any additional costs provided for in Section 1.5.4.

            "LIBO Rate Loan" is defined at Section 1.4.1.

            "LIBO Rate Period" means any period from and after the Reduction Date during which the most recent quarterly financial statements of Borrower indicate both (a) a ratio of EBITR to Fixed Charges for the four fiscal quarters then ended of greater than 1.10:1.00 and (b) a ratio of (i) the sum of total Consolidated Unsubordinated Liabilities to (ii) the sum of Consolidated Tangible Net Worth plus Subordinated Debt plus 60% of any LIFO reserve of less than 2.0:1.0. Notwithstanding the foregoing, a date shall not be deemed to be included in a LIBO Rate Period if more than 45 days have then elapsed from the end of Borrower's then most recent fiscal quarter and Borrower has not yet delivered to the Bank its quarterly financial statements for such fiscal quarter.

            "LIBO Senior Leverage Ratio" means the ratio described in clause (b) of the definition of "LIBO Rate Period", above.

            "Lien" means a security interest, charge, or encumbrance, or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for any customer of Borrower in connection with any bankruptcy proceeding or (b) an unfiled lien for taxes accrued but not yet payable.

            "Loan Documents" are defined at Section 4.1(l).

            "Loan" means a loan made by the Bank pursuant hereto evidenced by the Notes.

            "London Banking Days" means days on which dealings are carried out in the London Interbank Market.

            "Maturity Date" is defined at Section 1.1.1.

            "Net Income" means for any period the Consolidated net income (deficit) of Borrower during such period as determined in accordance with generally accepted accounting principles consistently applied.

            "Net Proceeds" is defined at Section 6.12.

            "Notes" is defined at Section 2.1.

            "Permitted Investments" means any of the following to the extent such investment does not violate the covenants set forth in Section 7 of this Agreement on or after the date such investment is made:

                  (a) commercial paper issued by the Bank or certificates of deposit issued, or other time deposit accounts offered, by the Bank or any Affiliate of the Bank;

                  (b) marketable direct obligations issued by the United States of America maturing within one year from the date of acquisition thereof;

                  (c) commercial paper maturing no more than one year from the date of creation thereof and having as at any date of determination a rating of at least A-1 (or its equivalent) from Standard & Poor's Corporation or P-1 (or its equivalent) from Moody's Investor's Service, Inc.;

                  (d) existing investments in the Subsidiaries;

                  (e) the purchase of all or a portion of the assets of a
            Person so long as (i) the assets acquired are used solely in the Core Business, (ii) the cumulative aggregate consideration paid for all such assets purchased hereunder in any fiscal year does not exceed $1,000,000 and (iii) the Bank is notified in writing of each such purchase 30 days in advance.

            "Permitted Liens" means any of the following:

                  (a) Liens securing (i) taxes, assessments, fees or other
            governmental charges or levies, or securing the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons or (ii) Permitted Investments, to the extent the Lien thereon arises by operation of law;

                  (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security and other similar laws or (ii) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the purchase price of property or services;

                  (c) Reservations, exceptions, easements, leases and other
            similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially interfere with their use in the ordinary course of Borrower's or any Subsidiary's business;

                  (d) Liens in favor of the Bank;

                  (e) Liens securing purchase money obligations respecting
            personal property of Borrower and the Subsidiaries and capitalized leases for an aggregate amount not in excess of $6,000,000 at any one time outstanding on a Consolidated basis so long as such Liens apply only to the personal property being purchased or leased and do not attach to Inventory; and

                  (f) Liens securing the existing mortgage of MetLife Capital on real property used as Borrower's headquarters located at 155 Hidden Ravines Drive, Powell, Ohio and fixtures thereon (but not personal property of any type appurtenant thereto or used in connection therewith) incurred by Borrower provided that the aggregate amount of Indebtedness of Borrower secured thereby does not exceed $1,400,000 at any one time outstanding.

            "Person" means any individual, partnership, corporation, trust, unincorporated organization, government or any department or agency thereof or any other entity.

            "Pledge Agreement" is defined at Section 4.1(c).

            "Prime Rate" means the rate published or announced by the Bank as its "Prime Rate" which rate may not be the Bank's lowest rate.

            "Rate of Exchange Available to the Bank" means (a) whenever an exchange rate applies to voluntary borrowings by Borrower, the rate of exchange of United States dollars to a Eurocurrency, as quoted to the Bank from brokers, traders or other Persons who make such quotations, or (b) whenever an exchange rate applies to a situation other than a voluntary borrowing by Borrower, the rate of exchange as between Eurocurrency and United States dollars, in the following order of preference: (i) from correspondents, principals, brokers, traders or other Persons with whom the Bank regularly conducts business, (A) as offered to and accepted by the Bank for transactions hereunder and for other customers or for its own account; (B) as offered to the Bank; (ii) from brokers, traders, or other Persons who make such quotations in the ordinary course of their business (A) as offered to and accepted by the Bank for transactions hereunder and for other customers or for its own account; (B) as offered to the Bank.

            "Redemption" means the Borrower's redemption of certain of the Debentures.

            "Reduction Date" is defined at Section 1.1.2.

            "Request Date" means the day three LIBO Banking Days before the Borrowing Date of a LIBO Rate Loan.

            "Revolving Credit Loan" means a Loan made by the Bank pursuant hereto evidenced by the Revolving Credit Note.

            "Revolving Credit Note" is defined at Section 1.5.1.

            "Security Agreement" is defined at Section 4.1(b).

            "Subordinated Debt" means the principal sum of unsecured Indebtedness of Borrower maturing more than 12 months from the date of determination thereof that is subordinated to all Loans and other amounts owed under this Agreement on terms acceptable to the Bank and shall include the Debentures so long as the same shall not have been amended and their maturity date is more than 12 months from the date of determination.

            "Subsidiary" means any corporation at least 51% of the outstanding voting stock of which shall, at the time as of which any determination is being made, be owned, directly or indirectly, by Borrower.

            "Subsidiary Guaranty" is defined at Section 4.1(d).

            "Subsidiary Security Agreement" is defined at Section 4.1(e).

            "Tangible Net Worth" means the total of the capital stock (net of treasury stock), paid in surplus, retained earnings (deficit) and 60% of the Borrower's LIFO reserve, as determined in accordance with generally accepted accounting principles consistently applied, minus the following items (without duplication of deductions), if any, appearing on the Consolidated balance sheet of Borrower:

                  (a) all deferred charges (net of amortization);

                  (b) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as goodwill, unamortized debt discount and expense and corporate organization expenses, treasury stock, trademarks, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses and rights with respect to the foregoing; and

                  (c) write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition.

            "Term Loan" is defined at Section 2.1.

            "Term Note" is defined at Section 2.1.

            "Termination Date" is defined at Section 2.2.1.

            "Trade Date" means, regarding LIBO Rate Loans, the day two LIBO Banking Days before the Borrowing Date or the Effective Date.

            "Unsubordinated Liabilities" means all Liabilities of Borrower and its Subsidiaries less Subordinated Debt.

            "Variable Rate Loan" is defined at Section 1.4.1.

            "Wholly-Owned Subsidiary" means a Subsidiary, all of the voting stock (other than directors' qualifying shares) of which and all other stock and equity securities of which are owned, directly or indirectly, by Borrower.

      10.2.  ACCOUNTING TERMS.   All accounting terms not specifically defined
herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of Borrower as of the date hereof.

                                   SECTION 11

                                  MISCELLANEOUS

      11.1. TERM OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Bank of the Loans and the execution and delivery to the Bank of the Notes and shall continue in full force and effect until the Termination Date, the Maturity Date, the termination of the Commitment or the payment in full of all amounts due hereunder, whichever is latest. Whenever in this Agreement either of the parties is referred to, such reference shall include the successors and assigns of such party; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      11.2. NOTICES. Notices, demands and communications shall be deemed to have been properly given to Borrower when faxed to (614) 548-6541 or deposited in the United States mail, registered or certified, postage prepaid, and addressed to Borrower at 155 Hidden Ravines Drive, Powell, Ohio 43065, Attention: Chief Executive Officer, or hand delivered to the same address. Any communication to the Bank shall be deemed properly given if faxed, hand delivered or similarly mailed as follows:

                              Bank One, Columbus, NA
                              Commercial Loan Department
                              100 East Broad Street
                              Columbus, Ohio 43271-0170
                              Fax:  (614) 248-5518

      11.3. NO IMPLIED WAIVERS. No delay on the part of the Bank in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the Bank would otherwise have.

      11.4. AMENDMENTS, MODIFICATIONS, ETC. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

      11.5. APPLICABLE LAW. This Agreement and the Notes shall be deemed to be contracts made under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of such state.

      11.6. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

      11.7. EXPENSES. All fees, costs or expenses, including reasonable fees and expenses of outside legal counsel incurred by the Bank or any Persons participating in the Loans pursuant to Section 9, in connection with the preparation, administration, amendment, modification or enforcement of the Agreement shall be paid by Borrower on demand.

      11.8. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument. Complete sets of counterparts shall be lodged with Borrower and the Bank.

      11.9. ENTIRE AGREEMENT. The Loan Documents set forth the entire understanding between the parties concerning the subject matter thereof and incorporate all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Agreement other than those set forth in the Loan Documents. No representation or warranty has been made by or on behalf of any party to the Loan Documents (or any officer, director, employee or agent thereof) to induce the other parties to enter into the Loan Documents or to abide by or consummate any transactions contemplated by any term of the Agreement, except representations and warranties, if any, expressly set forth or referred to in the Loan Documents. Nothing expressed or implied in any of the Loan Documents is intended or shall be construed to confer upon or give any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of the Loan Documents.

     11.10. HEADINGS. Headings of the sections of this Agreement are for convenience only and shall not affect the construction of this Agreement.

     11.11. EFFECTIVE DATE. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties.

     11.12. CONFESSION OF JUDGMENT. Borrower hereby authorizes any attorney at law to appear for Borrower, in an action on the Agreement, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against Borrower and to confess judgment in favor of the holder of the Agreement or the party entitled to the benefits of the Agreement against Borrower for the amount that may be due, with interest at the rate herein mentioned and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

      11.13. TIME. Unless otherwise stated, all time references set forth herein are stated in Columbus, Ohio time.

      11.14. CONSENT TO JURISDICTION; SERVICE. As a specifically bargained inducement for the transactions set forth herein, the parties hereto specifically agree that any action, suit or proceeding in respect of or arising from or out of this Agreement, its validity or performance, shall be initiated and prosecuted as to all parties and their successors and assigns at Columbus, Ohio except to the extent that such exclusive jurisdiction would be inconsistent with the Bank's exercise of its rights under Section 11.12 hereof. The parties hereto consent to and submit to the exercise of jurisdiction over their person by any court situated at Columbus, Ohio, including without limitation the United States District Court for the Southern District of Ohio and having jurisdiction over the subject matter hereof and the Borrower hereby irrevocably appoints and designates CT Corporation System its current agent for service of process in the State of Ohio (the "Agent") as its true and lawful attorney in fact and duly authorized agent for service of legal process and agrees that service of such process upon such attorney in fact shall constitute personal service of such process upon such party. Borrower hereby agrees to maintain the Agent as its statutory agent for service of process in the State of Ohio during the term of this Agreement.

      11.15. Waiver of Jury Trial. THE BANK AND THE BORROWER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE BORROWER AND THE BANK IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE BORROWER. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO.

      The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the date first above written.

                              BANK ONE, COLUMBUS, NA

                              By:  /s/ Thomas D. Igoe
                                   -----------------------------------------
                                   Thomas D. Igoe
                                   Senior Vice President

                              DRUG EMPORIUM, INC.

                              By:  /s/ David L. Kriegel
                                   -----------------------------------------
                                   David L. Kriegel, Chief Executive Officer

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                                                     EXHIBIT 1.5

                           THIRD AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE


$75,000,000
                                                                  Columbus, Ohio
                                                               November 13, 1995


       On or before February 28, 1999, for value received, the undersigned, DRUG EMPORIUM, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of BANK ONE, COLUMBUS, NA (the "Lender") or its assigns, as further provided herein, the principal amount of Seventy Five Million Dollars ($75,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company pursuant to the Agreement referred to in Section 1 hereof, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined and payable at the times in accordance with the provisions of Section 1.5 of the Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Lender, Bank One, Columbus, NA, 100 East Broad Street, Columbus, Ohio.

       Section 1. Agreement. This Note is the Revolving Credit Note referred to in the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof, between the Company and the Lender, as the same may be amended, modified or supplemented from time to time (the "Agreement"), which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The obligations of the Company hereunder are secured as set forth in the Agreement. This Note is explicitly subject to automatic reduction of its principal amount to $45,000,000 on March 31, 1996 pursuant to the terms of the Agreement.

       Section 2. Endorsements. All Revolving Credit Loans made by the Lender to the Company pursuant to the Agreement and all payments made on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the schedule attached hereto which is a part of this Note; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Company hereunder or under the Agreement.

       Section 3. Setoffs. Upon the occurrence of any Event of Default, the holder hereof shall have the right to setoff against all obligations of the Company hereunder or under any of the Loan

Documents, whether matured or unmatured, all amounts owing to the Company or any Wholly-Owned Subsidiary by the holder hereof or any Affiliate of the holder hereof, whether or not then due and payable, and all other funds or property of the Company or any Wholly- Owned Subsidiary on deposit with or otherwise held by or in the custody of the holder hereof or any Affiliate of the holder hereof for the beneficial account of the Company or any Wholly-Owned Subsidiary.

       Section 4. Confession of Judgment. The Company hereby authorizes any attorney at law to appear for the Company in an action on this Note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the legal holder of this Note against the Company for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.


                                    DRUG EMPORIUM, INC.



                                    By
                                      -----------------------------------
                                    David L. Kriegel, Chief Executive Officer



        WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE
         AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY
        BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS
          OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY
          CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED
           GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE
                         AGREEMENT, OR ANY OTHER CAUSE.

                       SCHEDULE TO REVOLVING CREDIT NOTE


-----------------------------------------------------------------------
   DATE      AMOUNT OF     AMOUNT OF         UNPAID       NOTATION MADE
               LOAN        PRINCIPAL        PRINCIPAL           BY
                           PAYMENTS          BALANCE
-----------------------------------------------------------------------



                                                                     EXHIBIT 2.2
                                   TERM NOTE


$15,000,000
                                                                  ________, Ohio
                                                                  March 31, 1996


       On or before February 28, 2001, for value received, the undersigned, DRUG EMPORIUM, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of BANK ONE, COLUMBUS, NA (the "Lender") or its assigns, as further provided herein, the principal amount of Fifteen Million Dollars ($15,000,000), together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates determined and payable at the times in accordance with the provisions of Section 2.2 of the Agreement, as defined in Section 1, below. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the Main Office of the Lender, Bank One, Columbus, NA, 100 East Broad Street, Columbus, Ohio.

       Section 1. Agreement. This Note is the Term Note referred to in the Third Amended and Restated Revolving Credit and Term Loan Agreement, dated as of November 13, 1995, between the Company and the Lender, as the same may be amended, modified or supplemented from time to time (the "Agreement"), which Agreement, as amended, is incorporated by reference herein. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms, conditions and provisions specified therein. The obligations of the Company hereunder are secured as set forth in the Agreement.

       Section 2.  Payments.

                 2.1. Interest. Interest on the portion of this Note bearing interest at the rate set forth at Section 2.2.2 of the Agreement shall be payable in arrears on the last day of each February, May, August and November. Interest on the portion of this Note bearing interest at the LIBO Rate shall be payable at the maturity of the interest period selected.

                 2.2. Principal. Principal payments on this Note shall be due and payable in consecutive quarterly installments on the last day of each February, May, August and November commencing May 31, 1996, with each of the first 19 installments thereof equal to $750,000 and the last installment, payable on February 28, 2001, for the balance hereof and all accrued interest.

       Section 3. Prepayment. Subject to the provisions of the Agreement, including, without limitation, Section 2.3 thereof, the principal of this Note may be prepaid in whole at any time or in part from time to time and shall be so prepaid as set forth in Section 6.12 of the Agreement.

       Section 4. Setoffs. Upon the occurrence of any Event of Default, the holder hereof shall have the right to setoff against all obligations of the Company hereunder or under any of the Loan Documents, whether matured or unmatured, all amounts owing to the Company or any Wholly-Owned Subsidiary by the holder hereof or any Affiliate of the holder hereof, whether or not then due and payable, and all other funds or property of the Company or any Wholly-Owned Subsidiary on deposit with or otherwise held by or in the custody of the holder hereof or any Affiliate of the holder hereof for the beneficial account of the Company or any Wholly-Owned Subsidiary.

       Section 5. Confession of Judgment. The Company hereby authorizes any attorney at law to appear for the Company in an action on this Note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the legal holder of this Note against the Company for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.


                                       DRUG EMPORIUM, INC.



                                       By
                                         --------------------------------------
                                       David L. Kriegel, Chief Executive Officer



           WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO
           NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT
         JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE
           AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU
           REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR
         WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART
               TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                                                  EXHIBIT 4.1(b)

                           THIRD AMENDED AND RESTATED
                               SECURITY AGREEMENT

       THIS THIRD AMENDED AND RESTATED SECURITY AGREEMENT dated as of the 13th day of November, 1995 (collectively with the exhibits attached hereto, the "Agreement") is between DRUG EMPORIUM, INC., a Delaware corporation (the "Company"), and BANK ONE, COLUMBUS, NA (the "Bank") under that certain Third Amended and Restated Revolving Credit and Term Loan Agreement dated of even date herewith between the Company and the Bank (the "Loan Agreement") and amends and restates in its entirety that certain Second Amended and Restated Security Agreement dated as of May 12, 1995 between the Company and the Bank. The parties agree as follows:

       Section 1. Definitions.

               1.1. Additional Definitions. In addition to the terms defined elsewhere in this Agreement or the Loan Agreement, the following terms have the following meanings:

       "Account" means and includes all accounts (whether or not earned by performance), contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, general customer lists, prescription lists, prescription files containing the names and addresses of prescription customers and the prescription histories of such customers, tax refunds, tax refund claims, patents, trademarks, trade names, good will, blue prints and drawings relating thereto) and all other forms of obligations owing to the Company, whether secured or unsecured, whether now existing or hereafter created, and whether or not specifically assigned to the Bank under this Agreement, all guarantees and other security therefor, all merchandise returned to or repossessed by the Company, and all rights of stoppage in transit and all other rights and remedies of an unpaid vendor, lienor or secured party.

       "Collateral" means and includes all Accounts, Equipment, Inventory, all property now or at any time hereafter in the Bank's possession (including claims and credit balances), and all other property in which the Company at any time grants a Lien to the Bank pursuant to the Loan Documents or otherwise, whether now existing or hereafter acquired or arising, together with (a) all books, records, ledger cards and other property pertaining to any of the foregoing, and any equipment on which any such items are stored or maintained and (b) all products and proceeds of any of the foregoing, and all insurance proceeds related to any of the foregoing, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and any cash, negotiable instruments and other instruments of money, chattel paper, security agreements or other documents.

       "Collateral Location" means each of the locations listed on the Collateral Locations Exhibit, attached hereto and made a part hereof, and such other locations as may be established as such pursuant to this Agreement.

       "Customer" means any Person who is obligated as an account debtor or other obligor on, under, or in connection with, any Account.

       "Default" means any Event of Default and any event, condition or circumstance which, with the giving of notice or lapse of time, or both, may become an Event of Default.

       "Equipment" means and includes all equipment, furniture and fixtures used in the business of the Company or located at any Collateral Location, whether now owned or hereafter acquired, and all documents of title or other documents representing the foregoing. The term "Equipment" shall include computers, modems, printers, software, and related Equipment, media and data necessary to run software owned or used by the Company to keep track of its Inventory or Accounts.

       "Event of Default" means any of the events specified in Section 8 of the Loan Agreement as an Event of Default, provided that any requirement for the giving of notice or lapse of time has been satisfied in connection with such event.

       "GAAP" means generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the financial statements furnished to the Bank under, and which comply with the requirements of, the Loan Agreement.

       "Inventory" means all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of the Company or used in connection with the manufacturing, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all goods, merchandise and other personal property wherever located, to be furnished by the Company under any contract or contract for service or held for sale or lease, whether now owned or hereafter acquired, and all documents of title or other documents representing the foregoing.

       "Junior Obligations" means those Obligations of the Company or any Subsidiary to the Bank defined by item (e) of the definition of the term "Obligations," as such term is defined in this Section 1.1.

       "Loan Documents" means this Agreement, the Loan Agreement and all other instruments or agreements required or contemplated hereby or thereby.

       "Obligations" means (a) the obligations of the Company or any Subsidiary to the Bank under this Agreement or any of the Loan Documents, (b) the obligations of the Company or any Subsidiary to the Bank under any other instrument or agreement required or contemplated hereby or thereby, (c) all costs and expenses incurred by the Bank or any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, in the collection or the enforcement of any such obligations of the Company, or realization upon the Collateral, including without limitation reasonable attorneys' fees and legal expenses, (d) all future advances made by the Bank for the maintenance, protection or preservation of, the Collateral or any portion thereof, including without limitation advances for storage, insurance premiums, transportation charges, and the like and (e) all other obligations of the Company to the Bank, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due.

       "Requirement of Law" means, for any Person, any term, condition, or provision of any law, rule, judgment, regulation, order, writ, injunction or decree of any court or government, domestic or foreign and any ruling of any arbitrator to which such Person is a party or by which such Person or any of its assets or property is bound or affected or from which such Person derives benefits, and, if such Person is a corporation, its charter documents and bylaws.

       "Senior Obligations" means those Obligations of the Company or any Subsidiary to the Bank defined by items (a), (b), (c) or (d) of the definition of the term "Obligations,"as such term is defined in this Section 1.1.

       "UCC" means Chapters 1301 through 1309 of the Ohio Revised Code as in effect on the date of this Agreement and as the same may be supplemented or amended from time to time hereafter.

               1.2. Rules of Construction. All accounting terms used in this Agreement not otherwise specifically defined in this Agreement shall be construed in accordance with GAAP. Any capitalized term not defined herein but defined in the Loan Agreement shall be construed in accordance with the definition of such term as set forth in the Loan Agreement. Any other term not specifically defined in this Agreement or the Loan Agreement shall be construed in accordance with the meaning for such terms under the UCC. The meaning of any defined term used in this Agreement shall apply equally to the singular, plural and other forms of the term defined.

       Section 2.  Grant of Security Interest.

               2.1. Lien. As security for the full and timely payment or performance of the Obligations in accordance with the terms thereof, the Company agrees that the Bank shall have, and there is hereby granted to and created in favor of the Bank, a Lien under the UCC, and otherwise in accordance with applicable law, in and to the Collateral. The Lien created hereunder shall be prior in interest to any other Lien affecting the Collateral. The Lien created hereunder shall be and remain in full force and effect until all of the Obligations shall have been paid and discharged in full and otherwise satisfied and the Company shall no longer have any right to request any Loans under the Loan Agreement. Notwithstanding any thing contained in this Section 2.1, all Liens created hereunder which secure Senior Obligations shall be prior in interest to all Liens created hereunder which secure Junior Obligations.

               2.2. Collateral. As an inducement to enter into this Agreement and the Loan Agreement, the Company is hereby granting to the Bank a security interest in, among other assets, its Accounts, Equipment and Inventory. The Company understands that the Bank would not have entered into this Agreement or the Loan Agreement if the Company was not granting a security interest to the Bank in Accounts, Equipment and Inventory and that the indubitable equivalent of any Lien in favor of the Bank against Accounts, Equipment and Inventory is not provided to the Bank by the substitution therefor of a Lien against real estate or any other asset which is not as quickly convertible into cash as Accounts, Equipment or Inventory.

       Section 3. Representations and Warranties. The Company hereby represents and warrants to the Bank that:

               3.1. Title to Collateral. The Company has good, indefeasible and marketable title to all the Collateral free of all Liens other than those granted hereby, except for Liens of landlords under state statutes or Liens permitted under the Loan Agreement. No financing or continuation statement which names the Company as debtor has been filed in any state or other jurisdiction except as provided for herein or as set forth on Schedule 3.1 hereto, and the Company has not agreed or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien.

               3.2. Perfection of Lien. The Company has taken or caused to be taken all actions necessary to establish the Bank's Lien in the Collateral as a valid, enforceable and perfected Lien, first and prior to all other Liens except Liens permitted under the Loan Agreement.

               3.3. Books and Records; Chief Executive Office. All books and records of the Company concerning the Collateral are accurate, complete and maintained in accordance with GAAP. The Collateral Locations Exhibit correctly sets forth the address of (a) the chief executive office, registered office and principal place of business of the Company, (b) any plant or division of the Company maintaining a separate principal place of business, registered office or chief executive office, (c) all other places of business of the Company and the location of all Collateral and (d) the name and business address of each landlord and mortgagee with any interest in any Collateral Location. The only original books of account and records of the Company relating to any Accounts of the Company are, and will continue to be, kept at the offices of the Company set forth on the Collateral Locations Exhibit opposite the name of the division or the plant of the Company where such Accounts originated. The only locations at which Equipment and Inventory are located are set forth on the Collateral Locations Exhibit opposite the name of the division or the plant of the Company or other location where such Equipment and Inventory are located.

               3.4. Accounts. The Accounts arose out of bona fide sales or services, are collectible in the ordinary course of business and are not disputed or subject to offset.

       Section 4. Affirmative Covenants. On and after the date of this Agreement and until all of the Obligations shall have been paid and discharged in full or otherwise satisfied and the Company shall no longer have any right to request any Loans under the Loan Agreement:

               4.1. Insurance. The Company shall at all times: (a) maintain or cause to be maintained insurance upon the Collateral with responsible and reputable insurers of such character and in such amounts as are usually maintained by Persons engaged in a like business; (b) furnish to the Bank, prior to the execution of this Agreement and annually thereafter certificates of insurance with respect to all insurance policies required to be maintained hereunder, in form and detail satisfactory to the Bank; (c) require each policy of insurance to contain a provision whereby it cannot be canceled, amended or modified except after 30 days' prior written notice to the Bank; (d) require each policy of insurance covering any of the Collateral to be written or endorsed so as to make losses, if any, payable to the Bank, in addition to the Company; and (e) require each policy of insurance covering any of the Collateral to contain an agreement by the insurer that any loss shall be payable to the Bank notwithstanding any act or negligence of the Company which might otherwise result in forfeiture of said insurance. If the Company fails to pay or cause to be paid the premium on any such insurance, the Bank may, in its sole discretion, do so for the account of the Company, add the cost thereof to the Obligations and be reimbursed by the Company therefor on demand.

               4.2. Notice of Default. If any Default or Event of Default occurs, the Company shall give prompt notice of such happening to the Bank.

               4.3. Inspection. The Company shall permit any Person designated by the Bank to enter, examine, audit and inspect the Collateral and all properties, corporate books and financial records pertaining to the Collateral, or the operation, business, affairs and financial condition of the Company at any reasonable time and from time to time, and shall permit such Persons to copy and make excerpts of such books and records.

               4.4. Sale of Inventory. Notwithstanding the security interest in the Collateral granted hereunder, the Company shall have the right to sell, lease or otherwise dispose of its Inventory in the ordinary course of its business, free and clear of such security interest; but, in such event, such security interest shall continue in the proceeds of such sale, lease or other disposition.

               4.5. Company's Rights to Collect Accounts. Notwithstanding the security interest in the Accounts granted under this Agreement, the Company shall endeavor to collect the Accounts at its own cost and expense, until such time as the Bank shall have notified the Company, pursuant to Section 4.6, that the Bank has revoked the Company's right to collect the Accounts.

               4.6. Collection of Accounts by the Bank. If an Event of Default shall have occurred, the Bank shall have the right at any time and without affecting the liability of the Company to the Bank (a) to revoke any right of the Company to collect its Accounts, pursuant to Section 4.5, by written notice to the Company to such effect, (b) to take over and direct collection of the Accounts of the Company, (c) to give notice of the security interest of the Bank in the Accounts to any or all of the Customers, (d) to give notice to the Customers to make payment of the Accounts directly to the Bank (and, at the request of the Bank, the Company shall indicate on all billings to Customers that payments thereon are to be made to the Bank), and (e) to take control of the Accounts of the Company and the Proceeds thereof, and to take possession of all of the Company's books and records relating thereto, with full power and authority in the name of the Bank or of the Company to enforce, collect, sue for, receive, compromise, settle and give receipts for any and all of the Accounts. If any Account becomes evidenced by a promissory note, trade acceptance, chattel paper or other writing or instrument for the payment of money, and there is at the time a Default, the Company shall, at the request of the Bank, promptly deliver any such instrument to the Bank duly endorsed to the order of the Bank as additional Collateral under this Agreement. It is understood and agreed by the Company that the Bank shall have no liability whatsoever to the Company under this Section 4.6.

               4.7. Account Verification. The Bank may at any time, without notice to the Company, verify with any Customer the status of any Account payable by such Customer; provided, however, that, prior to the occurrence of an Event of Default, no request for verification shall be made in the name of the Bank, nor shall the Bank disclose the purpose of such request. The Company from time to time will execute and deliver such instruments and take all such action as the Bank may reasonably request in order to effectuate the purpose of this Section 4.7.

               4.8. Preservation and Protection of Security Interests. The Company shall faithfully preserve and protect the Bank's security interest in the Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continue perfected so long as the Obligations or any portion thereof are outstanding and unpaid, and for such purpose the Company shall from time to time at the request of the Bank file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation financing and continuation statements, as the Bank may deem necessary or advisable from time to time in order to preserve, perfect and continue perfected said security interest. The Company shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Bank may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first Lien in the Collateral prior to the rights of any other secured party or lien creditor. The Bank, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Company to do all acts and things which the Bank may deem necessary or advisable to preserve, perfect and continue perfected the Bank's security interest in the Collateral, including without limitation the signing of financing, continuation or other similar statements and notices on behalf of the Company.

               4.9. Maintenance of Collateral. The Company shall (a) from time to time replace and repair all parts of the Collateral which are or become worn, broken, damaged, or deteriorated, maintain the Collateral now or hereafter owned or acquired by it, and every part thereof, in good working order and repair and pay the costs of such repairs, replacements, and maintenance as well as any costs of storing the same; and (b) pay and discharge all taxes, assessments, fees, and other governmental charges or levies imposed upon it or any of the Collateral as well as all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien on the Collateral or any part thereof. If the Company fails to make any payments it is required to make under this Section 4.9, the Bank may do so for the account of the Company and may add the amount of such payments to the Obligations.

               4.10. Inventory. The Company shall maintain the Inventory in good condition, salable at the Company's normal prices in the ordinary course of its business.

               4.11. New Stores. Prior to the opening of any retail store not presently operated by the Company or any Subsidiary, the Company shall give written notice to the Bank and shall perform, and cause each of the Subsidiaries to perform, such acts as may be necessary or advisable to grant to the Bank a perfected Lien, subject to no other Liens other than Liens permitted under the Loan Agreement, in the Collateral located or to be located in such new retail store.

               4.12. Annual Certificate. The Company shall furnish to the Bank within 45 days after the close of each fiscal year, a certificate of the chief financial officer or controller of the Company certifying that he has reviewed the locations where the Equipment and Inventory are located and that appropriate filings have been made for the Company and each Subsidiary so that the Bank continues to have a perfected Lien hereunder, subject to no other Lien other than Liens permitted under the Loan Agreement.

               4.13.  Removal of the Equipment.

                        4.13.1. If no Event of Default shall have occurred, in any instance where the Company in its discretion determines that any items of the Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, Company may remove such items of the Equipment from any Collateral Location and sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Bank, provided, however that Company shall either:

                                (a)  Substitute and install anywhere on such
Collateral Location other machinery, furnishing, equipment or related property having equal or greater value (but not necessarily having the same function) in the operation of its business for the purpose for which it is intended; provided, further, however such removal and substitution shall not be out of the ordinary course of business, all of which substituted machinery, furnishings, Equipment or related property shall be free of all liens (other than Permitted Liens) and shall become a part of the Collateral; or

                                (b)  Not make any such substitution and
installation; provided, further, however that in the case of (i) the sale of any such Equipment to anyone other than itself or the scrapping thereof, or
(ii) the trade-in of such Equipment for other machinery on such Collateral Location, Company shall use the proceeds of such sale for the reduction of the Obligations.

                        4.13.2. Company shall promptly report to Bank each removal, substitution, sale or other disposition of Equipment described in
Section 4.13.1 above and shall pay to Bank such amounts as are required by the provisions of Section 4.13.1 (b) promptly after the sale, trade-in or other disposition requiring such payment. Company shall not remove, or permit the removal of, any of the Equipment from any Collateral Location except in accordance with the provisions of this Section 4.13.

                        4.13.3. Upon compliance with this Section 4.13, Bank agrees to deliver any releases reasonably deemed necessary by Company with respect to the removal of such Equipment.

       Section 5. Negative Covenants. On and after the date of this Agreement and until all of the Obligations shall have been paid and discharged in full or otherwise satisfied and the Company shall no longer have the right to request Loans under the Loan Agreement:

               5.1. Liens. The Company shall not create, assume, incur or suffer to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) to be created, assumed, incurred or to exist any Lien upon any of the Collateral (other than Permitted Liens) except with the prior written consent of the Bank to each such Lien.

               5.2. Negative Pledge. Except as permitted by the Loan Agreement, the Company shall not, without the prior written consent of the Bank, (a) sell, assign, or transfer any of its right, title and interest in the Collateral, except the Company may sell Inventory in the ordinary course of business pursuant to Section 4.4, (b) permit any levy or attachment to be made against any of the Collateral, or (c) file any financing statement with respect to any of the Collateral, except financing statements in favor of the Bank.

               5.3. Corporate Name. The Company shall not change its corporate name unless, before the effective date of such change, the Company delivers to the Bank such financing statements executed by the Company that the Bank may request to reflect such name change, together with such other documents and instruments that the Bank may request in connection with such name change. The Company shall not hold its right, title or interest in, nor maintain its records relating to, any Collateral in any name other than its corporate name.

               5.4. Change of Locations. The Company shall not change any of the Collateral Locations unless, before the effective date of such change, (a) the Company shall have given to the Bank 10 days prior written notice of its intention to so change any such Collateral Location, clearly describing each such new Collateral Location and providing any other information in connection therewith that the Bank may reasonably request and (b) with respect to each such new Collateral Location, it shall have taken such action, satisfactory to the Bank (including, without limitation, the execution and delivery to the Bank of such financing statements executed by the Company that the Bank may request to reflect such change in Collateral Location together with such other documents and instruments that the Bank may request in connection with such change), as may be necessary to maintain the security interest of the Bank in the Collateral at all times fully perfected and in full force and effect.

       Section 6.  Application of Moneys.

               6.1. Payments. Except as otherwise provided herein, all monies which the Bank shall receive either upon realization of the Lien granted hereunder or otherwise may be applied by or at the direction of the Bank as follows:

                        6.1.1. First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Bank (including, without limitation, the fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Loan Documents or in the collection of the Obligations.

                        6.1.2. Second, to the payment of the then existing Senior Obligations, matured and unmatured, in such order and in such manner as the Bank may elect.

                        6.1.3. Third, to the payment of the then existing Junior Obligations, matured and unmatured, in such order and in such manner as the Bank may elect.

                        6.1.4. Fourth, after discharge and repayment of all of the Obligations, any remaining funds shall be paid by the Bank to the Company.

               6.2. Reserved Rights. The Bank shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that the Company makes a payment or payments to the Bank or the Bank receives any payment or proceeds of the Collateral for the Company's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or the part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment or proceeds had not been received by the Bank.

       Section 7.  Events of Default and Remedies.

               7.1.  Rights on Event of Default.

                        7.1.1. Upon the occurrence of any Event of Default, the Bank shall have the right, upon notice to the Company, (except that upon the occurrence of an Event of Default under Section 8(h) or 8(i) of the Loan Agreement, no notice shall be required) to declare the Obligations immediately due and payable and may, without demand of performance or other demand, advertisement or notice of any kind to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith exercise such rights and remedies as are provided by the UCC and such other rights and remedies in respect thereof as it may have at law or in equity or under any of the Loan Documents, including without limitation the right to enter any premises where any of the Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which the Company hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale, without prior notice to the Company except as otherwise required by law (and, if notice is required by law, after 10 days prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as the Bank in its sole discretion may determine. Upon any such sale of any of the Collateral, the Bank may purchase all or any of the Collateral being sold, free from any equity or right of redemption. The Bank shall apply the proceeds of any such sale as provided in Section 6. If such proceeds are insufficient to pay the amounts required by law, the Company shall be liable for any deficiency in the amount so realized from the Collateral.

                        7.1.2. The Company shall promptly pay or reimburse all costs and expenses of the Bank and any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, including, but not limited to, attorneys' fees, incurred with respect to the enforcement or preservation of any of the Bank's rights hereunder.

                        7.1.3. Except as otherwise provided in this Agreement, the Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                        7.1.4. The Bank shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, in compliance with any applicable law. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Bank accepts the first offer received and does not offer any Collateral to more than one offeree, provided that the Bank has acted in a commercially reasonable manner in conducting such private sale.

                        7.1.5. Upon any sale of all or any part of any Collateral made either under the power of sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Bank is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, and transfer or conveyance of the property thus sold. For that purpose, the Bank may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Company hereby ratifies and confirms all that its said attorney, or its substitute or substitutes, shall lawfully do by virtue of this Agreement. If so requested by the Bank or by any purchaser of the Collateral or a portion thereof, the Company shall further ratify and confirm any such sale or transfer by executing and delivering to the Bank or to such purchaser or purchasers at the Company's expense all reasonable and proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

                        7.1.6. When authorized in accordance with this Section 7.1, the Bank may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time or from time to time, as the Bank shall determine in its sole discretion, subject to the provisions of this Section 7.1. The Bank shall not be required to realize upon any one type of Collateral before proceeding to realize upon the security interest granted in any other type of Collateral. The proceeds of any sale of, or other realization upon, or other receipt from, all or any Collateral shall be applied by the Bank in the manner set forth in Section 6 hereof.

               7.2. Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by law and not otherwise provided to the contrary under this Agreement, no remedy given hereunder to the Bank shall be exclusive of any other remedy, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise to the extent not contrary to or inconsistent with the terms of this Agreement. The Bank may, in its absolute discretion, exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law or equity or otherwise. No course of dealing between the Company and the Bank or any delay or omission of the Bank to exercise any right, remedy or power accruing upon any Default or Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Default or Event of Default or of any right of the Bank or acquiescence therein, and every right, remedy and power given by this Agreement to the Bank may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Bank.

               7.3. Assembling of Collateral. Upon the occurrence of any Default, the Company, upon demand by the Bank, shall promptly assemble the Collateral, or any part thereof designated by the Bank, and make it available to the Bank at a place to be designated by the Bank which shall be reasonably convenient to the Bank and the Company. The right of the Bank under this
Section 7.3 to have the Collateral assembled and made available to it is of the essence of this Agreement and the Bank may, at its election, enforce such right by an action for specific performance.

               7.4. No Requirement to Marshal Collateral. The Company, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require the Bank to collect any of the Obligations from any portion of the Collateral under any theory of marshaling of assets, or otherwise, and specifically authorizes the Bank to apply any of its Collateral against any of the Obligations in any manner that the Bank may determine.

       Section 8. Termination of Agreement. Upon the last to occur of (a) satisfaction of all obligations of the Company under this Agreement, (b) payment of all of the Obligations, (c) termination of the Commitment, (d) termination of all outstanding Letters of Credit or (e) payment in full of the Notes, this Agreement and the estate and rights hereby granted by the Company in the Collateral shall automatically cease, terminate and be void simultaneously therewith. Any of the Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Company by the Bank, and this Agreement shall thereupon be released by the Bank, all at the expense of the Company.

       Section 9.  Miscellaneous.

               9.1. Expenses. All fees, costs or expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Bank or any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, in connection with either the preparation, administration, amendment, modification or enforcement of this Agreement or any other instruments, documents, or agreements to be delivered pursuant thereto (including, without limitation, (a) all expenses incurred in obtaining all necessary judicial and other approvals of the transactions contemplated hereby,
(b) all expenses incurred in conducting any examinations or appraisals which the Bank, in its sole discretion, deems necessary or appropriate, (c) all expenses incurred in assigning or otherwise transferring control of post office boxes to the Bank or (d) out-of-pocket collateral administration expenses) shall be paid by the Company on demand.

               9.2. Term of Agreement; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery hereof and shall continue in full force and effect until the termination of this Agreement as set forth in Section 8. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Company may not assign its rights or obligations hereunder without the prior consent of the Bank. The Bank may assign all or any of its rights or obligations hereunder without the prior consent of the Company.

               9.3. Notices. Notices, demands and communications shall be deemed to have been properly given to the Company only when faxed to (614) 548-6541 or when made in writing and deposited in the United States mail, registered or certified, postage prepaid, and addressed to the Company at 155 Hidden Ravines Drive, Powell, Ohio 43065, Attention: Chief Executive Officer, whether or not the same are actually received by the Company. Any communication to the Bank shall be deemed properly given if faxed to (614) 248-5518 or similarly mailed and addressed to the Bank at Commercial Loan Department, 100 East Broad Street, Columbus, Ohio 43271-0121.

               9.4. No Implied Waivers. No delay on the part of the Bank in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the Bank would otherwise have.

               9.5. Amendments, Modifications, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the

Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               9.6. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of such state.

               9.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

               9.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument. Complete sets of counterparts shall be lodged with the Company and the Bank.

               9.9. Merger. This Agreement, the Notes, the Loan Agreement and the other Loan Documents reflect the entire understanding of the parties with respect to their subject matter and supersede all prior agreements or understandings with respect thereto in their entirety.

               9.10. Headings. Headings of the sections of this Agreement are for convenience only and shall not affect the construction of this Agreement.

               9.11. Effective Date. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties.

               9.12. Confession of Judgment. The Company hereby authorizes any attorney at law to appear for the Company, in an action on this Agreement, at any time after any obligation hereunder becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the Bank or the party entitled to the benefits of this Agreement against the Company for the amount that may be due, with interest at the default rate provided for in the Loan Documents and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

               9.13. Consent to Jurisdiction; Service. As a specifically bargained inducement for the transactions set forth herein, the parties hereto specifically agree that any action, suit or proceeding in respect of or arising from or out of this Agreement, its validity or performance, shall be initiated and prosecuted as to all parties and their successors and assigns at Columbus, Ohio except to the extent that such exclusive jurisdiction would be inconsistent with the Bank's exercise of its rights under Section 9.12 hereof. The parties hereto consent to and submit to the exercise of jurisdiction over their person by any court situated at Columbus, Ohio, including without limitation the United States District Court for the Southern District of Ohio and having jurisdiction over the subject matter hereof and the Company hereby irrevocably appoints and designates CT Corporation System, its current agent for service of process in the State of Ohio (the "Agent"), as its true and lawful attorney in fact and duly authorized agent for service of legal process and agrees that service of such process upon such attorney in fact shall constitute personal service of such process upon such party. The Company hereby agrees to maintain the Agent as its statutory agent for service of process in the State of Ohio during the term of the Agreement.

                 9.14. WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY AND THE BANK IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE COMPANY. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO OR THERETO.

       The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                       BANK ONE, COLUMBUS, NA



                                       By:
                                          --------------------------------------
                                          Thomas D. Igoe
                                          Senior Vice President



           WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO
           NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT
         JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE
           AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU
           REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR
         WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART
               TO COMPLY WITH THIS AGREEMENT, OR ANY OTHER CAUSE.

                                       DRUG EMPORIUM, INC.



                                       By:
                                           -------------------------------------
                                       David L. Kriegel, Chief Executive Officer

                              COLLATERAL LOCATIONS
                                    EXHIBIT

MICHIGAN
      STORE #                    ADDRESS               COUNTY            NABP#
      -------                    -------               ------            -----
                   155 Hidden Ravines Drive         Delaware
                   Powell, OH  43065
        751        280 West Nine Mile               Oakland           23 55053
                   Ferndale, MI  48220
        752        30777 Gratiot Avenue             Macomb            23 55065
                   Roseville, MI  48066
        753        13555 Eureka Road                Wayne             23 55077
                   Southgate, MI  48195
        754        13505 Middlebelt Road            Wayne             23 55089
                   Livonia, MI  48150
        755        2105 South Telegraph Road        Oakland           23 55091
                   Bloomfield Hills, MI  48302
        756        22200 Michigan Avenue            Wayne             23 55104
                   Dearborn, MI  48124
        757        288 John R                       Oakland           23 55116
                   Troy, MI  48083
        758        29088 Southfield Road            Oakland           23 55128
                   Southfield, MI  48076
        759        27690 Van Dyke                   Macomb            23 55130
                   Warren, MI  48093
        760        1260 Rochester Road              Oakland           23 55142
                   Rochester Hills, MI  48307
        761        1700 Dix Avenue                  Wayne             23 55154
                   Lincoln Park, MI  48146
        762        31005 Orchard Lake Road          Oakland           23 55166
                   Farmington Hills, MI  48334
        763        30100 Grand River Avenue         Oakland           23 55178
                   Farmington Hills, MI  48336
        764        35715 Warren Road                Wayne             23 55180
                   Westland, MI  48185
        765        14545 Racho Road                 Wayne             23 55192
                   Taylor, MI  48180
        766        18859 E. Nine Road               Macomb            23 55205
                   Eastpointe, MI  48021
        767        3533 N. Woodward                 Oakland           23 55217
                   Royal Oak, MI  48072
        768        5630 Van Dyke                    Macomb            23 55229
                   Sterling High, MI  48812

MARYLAND
       STORE #                    ADDRESS              COUNTY            NABP#
       -------                    -------              ------            -----
                    155 Hidden Ravines Drive        Delaware
                    Powell, OH  43065
         731        1403 Merritt Blvd.              Baltimore         21 20626
                    Dundalk, MD  21222
         732        801 Goucher Blvd.               Baltimore         21 20638
                    Towson, MD  21204
         733        6501 Baltimore Nat'l Pike       Baltimore         21 20640
                    Baltimore, MD  21228
         734        570 Baltimore Pike              Harford           21 20652
                    Bel Air, MD  21014
         735        7317 Ritchie Hwy                Anne Arundel      21 20676
                    Glen Burnie  MD  21061

                                                                  EXHIBIT 4.1(C)

                          THIRD AMENDED AND RESTATED
                               PLEDGE AGREEMENT

     THIS THIRD AMENDED AND RESTATED PLEDGE AGREEMENT dated as of the 13th day of November, 1995 (the "Agreement") is between DRUG EMPORIUM, INC., a Delaware corporation (the "Company"), and BANK ONE, COLUMBUS, NA, (the "Bank") under that certain Third Amended and Restated Revolving Credit and Term Loan Agreement dated of even date herewith between the Company and the Bank (the "Loan Agreement"), and amends and restates in its entirety that certain Second Amended and Restated Pledge Agreement dated as of May 12, 1995 between the Company and the Bank. The parties agree as follows:

     Section 1.  Definitions.

           1.1. Additional Definitions. In addition to the terms defined elsewhere in this Agreement or the Loan Agreement, the following terms have the following meanings:

           "Collateral" is defined in Section 2.2.

           "Collateral Proceeds" means all proceeds derived from or with respect to the Collateral including, but not limited to, all securities hereafter delivered or deliverable to the Bank in substitution for or in addition to any of such Collateral and all certificates and instruments evidencing such securities and all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed in respect to or in exchange for any such Collateral.

           "Default" means the occurrence of a condition or event which with notice or lapse of time or both would constitute an Event of Default.

           "Eligible Collateral" means marketable certificated securities reviewed and approved by the Bank in advance in its reasonable discretion, including, but not limited to, the Initial Collateral, and includes the securities and the certificates or instruments representing the securities.

           "Event of Default" means any of the events identified in Section 8 of the Loan Agreement as an Event of Default, provided that any requirement for the giving of notice or lapse of time has been satisfied in connection with such event.

           "Initial Collateral" means the Collateral delivered by the Company to the Bank prior to or contemporaneously with the execution and delivery hereof and initially made subject to the Lien of this Agreement as more fully described on Exhibit A.

           "Junior Obligations" means those Obligations of the Company or any Subsidiary to the Bank defined by item (e) of the definition of the term "Obligations," as such term is defined in this Section 1.1.

           "Lien of this Agreement" or "Lien hereof" means the lien created by this Agreement or by any prior, concurrent or subsequent conveyance to the Bank (whether made by the Company or any other Person) or otherwise created upon any property held by the Bank to secure payment of the Obligations and/or performance of the Company's other obligations under the Loan Documents.

           "Loan Documents" means this Agreement, the Loan Agreement and all other instruments or agreements required or contemplated hereby or thereby.

           "Obligations" means (a) the obligations of the Company or any Subsidiary to the Bank under this Agreement or any of the Loan Documents, (b) the obligations of the Company to the Bank under any other instrument or agreement required or contemplated hereby or thereby, (c) all costs and expenses incurred by the Bank or any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, in the collection or the enforcement of any such obligations of the Company, or realization upon the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, (d) all future advances made by the Bank for the maintenance, protection or preservation of, the Collateral or any portion thereof, including, without limitation, advances for storage, insurance premiums, transportation charges, and the like and (e) all other obligations of the Company to the Bank, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due.

           "Senior Obligations" means those Obligations of the Company or any Subsidiary to the Bank defined by items (a), (b), (c) or (d) of the definition of the term "Obligations," as such term is defined in this Section 1.1.

           "UCC" means Chapters 1301 through 1309 of the Ohio Revised Code as in effect on the date of this Agreement and as the same may be supplemented or amended from time to time hereafter.

           1.2. Rules of Construction. All accounting terms used in this Agreement not otherwise specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the financial statements furnished to the Bank under, and which comply with the requirements of, the Loan Agreement. Any capitalized term not defined herein but defined in the Loan Agreement shall be construed in accordance with the definition of such term as set forth in the Loan Agreement. Any other term not specifically defined in this Agreement or the Loan Agreement shall be construed in accordance with the meaning for such terms under the UCC. The meaning of any defined term used in this Agreement shall apply equally to the singular, plural and other forms of the term defined.

     Section 2. Delivery and Pledge of Collateral.

           2.1.  Delivery of Collateral.

                 2.1.1. Prior to or contemporaneously with the execution and delivery hereof, the Company has delivered or is delivering the Initial Collateral to the Bank, receipt of which is hereby acknowledged. Any and all Collateral delivered to the Bank shall meet the applicable requirements set forth in Section 2.1.2 and, until the termination of this Agreement as provided in Section 8 hereof, shall be pledged to and held by the Bank for the purposes set forth in Section 2.2 hereof.

                 2.1.2. The Company shall effect delivery, with respect to each item of Eligible Collateral which is to be delivered to the Bank pursuant hereto, by delivery of stock certificates in suitable form duly endorsed in blank or having attached thereto a legal assignment, stock power or bond power in a form satisfactory to the Bank, with signature guarantees satisfactory to the Bank.

                 2.1.3. Concurrently with each delivery of Collateral to the Bank pursuant to this Agreement (including, but not limited to, Initial Collateral) the Company shall deliver to the Bank a certificate of the Company dated the date of such delivery (a) identifying the items of Collateral being delivered and (b) certifying that the representations and warranties of the Company set forth herein are true and correct with respect to such items of Collateral on such date.

           2.2. Pledge of Collateral. As security for the full and timely payment or performance of the Obligations in accordance with the terms thereof, the Company, by these presents, does hereby grant and pledge unto the Bank, and its successors and assigns, all of the Company's right, title and interest in and to the following property (the "Collateral"):

                 2.2.1. The Initial Collateral and such other Eligible Collateral as shall hereafter be actually delivered by the Company to the Bank in substitution for or in addition to the Initial Collateral pursuant to the terms of this Agreement;

                 2.2.2.  The Collateral Proceeds;

                 2.2.3. Any other property and, to the extent provided in this Agreement, the proceeds thereof that may, from time to time hereafter, be subject to the Lien of this Agreement; and

                 2.2.4. All powers and appurtenant rights of the Company in the property listed in Sections 2.2.1 through 2.2.3 above.

Notwithstanding anything contained in this Section 2.2, all security interests created hereunder which secure Senior Obligations shall be prior in interest to all security interests created hereunder which secure Junior Obligations.

     Section 3. Collateral Maintenance.

           3.1. Holding of Collateral. Prior to the occurrence of any Event of Default, all Collateral shall be held by the Bank in the name of the Company endorsed or signed in blank or in favor of the Bank. After the occurrence of any Event of Default, any or all of the Collateral may be registered in the name of the Bank or any nominee of the Bank. The Bank may deliver any of the Collateral to the issuers thereof for the purpose of making denominational exchanges or registrations or transfers or for such other purpose in furtherance and pursuant to the provisions of this Agreement as the Bank may deem advisable. The Company will deliver promptly (but not later than three Banking Days after receipt of a written request from the Bank) to the Bank such other documents and certificates as the Bank may reasonably request in connection with subjecting any Collateral and Collateral Proceeds to the Lien of this Agreement.

           3.2. Voting Rights. Prior to the occurrence of any Event of Default, the Company shall have the right to vote and give consents with respect to the Collateral, to consent to, ratify action taken at, or waive notice of, any meeting with respect to the Collateral and to exercise all other stockholders' rights and privileges with respect to the Collateral with the same force and effect as if the Collateral was not subject to this Agreement; provided, however, that no vote shall be cast nor shall any consent, waiver or ratification be given or action taken which would be inconsistent with any of the provisions of this Agreement or would cause, or approve any action that would cause, the occurrence of a Default or Event of Default. After the occurrence of any Event of Default, the Bank shall have all voting rights and all other stockholders' rights and privileges with respect to the Collateral with the same force and effect as if it was the absolute owner and record holder thereof. The Company shall execute and deliver to the Bank all such proxies, powers of attorney and other instruments as the Bank may request for the purpose of enabling it to exercise its rights under this Section 3.2.

           3.3. Payments on Collateral. Prior to the occurrence of any Event of Default, and subject to Section 3.4 hereof, all payments on or with respect to any Collateral shall be made to the Company. After the occurrence of an Event of Default, the Bank shall have the right to take or direct all actions which it deems necessary, desirable or appropriate to cause all payments on or with respect to any Collateral to be made directly to the Bank, and the Bank shall hold such payments as Collateral Proceeds or shall apply such payments as provided in Section 6 hereof. If the Company receives any payment on or with respect to any Collateral after the occurrence of an Event of Default, the Company shall hold such payment in trust for the benefit of the Bank and shall promptly remit such payment to the Bank. Upon waiver of an Event of Default, the Bank shall, within three Banking Days after any such cure or waiver, pay over to the Company any and all payments on the Collateral collected and held by the Bank (other than any such payment theretofore applied by the Bank as provided in Section 6 hereof) and so long as no other Event of Default has occurred, the Company shall thereafter be entitled to receive directly payments on or with respect to the Collateral.

           3.4. Stock Dividends; Distributions. Notwithstanding the provisions of Section 3.3 hereof, the following items shall forthwith be delivered to the Bank, accompanied by proper stock powers, bond powers and/or instruments of assignment duly executed by the Company, to be held as Collateral subject to the terms of this Agreement:

                 3.4.1. Any and all dividends and interest on or with respect to the Collateral paid or payable by delivery of stock or otherwise paid or payable other than in cash;

                 3.4.2. Any and all other distributions made or payable on or with respect to the Collateral, whether resulting from a subdivision, combination or reclassification of the securities of the issuer thereof or received in exchange for Collateral, or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise; and

                 3.4.3. Any and all property (other than dividends and interest) received in payment of or in redemption of or in exchange for any Collateral.

All such items received by the Company shall be held by it in trust for the benefit of the Bank until delivered to the Bank.

     Section 4. Representations and Warranties. The Company hereby represents and warrants to the Bank that:

           4.1. Title to Collateral. The Company is, or on the date of delivery of the Collateral will be, the sole owner, of record and beneficially, of the Initial Collateral and all other Eligible Collateral delivered pursuant hereto. The Company has, or will have at the date of such delivery, good and marketable title to each item constituting Collateral, free of any mortgage, pledge, security interest, lien, charge or encumbrance (other than the Lien of this Agreement). No Person has, or will have at the date of such delivery, any rights to purchase or acquire any of the Collateral. Exhibit A correctly sets forth the percentage of the issued and outstanding capital stock of the applicable issuer eligible to vote for election of directors which each item of Initial Collateral represents.

           4.2. Perfection of Lien. The Company has taken with respect to the Initial Collateral, or will have taken at the date of delivery of all of the Eligible Collateral delivered pursuant hereto, all actions necessary so that the Bank shall have a valid first and prior perfected security interest in and to, and a general first lien upon, such Collateral subject to no other lien or encumbrance.

           4.3. Consents or Governmental Approvals. No consents or approvals of any Person are required for the assignment and transfer by the Company of possession of any of the Collateral to the Bank hereunder or, except as set forth herein, the subsequent sale or transfer of such Collateral by the Bank.

           4.4. Status of Collateral. Each share of the Initial Collateral is, and each share of Eligible Collateral delivered pursuant hereto will be, validly issued, fully paid and non-assessable and, to the best of the Company's knowledge and belief, transferable on the books and records of the issuer in its present form without restriction, except as transferability may now or in the future be restricted by operation of state "blue sky" laws or federal securities laws.

     Section 5.  Covenants.

           5.1. Warranty of Title and Authority to Pledge. The Company warrants and agrees that all the Collateral now or hereafter subject to the Lien of this Agreement is or will be, as the case may be, owned by the Company, of record and beneficially, and pledged by it hereunder free and clear of any mortgage, pledge, security interest, lien, charge or encumbrance, except the Lien of this Agreement, and that it has and will have full power and lawful authority to pledge, assign, transfer and deliver such Collateral in the manner and form described or to cause such Collateral to be so pledged, assigned, transferred and delivered. The Company shall not create, incur or suffer to exist any mortgage, pledge, security interest, lien, charge or encumbrance upon the Collateral other than the Lien of this Agreement. The Company hereby does, and until the Collateral is reassigned to the Company will, warrant and defend the title of the Bank to the Collateral, whether now or hereafter pledged or delivered by the Company, against the claims and demands of all Persons.

           5.2. Protection of Title; Payment of Taxes, Liens and Other Items. The Company shall:

                 5.2.1. Duly and promptly pay and discharge, or cause to be paid and discharged, before they become delinquent, all taxes, assessments, governmental and other charges lawfully levied, assessed or imposed upon or against any of the Collateral, including the income or profits therefrom and the interest of the Bank in such Collateral;

                 5.2.2. Duly observe and conform in all material respects to all valid requirements of any governmental authority imposed upon the Company relative to any of the Collateral, and all covenants, terms and conditions under or upon which any part thereof is held; and

                 5.2.3. Cause to be paid and discharged all lawful claims (including, without limitation, income taxes) which, if unpaid, might become a lien or encumbrance upon the Collateral.

           5.3. Preservation and Protection of Security Interests. The Company shall faithfully preserve and protect the Bank's security interest in the Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continue perfected so long as the Obligations or any portion thereof are outstanding and unpaid, and for such purpose the Company shall from time to time at the request of the Bank file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation financing and continuation statements, as the Bank may deem necessary or advisable from time to time in order to preserve, perfect and continue perfected said security interest. The Company shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Bank may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first lien in the Collateral prior to the rights of any other secured party or lien creditor. The Bank, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Company to do all acts and things which the Bank may deem necessary or advisable to preserve, perfect and continue perfected the Bank's security interest in the Collateral, including without limitation the signing of financing, continuation or other similar statements and notices on behalf of the Company.

           5.4. Advances by Bank. If the Company shall fail to perform any of its covenants contained in this Agreement, the Bank may, but shall not be obligated to, make advances to perform the same on behalf of the Company, and the Company will repay upon demand all sums so advanced, with interest from the date of such advance until payment in full at the default rate of interest payable under the Loan Documents. All sums so advanced, with interest as aforesaid, shall be secured by this Agreement. No such advance shall be deemed to relieve the Company from any Default or Event of Default hereunder.

           5.5. Notice of Default. If any Default occurs, the Company shall give immediate notice of such happening to the Bank.

     Section 6.  Application of Monies.

           6.1. Payments. Except as otherwise provided herein, all monies which the Bank shall receive upon realization of the Lien of this Agreement hereunder or otherwise may be applied by or at the direction of the Bank as follows:

                 6.l.1. First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Bank (including, without limitation, the fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Loan Documents or in the collection of the Obligations.

                 6.1.2. Second, to the payment of the then existing Senior Obligations, matured and unmatured, in such order and in such manner as the Bank may elect.

                 6.1.3. Third, to the payment of the then existing Junior Obligations, matured and unmatured, in such order and in such manner as the Bank may elect.

                 6.1.4. Fourth, after discharge and repayment of all of the Obligations, any remaining funds shall be paid by the Bank to the Company.

           6.2. Reserved Rights. The Bank shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that the Company makes a payment or payments to the Bank or the Bank receives any payment or proceeds of the Collateral for the Company's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or the part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment or proceeds had not been received by the Bank.

     Section 7.  Remedies upon Event of Default.

           7.1.  Remedies.

                 7.1.1. Upon the occurrence of any Event of Default, the Bank shall have the right, upon notice to the Company (except that upon the occurrence of an Event of Default under Section 8(h) or 7(i) of the Loan Agreement, no notice shall be required), to declare the Obligations immediately due and payable and may, without demand of performance or other demand, advertisement or notice of any kind to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is (to the extent permitted by applicable law) hereby expressly waived and released. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Bank arising out of the retention or sale of the Collateral. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the UCC.

                 7.1.2. The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Bank may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sale may be at prices and on terms less favorable to the Bank than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Bank shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

                 7.1.3. The Company shall promptly pay or reimburse all costs and expenses of the Bank, including, but not limited to, attorneys' fees, incurred with respect to the enforcement or preservation of any of the Bank's rights hereunder.

                 7.1.4. Except as otherwise provided in this Agreement, the Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                 7.1.5. The Bank shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, in compliance with any applicable law. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Bank accepts the first offer received and does not offer any Collateral to more than one offeree, provided that the Bank has acted in a commercially reasonable manner in conducting such private sale.

                 7.1.6. Upon any sale of all or any part of any Collateral made either under the power of sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Bank is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, and transfer or conveyance of the property thus sold. For that purpose, the Bank may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Company hereby ratifies and confirms all that its said attorney, or its substitute or substitutes, shall lawfully do by virtue of this Agreement. If so requested by the Bank or by any purchaser of the Collateral or a portion thereof, the Company shall further ratify and confirm any such sale or transfer by executing and delivering to the Bank or to such purchaser or purchasers at the Company's expense all reasonable and proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

                 7.1.7. When authorized in accordance with this Section 7.1, the Bank may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time or from time to time, as the Bank shall determine in its sole discretion, subject to the provisions of this Section 7.1. The Bank shall not be required to realize upon any one type of Collateral before proceeding to realize upon the security interest granted in any other type of Collateral. The proceeds of any sale of, or other realization upon, or other receipt from, all or any Collateral shall be applied by the Bank in the manner set forth in Section 6 hereof.

           7.2. Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by law and not otherwise provided to the contrary under this Agreement, no remedy given hereunder to the Bank shall be exclusive of any other remedy, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise to the extent not contrary to or inconsistent with the terms of this

Agreement. The Bank may, in its absolute discretion, exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law or equity or otherwise. No course of dealing between the Company and the Bank or any delay or omission of the Bank to exercise any right, remedy or power accruing upon any Default or Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Default or Event of Default or of any right of the Bank or acquiescence therein, and every right, remedy and power given by this Agreement to the Bank may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Bank.

     Section 8. Termination of Agreement. Upon the last to occur of (a) satisfaction of all obligations of the Company under this Agreement, and (b) payment of all of the Obligations, (c) termination of the Commitment, (d) termination of all outstanding Letters of Credit or (e) payment in full of the Notes, this Agreement and the estate and rights hereby granted by the Company in the Collateral shall automatically cease, terminate and be void simultaneously therewith. Any of the Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Company by the Bank, and this Agreement shall thereupon be released by the Bank, all at the expense of the Company.

     Section 9. Miscellaneous.

           9.1. Expenses. All fees, costs or expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Bank or any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, in connection with either the preparation, administration, amendment, modification or enforcement of this Agreement or any other instruments, documents, or agreements to be delivered pursuant thereto (including, without limitation, (a) all expenses incurred in obtaining all necessary judicial and other approvals of the transactions contemplated hereby, (b) all expenses incurred in conducting any examinations or appraisals which the Bank, in its sole discretion, deems necessary or appropriate, subject, however, to the provisions of Section 6.3 of the Loan Agreement restricting the Company's obligations with respect to inventory audits, or (c) out-of-pocket collateral administration expenses) shall be paid by the Company on demand.

           9.2. Term of Agreement; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery hereof and shall continue in full force and effect until the termination of this Agreement as set forth in Section 8. Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Company may not assign its rights or obligations hereunder without the prior consent of the Bank. The Bank may assign all or any of its rights or obligations hereunder without the prior consent of the Company.

           9.3. Notices. Notices, demands and communications shall be deemed to have been properly given to the Company only when faxed to the Company at (614) 548-6541 or when made in writing and deposited in the United States mail, registered or certified, postage prepaid, and addressed to the Company at 155 Hidden Ravines Drive, Powell, Ohio 43065, Attention: Chief Executive Officer, whether or not the same are actually received by the Company. Any communication to the Bank shall be deemed properly given if faxed to the Bank at (614) 248-5518 or similarly mailed to the Bank and addressed to the Bank at Commercial Loan Department, 100 East Broad Street, Columbus, Ohio 43271-0121.

           9.4. No Implied Waivers. No delay on the part of the Bank in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the Bank would otherwise have.

           9.5. Amendments, Modifications, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

           9.6. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of such state.

           9.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

           9.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument. Complete sets of counterparts shall be lodged with the Company and the Bank.

           9.9. Merger. This Agreement, the Loan Agreement and the other agreements executed in connection with the Loan Agreement reflect the entire understanding of the parties with respect to its subject matter and supersede all prior agreements or understandings with respect thereto in their entirety.

           9.10. Headings. Headings of the sections of this Agreement are for convenience only and shall not affect the construction of this Agreement.

           9.11. Effective Date. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties.

           9.12. Confession of Judgment. The Company hereby authorizes any attorney at law to appear for the Company, in an action on this Agreement, at any time after any obligation hereunder becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the Bank or the party entitled to the benefits of this Agreement against the Company for the amount that may be due, with interest at the default rate provided for in the Loan Agreement and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

            9.13. Consent to Jurisdiction; Service. As a specifically bargained inducement for the transactions set forth herein, the parties hereto specifically agree that any action, suit or proceeding in respect of or arising from or out of this Agreement, its validity or performance, shall be initiated and prosecuted as to all parties and their successors and assigns at Columbus, Ohio except to the extent that such exclusive jurisdiction would be inconsistent with the Bank's exercise of its rights under Section 9.12 hereof. The parties hereto consent to and submit to the exercise of jurisdiction over their person by any court situated at Columbus, Ohio, including without limitation the United States District Court for the Southern District of Ohio and having jurisdiction over the subject matter hereof and the Company, hereby irrevocably appoints and designates CT Corporation System, its current agent for service of process in the State of Ohio (the "Agent"), as its true and lawful attorney in fact and duly authorized agent for service of legal process and agrees that service of such process upon such attorney in fact shall constitute personal service of such process upon such party. The Company hereby agrees to maintain the Agent as its statutory agent for service of process in the State of Ohio during the term of this Agreement.

            9.14. Waiver of Jury Trial. THE BANK AND THE COMPANY HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY AND THE BANK IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE COMPANY. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO OR THERETO.

     IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and delivered effective the day and year first above written.

                                 BANK ONE, COLUMBUS, NA

                                 By:____________________________________________
                                       Thomas D. Igoe
                                       Senior Vice President

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THIS AGREEMENT, OR ANY OTHER CAUSE.

                                 DRUG EMPORIUM, INC.

                                 By:____________________________________________
                                       David L. Kriegel, Chief Executive Officer

                                                                     EXHIBIT A

                              INITIAL COLLATERAL

1. Stock Certificate No. 1 dated February 26, 1991, evidencing the ownership by the Company of 10 shares of the Common Stock of Centerline, Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

2. Stock Certificate No. 1 dated August 23, 1991, evidencing the ownership by the Company of 100 shares of the Common Stock of Winter Fern Drug Distributors, Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

3. Stock Powers, each dated February 11, 1992, relating to the stock certificates listed at items 1 and 2 above, executed by the Company in blank.

4. Stock Certificate No. 8 dated May 9, 1995, evidencing the ownership by the Company of 1,190 shares of the Common Stock of RJR Drug Distributors Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

5. Stock Certificate No. 1 dated September 7, 1994, evidencing the ownership by the Company of 100 shares of the Common Stock of Houston Venture, Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

6. Stock Certificate No. 1 dated September 7, 1994, evidencing the ownership by the Company of 100 shares of the Common Stock of Emporium Venture, Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

7. Stock Powers, each dated of May 12, 1995, relating to the stock certificates listed at items 4, 5 and 6 above, executed by the Company in blank.

8. Stock Certificate No. 1 dated November 1, 1995, evidencing the ownership by the Company of 100 shares of the Common Stock of Drug Emporium of Maryland, Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

9. Stock Certificate No. 1 dated November 1, 1995, evidencing the ownership by the Company of 100 shares of the Common Stock of Drug Emporium of Michigan, Inc., being 100% of the issued and outstanding shares of the capital stock of such issuer eligible to vote for election of directors of such issuer.

10. Stock Powers, each dated of even date herewith, relating to the stock certificates listed at items 8 and 9 above, executed by the Company in blank.

                                                                  EXHIBIT 4.1(d)

                           THIRD AMENDED AND RESTATED
                             UNCONDITIONAL GUARANTY

       _________________, a ____________ corporation (the "Guarantor"), in order to induce BANK ONE, COLUMBUS, NA (the "Bank"), to make loans to DRUG EMPORIUM, INC., a Delaware corporation (the "Company"), pursuant to that certain Third Amended and Restated Revolving Credit and Term Loan Agreement of even date herewith (the "Agreement"), does hereby:

       (a) CONSIDERATION. Represent and warrant to the Bank that it is a subsidiary of the Company and, as such, it is entering into this Guaranty in order to ensure to itself the availability of certain of the funds which the Company plans to borrow from the Bank pursuant to the Agreement and that the Guarantor, therefore, expects to derive economic benefits from the execution, delivery and performance of the Agreement;

       (b) SOLVENCY. Represent and warrant to the Bank that, both before and after its execution, delivery and performance of the Guaranty, it is or will be solvent, it has or will have assets having a fair value in excess of the amount required to pay its probable liabilities or its existing debts as they become absolute and matured and it has or will have access to adequate capital for the conduct of its business and is or will be able to pay its debts from time to time incurred in connection therewith as such debts mature;

       (c) GUARANTY OF PAYMENT. Unconditionally and absolutely guarantee the full and timely payment by the Company to the Bank of (i) any and all of the liabilities or obligations which may become due and payable to the Bank from the Company in accordance with the terms and conditions of the Agreement or any other agreement, instrument or document executed by the Company in connection therewith, (ii) all costs and expenses incurred by the Bank in the collection or the enforcement of any such obligations of the Company, or realization upon the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, (iii) all future advances made by the Bank for the maintenance, protection or preservation of, the Collateral or any portion thereof, including, without limitation, advances for storage, insurance premiums, transportation charges, and the like and (iv) all other obligations of payment of the Company to the Bank, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due (the "Payment Obligations"); and

       (d) GUARANTY OF PERFORMANCE. Unconditionally and absolutely guarantee the due and punctual performance and observance by the Company of (i) any and all other obligations which are to be performed or observed by the Company in accordance with the terms and conditions of the Agreement or any other agreement, instrument or document executed by the Company in connection therewith, whether according to the original or present terms thereof, at an earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms and conditions thereof, now or at any time hereafter made or granted and (ii) all other obligations of the Company to the Bank, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due (the "Performance Obligations" and, collectively with the Payment Obligations, the "Obligations").

       SECTION 1. ABSOLUTE AND UNCONDITIONAL OBLIGATION OF GUARANTOR. All obligations of Guarantor under this Guaranty shall be absolute, unconditional and continuing and shall remain in full force and effect until all of the Obligations now existing or hereafter incurred shall have been paid and discharged in full and otherwise satisfied. The obligations of Guarantor under this Guaranty shall not be released, discharged, affected, modified or impaired by reason of the happening from time to time of any event, including, without limitation, any one or more of the following:

               1.1. COMPROMISE, ETC. The compromise, settlement, release, discharge or termination of any or all of the Obligations, by operation of law or otherwise, except by payment and performance in full of the Obligations pursuant to the terms of the Agreement or any other agreement, document or instrument pursuant to which the Company is obligated to the Bank with respect thereto;

               1.2. FAILURE TO GIVE NOTICE. The failure of the Bank to give notice to Guarantor of the occurrence of any Default or Event of Default under the Agreement (capitalized terms not defined herein are defined in the Agreement);

               1.3. WAIVER. The waiver of the payment, performance or observance by the Company of any of the Obligations;

               1.4. EXTENSION. The extension of the time for payment of any Indebtedness constituting Obligations or of the time for performance of any other Obligation, or the extension or the renewal of any thereof;

               1.5. MODIFICATION. The modification or amendment (whether material or otherwise) of any of the Obligations, whether set forth in the Agreement or any other agreement, document or instrument pursuant to which the Company or any other Person is obligated to the Bank, in accordance with the provisions of the Agreement, or any other agreement, instrument or document relating thereto or otherwise;

               1.6. ACTION OR INACTION. The taking of or omission to take any action under the Agreement or any other agreement, document or instrument pursuant to which the Company or any other Person is obligated to the Bank;

               1.7. INVALIDITY, ETC. The invalidity or unenforceability of any term or provision of the Agreement or any other agreement, document or instrument pursuant to which the Company or any other Person is obligated to the Bank, or any loss or release or substitution of, or other dealing with, any of the Indebtedness constituting Obligations or otherwise;

               1.8. DELAY. Any failure, omission or delay on the part of the Bank to enforce, assert or exercise any right, power or remedy conferred in the Agreement or any other agreement, document or instrument pursuant to which the Company or any other Person is obligated to the Bank, or any other act or acts on the part of the Bank;

               1.9. BANKRUPTCY. The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Company, or its assets, or any allegation of invalidity or contest of the validity of this Guaranty in any such proceedings;

               1.10. DEFAULT BY GUARANTOR. The default or failure of Guarantor to fully perform any of its obligations set forth in this Guaranty, the occurrence of any Event of Default under the Agreement, or the default or failure of any other Person to fully perform any of its obligations set forth in any other agreement, document or instrument pursuant to which the Company or any such Person is obligated to the Bank;

               1.11. MISSING AGREEMENTS. The failure of any agreement, instrument, certificate, or other document to be executed or delivered in connection with the Agreement; or

               1.12. MISCELLANEOUS. Any other event, circumstance, right, claim or defense of any character whatsoever, whether or not similar to the foregoing.

       SECTION 2. NO CONSENT OR NOTICE. The Bank may, at any time and from time to time, without consent of, or notice to, Guarantor, do any, some, or all of the following without thereby impairing or releasing the obligations of Guarantor under this Guaranty:

               2.1. AMENDMENTS. Change the manner, place or terms of payment, or change or extend the time of payment of, or renew or alter, the terms of any obligations of payment of the Company to the Bank, and the guarantee herein made shall apply to the obligations of payment of the Company to the Bank as so changed, extended, renewed or altered;

               2.2. ACTION OR INACTION. Exercise or refrain from exercising any rights against the Company, any other guarantor of the Agreement, or any other Person, or otherwise act or refrain from acting; or

               2.3. SETTLE OR COMPROMISE. Settle or compromise any obligations of payment of the Company, or any other guarantor of the obligations of the Company to the Bank or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) to creditors of the Company other than the Bank.

       SECTION 3.  RIGHTS OF THE BANK AND RELATED MATTERS.

               3.1. ENFORCEMENT. Guarantor agrees that this Guaranty may be enforced by the Bank without first resorting to or exhausting any other remedy available under the Agreement, any other guaranty of the Agreement, any other related agreement, document or instrument pursuant to which the Company or any other Person is obligated to the Bank, or otherwise; provided, however, that nothing herein contained shall prevent the Bank from resorting to any right or remedy available to it.

               3.2. BENEFIT. Guarantor agrees that this Guaranty will inure to the benefit of and may be enforced by the Bank, its successors and assigns, any duly authorized agent of the Bank, and any subsequent holder of any instrument evidencing any of the Obligations, and shall be binding on and enforceable against Guarantor, its successors and assigns.

               3.3. WAIVER OF NOTICE, EVENT OF DEFAULT UNDER THE AGREEMENT, ETC. Guarantor waives notice of any Default or Event of Default under the Agreement and presentment, protest, notice of dishonor and demand for payment of or with respect to any obligation of payment of the Company to the Bank or any instrument or other writing evidencing or securing any obligation of payment of the Company to the Bank.

               3.4. SUBORDINATION AS TO GUARANTOR. Guarantor hereby subordinates any and all claims which it now has, or in the future may acquire, as creditor, employee, or contributor to the capital of the Company, to the prior payment and performance in full of any and all of the Obligations to the extent hereinafter set forth in this Section 3.4. If, prior to the payment and performance of all of the Obligations, upon the occurrence and during the continuation of a Default or an Event of Default under the Agreement, Guarantor would, without reference to the provisions of this Section 3.4, be entitled to receive any payment on account of any claim of Guarantor against the Company, in insolvency proceedings or otherwise, all such payments shall be made instead to the Bank until all of the Obligations have been paid and performed in full, and Guarantor hereby so directs. If, following the occurrence and during the continuation of a Default or any Event of Default, Guarantor receives any payment on account of any claim of Guarantor against the Company, Guarantor shall immediately pay the same over to the Bank to be applied to the payment and performance of all of the Obligations.

               3.5. NO DEFENSE LIMITS GUARANTOR'S OBLIGATIONS. No setoff, counterclaim, reduction, or diminution of any obligation, or any other defense of any kind or nature (excepting payment or performance in fact) which Guarantor has or may have against the Bank shall limit or in any way affect Guarantor's obligations under this Guaranty.

               3.6. WAIVER OF RIGHTS TO SUBROGATION AND REIMBURSEMENT. Guarantor hereby waives any right of subrogation to the rights of the Bank against the Company, any right of reimbursement by the Company or any other right of recovery that Guarantor may have against the Company if Guarantor makes any payment under this Guaranty. Guarantor hereby represents and warrants that it has not received any promissory note from the Company or entered into any other written or oral agreement with the Company to the effect that Guarantor will be reimbursed by the Company if Guarantor makes any payments under this Guaranty and has not received any property of the Company as security for any such reimbursement. Guarantor hereby covenants and agrees that Guarantor will not, at any time, accept any promissory note or enter into any written or oral agreement with the Company which has the effect of reimbursing Guarantor for any payments that it may make under this Guaranty, accept any property of the Company as security for any such reimbursement, or make any claim for reimbursement or that Guarantor should be subrogated to the rights of the Bank against the Company. The waivers, representations, warranties, covenants and agreements contained in this paragraph are for the benefit of and may be enforced by the Bank and the Company and their respective successors and assigns, including (without limitation) any trustee in bankruptcy of the Company.

               3.7. WAIVER OF NOTICE OF ACCEPTANCE. Guarantor hereby expressly waives notice from the Bank of its acceptance of and reliance upon this Guaranty, and of any future creation, renewal or accrual of any of the Obligations, and any and every obligation of payment and performance of the Company to the Bank shall conclusively be presumed to have been created, contracted or incurred in reliance upon this Guaranty.

               3.8. SECURITY. The obligations of the Guarantor hereunder are secured by a Third Amended and Restated Security Agreement of even date herewith between the Guarantor and the Bank.

                 3.9. NEGATIVE PLEDGE. During the term of this Agreement, Guarantor shall not, without the prior written consent of the Bank:

                 (a) Create, incur, assume or permit to continue any Lien on any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens; nor

               (b) Create, incur, assume or suffer to exist any Indebtedness except (i) Indebtedness represented by the Notes; (ii) Secured Indebtedness which is secured by Permitted Liens; and (iii) unsecured Indebtedness owed to Company or another Subsidiary of Company.

       SECTION 4.  MISCELLANEOUS.

               4.1. NOTICES. All notices, requests or other communications under this Guaranty shall be in writing and shall be deemed to have been properly given only when faxed or deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed as follows:

                        To Guarantor:

                        -------------------------------
                        155 Hidden Ravines Drive
                        Powell, Ohio  43065
                        Attn.:  Chief Executive Officer
                        (614) 548-6541

                        To the Bank:

                        Bank One, Columbus, NA
                        Commercial Loan Department
                        100 East Broad Street
                        Columbus, Ohio  43271-0121
                        (614) 248-5518

Any party may, by notice given under this Section 4.1, designate a different address for it than the one specified above.

               4.2. AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. If the Company should fail in the payment or performance of any of the Obligations and the Bank or any Person participating in the Loans pursuant to Section 9 of the Loan Agreement employs attorneys or incurs other expenses for the enforcement of performance or observance by Guarantor of any of the Obligations or any obligation or agreement on the part of Guarantor contained in this Guaranty, Guarantor shall, on demand therefor, reimburse the reasonable fees of such attorneys and such other expenses so incurred by the Bank or such participating Person.

               4.3. WAIVER. No delay on the part of the Bank in exercising any of its options, powers or rights under this Guaranty, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver of any of the respective rights or obligations of the Bank under this Guaranty, and no modification or amendment of this Guaranty, will be deemed to be effective unless the same shall be in writing, duly signed on behalf of the Bank and Guarantor. Each waiver, if any, will apply only with respect to the specific instance and for the specific purpose given, and will in no way impair the rights of the Bank or the obligations of Guarantor to the Bank in any respect at any other time. No notice to or demand on Guarantor in any case will entitle Guarantor to any other or further notice or demand in similar or other circumstances.

               4.4. AMENDMENT. This Guaranty shall not be or be deemed to be amended, modified or limited orally or by any course of conduct or dealing or any manner other than by a writing signed by the party against which such amendment, modification or limitation is sought to be charged. This Guaranty is made in the State of Ohio and is to be construed in accordance with and the rights of the parties hereunder are to be governed by Ohio law.

               4.5. NO RELEASE. The provisions of this Guaranty notwithstanding, no rights or privileges of the Bank under the Agreement or any other agreement, document or instrument pursuant to which the Company is obligated to the Bank shall in any way be diminished or released by this Guaranty.

               4.6. SEVERABILITY. In case any clause, provision or section of this Guaranty, or any covenant, stipulation, obligation, agreement, act, or action, or part thereof, made, assumed, entered into, or taken under this Guaranty, or any application thereof, is for any reason held to be illegal, invalid or inoperable, such illegality, invalidity, or inoperability shall not affect the remainder thereof or any other clause, provision or section or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken thereunder, which shall at the time be construed and enforced as if such illegal or invalid or inoperable portion were not contained therein, nor shall such illegality or invalidity or inoperability or any application thereof affect any legal and valid and operable application thereof, from time to time, and each such clause, provision or section, covenant, stipulation, obligation, agreement, act, or action, or part thereof shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent from time to time permitted by law.

               4.7. CAPTIONS. The captions or headings in this Guaranty are for convenience only and in no way define, limit or describe the scope or intent of any provision or section of this Guaranty.

               4.8. ENTIRE AGREEMENT. This Guaranty sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter of this Guaranty.

               4.9. SEPARATE INSTRUMENT. This Guaranty constitutes a separate instrument, enforceable in accordance with its terms, and neither this Guaranty nor the obligations of Guarantor under this Guaranty shall, under any circumstance or in any legal proceedings, be deemed to have merged into or with any other agreement or obligation of Guarantor.

               4.10. JOINT PREPARATION. This Guaranty is to be deemed to have been prepared jointly by the Guarantor and the Bank, and any uncertainty or ambiguity existing herein shall not be interpreted against either party, but shall be interpreted according to the rules for the interpretation of arm's length agreements.

               4.11. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Guaranty.

               4.12. GOVERNING LAW. This Guaranty shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Ohio applicable to instruments to be performed in the State of Ohio.

               4.13. CONSENT TO JURISDICTION; SERVICE. As a specifically bargained inducement for the transactions set forth herein, the Guarantor specifically agrees that any action, suit or proceeding in respect of or arising from or out of this Guaranty, its validity or performance, shall be initiated and prosecuted as to all parties and their successors and assigns at Columbus, Ohio except to the extent that such exclusive jurisdiction would be inconsistent with the Bank's exercise of its rights under Section 4.15 hereof. The parties hereto consent to and submit to the exercise of jurisdiction over their person by any court situated at Columbus, Ohio, including without limitation the United States District Court for the Southern District of Ohio and having jurisdiction over the subject matter hereof and the Guarantor, hereby irrevocably appoints and designates ____________________, its current agent for service of process in the State of Ohio (the "Agent"), as its true and lawful attorney in fact and duly authorized agent for service of legal process and agrees that service of such process upon such attorney in fact shall constitute personal service of such process upon such party. The Guarantor hereby agrees to maintain the Agent as its statutory agent for service of process in the State of Ohio during the term of this Guaranty.

               4.14. WAIVER OF JURY TRIAL. THE BANK AND THE GUARANTOR HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE GUARANTOR AND THE BANK IN CONNECTION WITH THIS GUARANTY, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE COMPANY. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS GUARANTY, THE LOAN AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO OR THERETO.

               4.15. CONFESSION OF JUDGMENT. Guarantor hereby authorizes any attorney at law to appear for it, in an action on this Guaranty, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against Guarantor and to confess judgment in favor of the holder of the Guaranty against Guarantor for the amount that may be due, with interest at the default rate provided for in the Agreement and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

 IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the ___ day of November, 1995.
           _________________________________________________________
           WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO
              NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A
              COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR
             PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED
              TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY
             HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS,
              FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE
                         AGREEMENT, OR ANY OTHER CAUSE.
            ________________________________________________________

                                        [**SUBSIDIARY**]


                                        By:_____________________________________

                                        Its:____________________________________

                                                                  EXHIBIT 4.1(e)

                        [SUBSIDIARY] SECURITY AGREEMENT

       THIS SECURITY AGREEMENT dated as of the 13th day of November, 1995 (collectively with the exhibits attached hereto, the "Agreement") is between ________________, a Delaware corporation (the "Company"), and BANK ONE, COLUMBUS, NA (the "Bank") under that certain Third Amended and Restated Revolving Credit and Term Loan Agreement dated of even date herewith between Drug Emporium, Inc., a Delaware corporation (the "Borrower") and the Bank (the "Loan Agreement") and amends and restates in its entirety that certain Second Amended and Restated Security Agreement dated as of May 12, 1995 between the Company and the Bank. The parties agree as follows:

       Section 1. Definitions.

               1.1. Additional Definitions. In addition to the terms defined elsewhere in this Agreement or the Loan Agreement, the following terms have the following meanings:

       "Account" means and includes all accounts (whether or not earned by performance), contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, general customer lists, prescription lists, prescription files containing the names and addresses of prescription customers and the prescription histories of such customers, tax refunds, tax refund claims, patents, trademarks, trade names, good will, blue prints and drawings relating thereto) and all other forms of obligations owing to the Company, whether secured or unsecured, whether now existing or hereafter created, and whether or not specifically assigned to the Bank under this Agreement, all guarantees and other security therefor, all merchandise returned to or repossessed by the Company, and all rights of stoppage in transit and all other rights and remedies of an unpaid vendor, lienor or secured party.

       "Collateral" means and includes all Accounts, Equipment, Inventory, all property now or at any time hereafter in the Bank's possession (including claims and credit balances), and all other property in which the Company at any time grants a Lien to the Bank pursuant to the Loan Documents or otherwise, whether now existing or hereafter acquired or arising, together with (a) all books, records, ledger cards and other property pertaining to any of the foregoing, and any equipment on which any such items are stored or maintained and (b) all products and proceeds of any of the foregoing, and all insurance proceeds related to any of the foregoing, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and any cash, negotiable instruments and other instruments of money, chattel paper, security agreements or other documents.

       "Collateral Location" means each of the locations listed on the Collateral Locations Exhibit, attached hereto and made a part hereof, and such other locations as may be established as such pursuant to this Agreement.

       "Customer" means any Person who is obligated as an account debtor or other obligor on, under, or in connection with, any Account.

       "Default" means any Event of Default and any event, condition or circumstance which, with the giving of notice or lapse of time, or both, may become an Event of Default.

       "Equipment" means and includes all equipment, furniture and fixtures used in the business of the Company or located at any Collateral Location, whether now owned or hereafter acquired, and all documents of title or other documents representing the foregoing. The term "Equipment" shall include computers, modems, printers, software, and related Equipment, media and data necessary to run software owned or used by the Company to keep track of its Inventory or Accounts.

       "Event of Default" means any of the events specified in Section 8 of the Loan Agreement as an Event of Default, provided that any requirement for the giving of notice or lapse of time has been satisfied in connection with such event.

       "GAAP" means generally accepted accounting principles applied on a basis consistent with the accounting principles reflected in the financial statements furnished to the Bank under, and which comply with the requirements of, the Loan Agreement.

       "Inventory" means all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in the business of the Company or used in connection with the manufacturing, packing, shipping, advertising, selling or finishing of such goods, merchandise and other personal property, and all goods, merchandise and other personal property wherever located, to be furnished by the Company under any contract or contract for service or held for sale or lease, whether now owned or hereafter acquired, and all documents of title or other documents representing the foregoing.

       "Junior Obligations" means those Obligations of the Borrower or any Subsidiary to the Bank defined by item (e) of the definition of the term "Obligations," as such term is defined in this Section 1.1.

       "Loan Documents" means this Agreement, the Loan Agreement and all other instruments or agreements required or contemplated hereby or thereby.

       "Obligations" means (a) the obligations of the Borrower or any Subsidiary to the Bank under this Agreement or any of the Loan Documents, (b) the obligations of the Borrower or any Subsidiary to the Bank under any other instrument or agreement required or contemplated hereby or thereby, (c) all costs and expenses incurred by the Bank or any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, in the collection or the enforcement of any such obligations of the Borrower, or realization upon the Collateral, including without limitation reasonable attorneys' fees and legal expenses, (d) all future advances made by the Bank for the maintenance, protection or preservation of, the Collateral or any portion thereof, including without limitation advances for storage, insurance premiums, transportation charges, and the like and (e) all other obligations of the Borrower to the Bank, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due.

       "Requirement of Law" means, for any Person, any term, condition, or provision of any law, rule, judgment, regulation, order, writ, injunction or decree of any court or government, domestic or foreign and any ruling of any arbitrator to which such Person is a party or by which such Person or any of its assets or property is bound or affected or from which such Person derives benefits, and, if such Person is a corporation, its charter documents and bylaws.

       "Senior Obligations" means those Obligations of the Borrower or any Subsidiary to the Bank defined by items (a), (b), (c) or (d) of the definition of the term "Obligations,"as such term is defined in this Section 1.1.

       "UCC" means Chapters 1301 through 1309 of the Ohio Revised Code as in effect on the date of this Agreement and as the same may be supplemented or amended from time to time hereafter.

               1.2. Rules of Construction. All accounting terms used in this Agreement not otherwise specifically defined in this Agreement shall be construed in accordance with GAAP. Any capitalized term not defined herein but defined in the Loan Agreement shall be construed in accordance with the definition of such term as set forth in the Loan Agreement. Any other term not specifically defined in this Agreement or the Loan Agreement shall be construed in accordance with the meaning for such terms under the UCC. The meaning of any defined term used in this Agreement shall apply equally to the singular, plural and other forms of the term defined.

       Section 2.  Grant of Security Interest.

               2.1. Lien. As security for the full and timely payment or performance of the Obligations in accordance with the terms thereof, the Company agrees that the Bank shall have, and there is hereby granted to and created in favor of the Bank, a Lien under the UCC, and otherwise in accordance with applicable law, in and to the Collateral. The Lien created hereunder shall be prior in interest to any other Lien affecting the Collateral. The Lien created hereunder shall be and remain in full force and effect until all of the Obligations shall have been paid and discharged in full and otherwise satisfied and the Borrower shall no longer have any right to request any Loans under the Loan Agreement. Notwithstanding any thing contained in this Section 2.1, all Liens created hereunder which secure Senior Obligations shall be prior in interest to all Liens created hereunder which secure Junior Obligations.

               2.2. Collateral. As an inducement to enter into this Agreement and the Loan Agreement, the Company is hereby granting to the Bank a security interest in, among other assets, its Accounts, Equipment and Inventory. The Company understands that the Bank would not have entered into this Agreement or the Loan Agreement if the Company was not granting a security interest to the Bank in Accounts, Equipment and Inventory and that the indubitable equivalent of any Lien in favor of the Bank against Accounts, Equipment and Inventory is not provided to the

Bank by the substitution therefor of a Lien against real estate or any other asset which is not as quickly convertible into cash as Accounts, Equipment or Inventory.

       Section 3. Representations and Warranties. The Company hereby represents and warrants to the Bank that:

               3.1. Title to Collateral. The Company has good, indefeasible and marketable title to all the Collateral free of all Liens other than those granted hereby, except for Liens of landlords under state statutes or Liens permitted under the Loan Agreement. No financing or continuation statement which names the Company as debtor has been filed in any state or other jurisdiction except as provided for herein or as set forth on Schedule 3.1 hereto, and the Company has not agreed or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien.

               3.2. Perfection of Lien. The Company has taken or caused to be taken all actions necessary to establish the Bank's Lien in the Collateral as a valid, enforceable and perfected Lien, first and prior to all other Liens except Liens permitted under the Loan Agreement.

               3.3. Books and Records; Chief Executive Office. All books and records of the Company concerning the Collateral are accurate, complete and maintained in accordance with GAAP. The Collateral Locations Exhibit correctly sets forth the address of (a) the chief executive office, registered office and principal place of business of the Company, (b) any plant or division of the Company maintaining a separate principal place of business, registered office or chief executive office, (c) all other places of business of the Company and the location of all Collateral and (d) the name and business address of each landlord and mortgagee with any interest in any Collateral Location. The only original books of account and records of the Company relating to any Accounts of the Company are, and will continue to be, kept at the offices of the Company set forth on the Collateral Locations Exhibit opposite the name of the division or the plant of the Company where such Accounts originated. The only locations at which Equipment and Inventory are located are set forth on the Collateral Locations Exhibit opposite the name of the division or the plant of the Company or other location where such Equipment and Inventory are located.

               3.4. Accounts. The Accounts arose out of bona fide sales or services, are collectible in the ordinary course of business and are not disputed or subject to offset.

       Section 4. Affirmative Covenants. On and after the date of this Agreement and until all of the Obligations shall have been paid and discharged in full or otherwise satisfied and the Company shall no longer have any right to request any Loans under the Loan Agreement:

               4.1. Insurance. The Company shall at all times: (a) maintain or cause to be maintained insurance upon the Collateral with responsible and reputable insurers of such character and in such amounts as are usually maintained by Persons engaged in a like business; (b) furnish to the Bank, prior to the execution of this Agreement and annually thereafter certificates of insurance with respect to all insurance policies required to be maintained hereunder, in form and detail satisfactory to the Bank; (c) require each policy of insurance to contain a provision whereby it cannot be canceled, amended or modified except after 30 days' prior written notice to the Bank; (d) require each policy of insurance covering any of the Collateral to be written or endorsed so as to make losses, if any, payable to the Bank, in addition to the Company; and (e) require each policy of insurance covering any of the Collateral to contain an agreement by the insurer that any loss shall be payable to the Bank notwithstanding any act or negligence of the Company which might otherwise result in forfeiture of said insurance. If the Company fails to pay or cause to be paid the premium on any such insurance, the Bank may, in its sole discretion, do so for the account of the Company, add the cost thereof to the Obligations and be reimbursed by the Company therefor on demand.

               4.2. Notice of Default. If any Default or Event of Default occurs, the Company shall give prompt notice of such happening to the Bank.

               4.3. Inspection. The Company shall permit any Person designated by the Bank to enter, examine, audit and inspect the Collateral and all properties, corporate books and financial records pertaining to the Collateral, or the operation, business, affairs and financial condition of the Company at any reasonable time and from time to time, and shall permit such Persons to copy and make excerpts of such books and records.

               4.4. Sale of Inventory. Notwithstanding the security interest in the Collateral granted hereunder, the Company shall have the right to sell, lease or otherwise dispose of its Inventory in the ordinary course of its business, free and clear of such security interest; but, in such event, such security interest shall continue in the proceeds of such sale, lease or other disposition.

               4.5. Company's Rights to Collect Accounts. Notwithstanding the security interest in the Accounts granted under this Agreement, the Company shall endeavor to collect the Accounts at its own cost and expense, until such time as the Bank shall have notified the Company, pursuant to Section 4.6, that the Bank has revoked the Company's right to collect the Accounts.

               4.6. Collection of Accounts by the Bank. If an Event of Default shall have occurred, the Bank shall have the right at any time and without affecting the liability of the Company to the Bank (a) to revoke any right of the Company to collect its Accounts, pursuant to Section 4.5, by written notice to the Company to such effect, (b) to take over and direct collection of the Accounts of the Company, (c) to give notice of the security interest of the Bank in the Accounts to any or all of the Customers, (d) to give notice to the Customers to make payment of the Accounts directly to the Bank (and, at the request of the Bank, the Company shall indicate on all billings to Customers that payments thereon are to be made to the Bank), and
(e) to take control of the Accounts of the Company and the Proceeds thereof, and to take possession of all of the Company's books and records relating thereto, with full power and authority in the name of the Bank or of the Company to enforce, collect, sue for, receive, compromise, settle and give receipts for any and all of the Accounts. If any Account becomes evidenced by a promissory note, trade acceptance, chattel paper or other writing or instrument for the payment of money, and there is at the time a Default, the Company shall, at the request of the Bank, promptly deliver any such instrument to the Bank duly endorsed to the order of the Bank as additional Collateral under this Agreement. It is understood and agreed by the Company that the Bank shall have no liability whatsoever to the Company under this Section 4.6.

               4.7. Account Verification. The Bank may at any time, without notice to the Company, verify with any Customer the status of any Account payable by such Customer; provided, however, that, prior to the occurrence of an Event of Default, no request for verification shall be made in the name of the Bank, nor shall the Bank disclose the purpose of such request. The Company from time to time will execute and deliver such instruments and take all such action as the Bank may reasonably request in order to effectuate the purpose of this Section 4.7.

               4.8. Preservation and Protection of Security Interests. The Company shall faithfully preserve and protect the Bank's security interest in the Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continue perfected so long as the Obligations or any portion thereof are outstanding and unpaid, and for such purpose the Company shall from time to time at the request of the Bank file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation financing and continuation statements, as the Bank may deem necessary or advisable from time to time in order to preserve, perfect and continue perfected said security interest. The Company shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Bank may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first Lien in the Collateral prior to the rights of any other secured party or lien creditor. The Bank, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Company to do all acts and things which the Bank may deem necessary or advisable to preserve, perfect and continue perfected the Bank's security interest in the Collateral, including without limitation the signing of financing, continuation or other similar statements and notices on behalf of the Company.

               4.9. Maintenance of Collateral. The Company shall (a) from time to time replace and repair all parts of the Collateral which are or become worn, broken, damaged, or deteriorated, maintain the Collateral now or hereafter owned or acquired by it, and every part thereof, in good working order and repair and pay the costs of such repairs, replacements, and maintenance as well as any costs of storing the same; and (b) pay and discharge all taxes, assessments, fees, and other governmental charges or levies imposed upon it or any of the Collateral as well as all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien on the Collateral or any part thereof. If the Company fails to make any payments it is required to make under this Section 4.9, the Bank may do so for the account of the Company and may add the amount of such payments to the Obligations.

               4.10. Inventory. The Company shall maintain the Inventory in good condition, salable at the Company's normal prices in the ordinary course of its business.

               4.11. New Stores. Prior to the opening of any retail store not presently operated by the Company, the Company shall give written notice to the Bank and shall perform such acts as may be necessary or advisable to grant to the Bank a perfected Lien, subject to no other Liens other than Liens permitted under the Loan Agreement, in the Collateral located or to be located in such new retail store.

               4.12. Annual Certificate. The Company shall furnish to the Bank within 45 days after the close of each fiscal year, a certificate of the chief financial officer or controller of the Company certifying that he has reviewed the locations where the Equipment and Inventory are located and that appropriate filings have been made for the Company and each Subsidiary so that the Bank continues to have a perfected Lien hereunder, subject to no other Lien other than Liens permitted under the Loan Agreement.

               4.13.  Removal of the Equipment.

                        4.13.1. If no Event of Default shall have occurred, in any instance where the Company in its discretion determines that any items of the Equipment have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, Company may remove such items of the Equipment from any Collateral Location and sell, trade-in, exchange or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to Bank, provided, however that Company shall either:

                                (a)  Substitute and install anywhere on such
Collateral Location other machinery, furnishing, equipment or related property having equal or greater value (but not necessarily having the same function) in the operation of its business for the purpose for which it is intended; provided, further, however such removal and substitution shall not be out of the ordinary course of business, all of which substituted machinery, furnishings, Equipment or related property shall be free of all liens (other than Permitted Liens) and shall become a part of the Collateral; or

                                (b)  Not make any such substitution and
installation; provided, further, however that in the case of (i) the sale of any such Equipment to anyone other than itself or the scrapping thereof, or
(ii) the trade-in of such Equipment for other machinery on such Collateral Location, Company shall use the proceeds of such sale for the reduction of the Obligations.

                        4.13.2. Company shall promptly report to Bank each removal, substitution, sale or other disposition of Equipment described in
Section 4.13.1 above and shall pay to Bank such amounts as are required by the provisions of Section 4.13.1 (b) promptly after the sale, trade-in or other disposition requiring such payment. Company shall not remove, or permit the removal of, any of the Equipment from any Collateral Location except in accordance with the provisions of this Section 4.13.

                        4.13.3. Upon compliance with this Section 4.13, Bank agrees to deliver any releases reasonably deemed necessary by Company with respect to the removal of such Equipment.

       Section 5. Negative Covenants. On and after the date of this Agreement and until all of the Obligations shall have been paid and discharged in full or otherwise satisfied and the Borrower shall no longer have the right to request Loans under the Loan Agreement:

               5.1. Liens. The Company shall not create, assume, incur or suffer to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise) to be created, assumed, incurred or to exist any Lien upon any of the Collateral (other than Permitted Liens) except with the prior written consent of the Bank to each such Lien.

               5.2. Negative Pledge. Except as permitted by the Loan Agreement, the Company shall not, without the prior written consent of the Bank, (a) sell, assign, or transfer any of its right, title and interest in the Collateral, except the Company may sell Inventory in the ordinary course of business pursuant to Section 4.4, (b) permit any levy or attachment to be made against any of the Collateral, or (c) file any financing statement with respect to any of the Collateral, except financing statements in favor of the Bank.

               5.3. Corporate Name. The Company shall not change its corporate name unless, before the effective date of such change, the Company delivers to the Bank such financing statements executed by the Company that the Bank may request to reflect such name change, together with such other documents and instruments that the Bank may request in connection with such name change. The Company shall not hold its right, title or interest in, nor maintain its records relating to, any Collateral in any name other than its corporate name.

               5.4. Change of Locations. The Company shall not change any of the Collateral Locations unless, before the effective date of such change, (a) the Company shall have given to the Bank 10 days prior written notice of its intention to so change any such Collateral Location, clearly describing each such new Collateral Location and providing any other information in connection therewith that the Bank may reasonably request and (b) with respect to each such new Collateral Location, it shall have taken such action, satisfactory to the Bank (including, without limitation, the execution and delivery to the Bank of such financing statements executed by the Company that the Bank may request to reflect such change in Collateral Location together with such other documents and instruments that the Bank may request in connection with such change), as may be necessary to maintain the security interest of the Bank in the Collateral at all times fully perfected and in full force and effect.

       Section 6.  Application of Moneys.

               6.1. Payments. Except as otherwise provided herein, all monies which the Bank shall receive either upon realization of the Lien granted hereunder or otherwise may be applied by or at the direction of the Bank as follows:

                        6.l.1. First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Bank (including, without limitation, the fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Loan Documents or in the collection of the Obligations.

                        6.1.2. Second, to the payment of the then existing Senior Obligations, matured and unmatured, in such order and in such manner as the Bank may elect.

                        6.1.3. Third, to the payment of the then existing Junior Obligations, matured and unmatured, in such order and in such manner as the Bank may elect.

                        6.1.4. Fourth, after discharge and repayment of all of the Obligations, any remaining funds shall be paid by the Bank to the Borrower.

               6.2. Reserved Rights. The Bank shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that the Borrower makes a payment or payments to the Bank or the Bank receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or the part thereof intended to be satisfied shall be revived and continue in full force and effect as if such payment or proceeds had not been received by the Bank.

       Section 7.  Events of Default and Remedies.

               7.1.  Rights on Event of Default.

                        7.1.1. Upon the occurrence of any Event of Default, the Bank shall have the right, upon notice to the Company, (except that upon the occurrence of an Event of Default under Section 8(h) or 8(i) of the Loan Agreement, no notice shall be required) to declare the Obligations immediately due and payable and may, without demand of performance or other demand, advertisement or notice of any kind to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith exercise such rights and remedies as are provided by the UCC and such other rights and remedies in respect thereof as it may have at law or in equity or under any of the Loan Documents, including without limitation the right to enter any premises where any of the Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which the Company hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale, without prior notice to the Company except as otherwise required by law (and, if notice is required by law, after 10 days prior written notice), at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as the Bank in its sole discretion may determine. Upon any such sale of any of the Collateral, the Bank may purchase all or any of the Collateral being sold, free from any equity or right of redemption. The Bank shall apply the proceeds of any such sale as provided in
Section 6. If such proceeds are insufficient to pay the amounts required by law, the Company shall be liable for any deficiency in the amount so realized from the Collateral.

                        7.1.2. The Company shall promptly pay or reimburse all costs and expenses of the Bank and any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, including, but not limited to, attorneys' fees, incurred with respect to the enforcement or preservation of any of the Bank's rights hereunder.

                        7.1.3. Except as otherwise provided in this Agreement, the Company hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                        7.1.4. The Bank shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, in compliance with any applicable law. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Bank accepts the first offer received and does not offer any Collateral to more than one offeree, provided that the Bank has acted in a commercially reasonable manner in conducting such private sale.

                        7.1.5. Upon any sale of all or any part of any Collateral made either under the power of sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Agreement, the Bank is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, and transfer or conveyance of the property thus sold. For that purpose, the Bank may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Company hereby ratifies and confirms all that its said attorney, or its substitute or substitutes, shall lawfully do by virtue of this Agreement. If so requested by the Bank or by any purchaser of the Collateral or a portion thereof, the Company shall further ratify and confirm any such sale or transfer by executing and delivering to the Bank or to such purchaser or purchasers at the Company's expense all reasonable and proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

                        7.1.6. When authorized in accordance with this Section 7.1, the Bank may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time or from time to time, as the Bank shall determine in its sole discretion, subject to the provisions of this Section
7.1. The Bank shall not be required to realize upon any one type of Collateral before proceeding to realize upon the security interest granted in any other type of Collateral. The proceeds of any sale of, or other realization upon, or other receipt from, all or any Collateral shall be applied by the Bank in the manner set forth in Section 6 hereof.

               7.2. Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by law and not otherwise provided to the contrary under this Agreement, no remedy given hereunder to the Bank shall be exclusive of any other remedy, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise to the extent not contrary to or inconsistent with the terms of this Agreement. The Bank may, in its absolute discretion, exercise all or any of the powers, rights or remedies given to it hereunder or which may be now or hereafter given by statute, law or equity or otherwise. No course of dealing between the Company and the Bank or any delay or omission of the Bank to exercise any right, remedy or power accruing upon any Default or Event of Default shall impair any right, remedy or power or shall be construed to be a waiver of any such Default or Event of Default or of any right of the Bank or acquiescence therein, and every right, remedy and power given by this Agreement to the Bank may, to the extent permitted by law, be exercised from time to time and as often as may be deemed expedient by the Bank.

               7.3. Assembling of Collateral. Upon the occurrence of any Default, the Company, upon demand by the Bank, shall promptly assemble the Collateral, or any part thereof designated by the Bank, and make it available to the Bank at a place to be designated by the Bank which shall be reasonably convenient to the Bank and the Company. The right of the Bank under this
Section 7.3 to have the Collateral assembled and made available to it is of the essence of this Agreement and the Bank may, at its election, enforce such right by an action for specific performance.

               7.4. No Requirement to Marshal Collateral. The Company, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require the Bank to collect any of the Obligations from any portion of the Collateral under any theory of marshaling of assets, or otherwise, and specifically authorizes the Bank to apply any of its Collateral against any of the Obligations in any manner that the Bank may determine.

       Section 8. Termination of Agreement. Upon the last to occur of (a) satisfaction of all obligations of the Company under this Agreement, (b) payment of all of the Obligations, (c) termination of the Commitment, (d) termination of all outstanding Letters of Credit or (e) payment in full of the Notes, this Agreement and the estate and rights hereby granted by the Company in the Collateral shall automatically cease, terminate and be void simultaneously therewith. Any of the Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Company by the Bank, and this Agreement shall thereupon be released by the Bank, all at the expense of the Company.

       Section 9.  Miscellaneous.

               9.1. Expenses. All fees, costs or expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Bank or any participating Persons, as such Persons are contemplated by Section 9 of the Loan Agreement, in connection with either the preparation, administration, amendment, modification or enforcement of this Agreement or any other instruments, documents, or agreements to be delivered pursuant thereto (including, without limitation, (a) all expenses incurred in obtaining all necessary judicial and other approvals of the transactions contemplated hereby,
(b) all expenses incurred in conducting any examinations or appraisals which the Bank, in its sole discretion, deems necessary or appropriate, (c) all expenses incurred in assigning or otherwise transferring control of post office boxes to the Bank or (d) out-of-pocket collateral administration expenses) shall be paid by the Company on demand.

               9.2. Term of Agreement; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery hereof and shall continue in full force and effect until the termination of this Agreement as set forth in Section 8. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Company may not assign its rights or obligations hereunder without the prior consent of the Bank. The Bank may assign all or any of its rights or obligations hereunder without the prior consent of the Company.

               9.3. Notices. Notices, demands and communications shall be deemed to have been properly given to the Company only when faxed to (614) 548-6541 or when made in writing and deposited in the United States mail, registered or certified, postage prepaid, and addressed to the Company at 155 Hidden Ravines Drive, Powell, Ohio 43065, Attention: Chief Executive Officer, whether or not the same are actually received by the Company. Any communication to the Bank shall be deemed properly given if faxed to (614) 248-5518 or similarly mailed and addressed to the Bank at Commercial Loan Department, 100 East Broad Street, Columbus, Ohio 43271-0121.

               9.4. No Implied Waivers. No delay on the part of the Bank in exercising any right, power or privilege granted hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof. The rights and remedies herein expressly specified are cumulative and not exclusive of any other rights and remedies which the Bank would otherwise have.

               9.5. Amendments, Modifications, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

               9.6. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of such state.

               9.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

               9.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument. Complete sets of counterparts shall be lodged with the Company and the Bank.

               9.9. Merger. This Agreement, the Notes, the Loan Agreement and the other Loan Documents reflect the entire understanding of the parties with respect to their subject matter and supersede all prior agreements or understandings with respect thereto in their entirety.

               9.10. Headings. Headings of the sections of this Agreement are for convenience only and shall not affect the construction of this Agreement.

               9.11. Effective Date. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties.

               9.12. Confession of Judgment. The Company hereby authorizes any attorney at law to appear for the Company, in an action on this Agreement, at any time after any obligation hereunder becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the Company and to confess judgment in favor of the Bank or the party entitled to the benefits of this Agreement against the Company for the amount that may be due, with interest at the default rate provided for in the Loan Documents and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

                 9.13. Consent to Jurisdiction; Service. As a specifically bargained inducement for the transactions set forth herein, the parties hereto specifically agree that any action, suit or proceeding in respect of or arising from or out of this Agreement, its validity or performance, shall be initiated and prosecuted as to all parties and their successors and assigns at Columbus, Ohio except to the extent that such exclusive jurisdiction would be inconsistent with the Bank's exercise of its rights under Section 9.12 hereof. The parties hereto consent to and submit to the exercise of jurisdiction over their person by any court situated at Columbus, Ohio, including without limitation the United States District Court for the Southern District of Ohio and having jurisdiction over the subject matter hereof and the Company hereby irrevocably appoints and designates ____________________, its current agent for service of process in the State of Ohio (the "Agent"), as its true and lawful attorney in fact and duly authorized agent for service of legal process and agrees that service of such process upon such attorney in fact shall constitute personal service of such process upon such party. The Company hereby agrees to maintain the

Agent as its statutory agent for service of process in the State of Ohio during the term of the Agreement.

                 9.14. WAIVER OF JURY TRIAL. THE BANK AND THE COMPANY HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE BANK AND THE COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE COMPANY AND THE BANK IN CONNECTION WITH THIS AGREEMENT, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE FINANCING TRANSACTIONS WITH THE COMPANY. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE BANK'S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO OR THERETO.

       The parties hereto have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                        BANK ONE, COLUMBUS, NA



                                        By:
                                           --------------------------------
                                           Thomas D. Igoe
                                           Senior Vice President



           WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO
              NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A
              COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR
             PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED
              TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY
             HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS,
             FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THIS
                         AGREEMENT, OR ANY OTHER CAUSE.


                                        [**SUBSIDIARY**]



                                        By:
                                           -------------------------------
                                           David L. Kriegel, President

                              COLLATERAL LOCATIONS
                                    EXHIBIT





                      [**To be prepared by the Company as
                         anticipated by Section 3.3**]

                                                                  EXHIBIT 4.1(k)

                             FORM OF BORROWER'S COUNSEL'S OPINION

1. The Company and each of its Wholly Owned Subsidiaries are corporations duly organized, and each other Subsidiary is a corporation duly incorporated, and the Company and each Subsidiary is validly existing and in good standing under the laws of the jurisdictions in which incorporated. The Company and each of its Subsidiaries have all requisite power and authority, corporate or otherwise, to own or lease their property and carry on their businesses as and in the places where such properties are now located, leased or operated or such businesses are now conducted and the Company has such power and authority to enter into and perform all of its obligations under the Agreement, the Notes, the Security Agreement, and the Pledge Agreement. Each Wholly Owned Subsidiary has all requisite power and authority, corporate or otherwise, to enter into and perform all of its obligations under its Subsidiary Guaranty and Subsidiary Security Agreement.

2. The execution, delivery and performance by the Company of the Agreement, the Notes, the Security Agreement and the Pledge Agreement has been duly authorized by all necessary corporate action. The Agreement, the Notes, the Security Agreement and the Pledge Agreement have been duly executed and delivered by the Company. The Agreement, the Notes, the Security Agreement and the Pledge Agreement constitute the legal, valid and binding obligation of the Company, and are enforceable against the Company in accordance with their terms, subject as to enforceability to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

3. The execution, delivery and performance by each of the Wholly Owned Subsidiaries of its Subsidiary Guaranty and Subsidiary Security Agreement has been duly authorized by all necessary corporate action. Each of the Subsidiary Guaranties and Subsidiary Security Agreements has been duly executed and delivered by the applicable Wholly Owned Subsidiary. Each of the Subsidiary Guaranties and Subsidiary Security Agreements constitutes the legal, valid and binding obligation of the applicable Wholly Owned Subsidiary, and is enforceable against such Wholly Owned Subsidiary in accordance with its terms, subject as to enforceability to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

4. Each of the Notes issued and delivered to the Bank pursuant to the provisions of the Agreement (assuming its due execution and delivery) is a valid, binding and enforceable obligation of the Company in accordance with its terms, subject as to enforceability to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

5. To the best of our knowledge, after due inquiry, neither the Company nor any of its Subsidiaries is in violation of or in default under any provision of: its Certificate of

         Incorporation or Bylaws (each as amended to date); any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and having applicability to the Company or any of its Subsidiaries; or any loan, indenture, credit agreement, lease or other instrument which violation or default could materially adversely affect the business, Consolidated financial position or Consolidated results of operations of the Company and its Subsidiaries.

6. To the best of our knowledge, after due inquiry, the execution, delivery and performance of the Agreement, the Notes, the Security Agreement and the Pledge Agreement by the Company and of the Subsidiary Guaranties and Subsidiary Security Agreements by each of the Wholly Owned Subsidiaries does not result in a violation of any terms or conditions of the Certificate of Incorporation or Bylaws of the Company or any Wholly Owned Subsidiary, or breach any term or provision of, or constitute a default under, any agreement, note or other agreement to which the Company or any of its Subsidiaries is a party, which violation, breach or default could materially adversely affect the business, Consolidated financial position or Consolidated results of operations of the Company and its Subsidiaries.

7. To the best of our knowledge, after due inquiry, there is no action, proceeding or investigation pending or threatened which questions the validity of the Agreement, the Notes or any of the Loan Documents or any action taken or to be taken pursuant thereto, or which might result, either in any case or in the aggregate, in any material and adverse change in the business, operations, affairs or condition of the Company or any of its Subsidiaries, their properties and assets or in any material liability on the part of the Company or any of its Subsidiaries.

8. All amounts due or to become due to the Bank under the Agreement are "Senior Indebtedness" as that term is defined in the Indenture. The Debentures are subordinated and subject in right to the prior payment in full of all amounts due or to become due to the Bank under the Agreement to the extent and in the manner set forth in the subsections of Article Fourteen of the Indenture.

9. Each Note is, or, upon issuance, will be, entitled to the benefits of, and is secured by valid Liens created by, the Pledge Agreement, the Security Agreement, the Subsidiary Guaranties and the Subsidiary Security Agreements.

10. The provisions of the Pledge Agreement, the Security Agreement and the Subsidiary Security Agreements are effective to create in favor of the Bank legal, valid and enforceable security interests as between the parties to those agreements, but specifically excluding any opinion as to the perfection of those security interests except as provided in paragraph 11 below, in all right, title, and interest of the Company and the Wholly Owned Subsidiaries in the Collateral, as defined therein, and further subject as to enforceability to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

11. Assuming (i) the accuracy and completeness of the list of Store Locations set forth on attached Exhibit B, and (ii) that, other than [**Centerline, Inc. as to the State of Delaware and Drug Emporium, Inc. as to the States of South Carolina, Indiana and New Hampshire**], each debtor has a place of business in more than one county of each state listed opposite its respective name on attached Exhibit C, and based solely upon our review of Ohio law and the CCH Secured Transaction Guide as to the other jurisdictions, the filing of financing statements in substantially the form of Exhibit A, with appropriate names of the debtor inserted therein and appropriate exhibits appended thereto (the "Financing Statements") with the Secretary of State and County Recorder (or other comparable official) of the states and counties listed on attached Exhibit C will be sufficient to perfect the Bank's security interest described in the Security Agreement and the Subsidiary Security Agreements in the Collateral as defined therein, and the delivery to the Bank of the Collateral, as defined in the Pledge Agreement, is sufficient to perfect the Bank's security interest described in the Pledge Agreement, except as follows:

         (a) in the case of "instruments" [as such term is defined in Uniform Commercial Code Section 9-105 (1)(i) (Ohio Revised Code Section 1309.01(A)(9)] not constituting part of "chattel paper" [as such term is defined in Uniform Commercial Code
                  Section 9-105(1)(b) (Ohio Revised Code Section 1309.01(A)(2)], the security interest of the Bank therein cannot be perfected through the filing of the Financing Statements but will be perfected if possession thereof is obtained by the Bank;

         (b) insofar as the Bank's security interest relates to after-acquired Collateral, such security interest will be perfected only when the Company or a Subsidiary acquires rights in such Collateral;

         (c) the effectiveness of the Financing Statements terminates five years after the date of filing, unless a continuation statement is filed prior to such termination in accordance with Uniform Commercial Code Section 9-403(2)-(3) [Ohio Revised Code Section 1309.40(B)-(C)];

         (d) in the case of nonidentifiable cash proceeds, continuation of perfection of the Bank's security interest therein is limited to the degree set forth in Uniform Commercial Code Section 9-306 (Ohio Revised Code Section 1309.25);

         (e) if the Company or a Subsidiary so changes its name, identity, or corporate structure that any Financing Statement becomes seriously misleading, the filing of such Financing Statement will, pursuant to Uniform Commercial Code Section 9-402(7) [Ohio Revised Code Section 1309.39(G)], be ineffective to perfect a security interest in collateral acquired by the Company or any such Subsidiary more than four months after the change, unless a new appropriate financing statement is filed before the expiration of that period;

         (f) in the case of either (1) the movement of certain tangible collateral to a state in which a Financing Statement has not been filed or (2) a change in the location of the Company or a Subsidiary to a state in which a Financing Statement has not been filed, the Bank's security interest will become unperfected unless a new appropriate financing statement is filed in the new state within four months in accordance with Uniform Commercial Code Section 9-103 (Ohio Revised Code Section 1309.03); and

         (g) under certain circumstances described in Uniform Commercial Code Sections 9-307 and 9-308 (Ohio Revised Code Sections 1309.26 and 1309.27), purchasers of collateral may take the same free of a perfected security interest.

12. To the best of our knowledge, after due inquiry (such inquiry consisting solely of (a) a certificate delivered to us by the Company, and (b) our review of the results of searches conducted by, and made available to us by, the Bank, as set forth on attached Exhibit D), the Bank's perfected security interest in the Collateral described in the Security Agreement and the Subsidiary Security Agreements is prior to any other security interest in such Collateral evidenced by the filing of a financing statement, but only to the extent a security interest in such Collateral created by the Security Agreement and the Subsidiary Security Agreements may be perfected by the filing of financing statement(s), and, assuming that the Bank has no notice of any adverse claim in favor of any third person in the Collateral described in the Pledge Agreement, the Bank's perfected security interest in the Collateral described in the Pledge Agreement is prior to any Liens, except for the following:

         (a) the Bank's security interest is subordinate to the Liens described on Exhibit D attached hereto and made a part hereof;

         (b) the Bank's security interest is subordinate to Liens expressly permitted under the Agreement or the Pledge Agreement, the Security Agreement or the Subsidiary Security Agreements; and

         (c) insofar as the Bank's security interest relates to after-acquired Collateral, such security interest may be subordinated in priority to the conflicting security interest of a purchase-money creditor pursuant to Uniform Commercial Code Section 9-312(3)-(4) [Ohio Revised Code Section 1309.31(C)-(D)] or to a federal tax lien properly filed more than 45 days before such security interest arises (or a lesser period, if the Bank acquires knowledge of such federal tax lien), pursuant to 26 U.S.C. Section 6323(c).

                                                                     EXHIBIT 5.9

                               PENDING LITIGATION

        Nortex Drug Distributors, Inc. v. Drug Emporium, Inc., Case No. C2-93-767, filed August 6, 1993, and Texas Drug Distributors, Inc. v. Drug Emporium, Inc., Case No. C2-93-847, filed August 30, 1993, both of which are pending in the United States District Court, Southern District of Ohio, Eastern Division. The plaintiffs in the two suits are both franchisees of the Company. The claims set forth in the complaints are substantially the same in both suits and allege that the Company failed to perform as required under the Company's franchise agreements with plaintiffs and under Texas law. Plaintiffs also claim that the Company imposed a mandatory pricing structure on plaintiffs which violated state and federal antitrust laws. The plaintiffs are seeking treble damages and a declaration that the noncompetition clause in the franchise agreements is unenforceable. No specific amount of damages is claimed. The Company is aggressively defending these suits.

                                                                    EXHIBIT 5.16

                       LIST OF SUBSIDIARIES AND AFFILIATES

--------------------------------------------------------------------------------------------------------
                   Name                           Shares Owned                Percentage Owned

--------------------------------------------------------------------------------------------------------
             Centerline, Inc.                          10                          100.00%
--------------------------------------------------------------------------------------------------------
   Winter Fern Drug Distributors, Inc.                 100                         100.00%
--------------------------------------------------------------------------------------------------------
        RJR Drug Distributors Inc.                    1,190                        100.00%
--------------------------------------------------------------------------------------------------------
          Houston Venture, Inc.                        100                         100.00%
--------------------------------------------------------------------------------------------------------
          Emporium Venture, Inc.                       100                         100.00%
--------------------------------------------------------------------------------------------------------
     Drug Emporium of Maryland, Inc.                   100                         100.00%
--------------------------------------------------------------------------------------------------------
     Drug Emporium of Michigan, Inc.                   100                         100.00%
--------------------------------------------------------------------------------------------------------

                                                                  EXHIBIT 6.4(i)

                               DRUG EMPORIUM, INC.
                           BORROWING BASE CERTIFICATE

Date: ____________________

                               COLLATERAL ACTIVITY

1.     Gross FIFO Inventory owned by Drug Emporium and its
       Wholly-Owned Subsidiaries as of _____________, 199__        __________________________

2.     LESS:  Any Inventory as to which the Bank does not have a
       first perfected security interest as detailed on the
       attached schedule                                           __________________________

3.     LESS:  Reserve for shrink                                   __________________________

4.     LESS:  All other Inventory reserves, if any, other than
       LIFO reserves                                               __________________________

5.     Net FIFO Inventory (Line 1 minus Lines 2, 3 and 4)          __________________________

6.     LESS:  Pharmacy Inventory                                   __________________________

7.     LESS:  Inventory in Transit                                 __________________________

8.     LESS:  285% of outstanding Term Loan Balance                __________________________

9.     LESS:  Face amount of Borrower guaranties of obligations
       of Affiliates and Subsidiaries, other than Wholly-Owned
       Subsidiaries, engaged in the Core Business (not to exceed
       $1,000,000)                                                 __________________________

10.    Eligible Inventory as of ________________________           __________________________

11.    Funds Available:  40% of Line 10 until and including the
       Reduction Date, as defined in the Loan Agreement, and 35%
       of Line 10 thereafter                                       __________________________

                                  LOAN ACTIVITY

12.    Beginning Revolving Credit Loan Balance (from Line 15 of
       previous certificate)                                       __________________________

13.    LESS:  Payments made since last report                      __________________________

14.    PLUS:  Revolving Credit Loans received since last report    __________________________

15.    New Revolving Credit Loan Balance as of ______________      __________________________

16.    Remaining Availability (Line 11 - Line 15)                  __________________________

         The undersigned represents and warrants that the foregoing information is true, complete and correct, and the collateral reflected herein complies with the conditions, terms, warranties, representations and covenants set forth in the Third Amended and Restated Revolving Credit and Term Loan Agreement between the undersigned and BANK ONE, COLUMBUS, NA and supplements and amendments, if any, thereto. The undersigned promises to pay to the order of BANK ONE, COLUMBUS, NA the new loan balance reflected above, plus interest, as set forth in the Third Amended and Restated Revolving Credit Agreement and supplements and amendments, if any, thereto.


DRUG EMPORIUM, INC.                                Date _______________________


Authorized Signature  ___________________________

Title  __________________________________________

                                                                  EXHIBIT 6.4(k)

                          LANDLORD'S WAIVER AND CONSENT

      THIS LANDLORD'S WAIVER AND CONSENT is executed as of this ______ day of __________, 199__, by _________________, located at ________________
("Landlord"), for the benefit of Bank One, Columbus, NA, a national banking association located at 100 East Broad Street, Columbus, Ohio 43215 (the "Bank").

                              W I T N E S S E T H:

      WHEREAS, the Bank has made or is about to make one or more loans, advances, and/or other financial accommodations to Drug Emporium, Inc. (the "Borrower"), to be secured in whole or in part by a guaranty ______________ of (the "Subsidiary"), which guaranty is to be secured in whole or in part by a security agreement covering among other things, the inventory, furniture, fixtures and equipment of the Subsidiary (the "Collateral"); and

      WHEREAS, the Collateral is or may be kept at the premises located at ______________ (the "Premises") which are owned by the Landlord and leased to the Subsidiary, pursuant to a lease agreement (the "Lease").

      1. The Landlord consents to the location of the Collateral in the Premises, and agrees that any right, title or interest in or to the Collateral it may have or acquire under statute or through any other means by reason of the location in the Premises of the Collateral, or possession thereof, or otherwise, is subordinate to the right, title and interest of the Bank in and to the Collateral to the full extent the Collateral secures or may hereafter secure any and all obligations and indebtedness of every kind, now existing or hereafter arising, and the Landlord hereby agrees that, so long as the Borrower is obligated or indebted to the Bank, the Landlord shall not exercise any rights, assert any claim or interest, take any action or institute any proceedings with respect to the Collateral.

      2. The Bank and its agents and representatives may enter the Premises and remove and take possession of the Collateral at any time in accordance with said security agreement and the Bank shall have the right to occupy the Premises for such purposes. The Landlord will not hinder the Bank's actions in assembling the Collateral located on the Premises, will permit the Bank to remove the Collateral from the Premises without charge and will not hinder the Bank's actions in enforcing its liens in the Collateral.

      3. The Landlord shall and does hereby waive and relinquish in favor of the Bank any right, claim, interest and lien which the Landlord now has or may hereafter have in and to the Collateral, including, without limitation, any right to levy upon the Collateral and any right to distraint with respect thereto under any law now or hereafter in force.

      4. In connection with exercising any of its rights pursuant to this Waiver and Consent, the Bank agrees that it will repair any and all damage caused to any of the real property improvements located on the Premises so as to cause such real property improvements to be returned to the same condition they were in immediately prior to the taking of any such actions by the Bank.

      5. The provisions hereof shall remain in full force and effect until the Borrower has fully paid and performed all of its obligations to the Bank under all security agreements, present and future, and any extensions, modifications and renewals thereof at any time made.

      THIS LANDLORD'S WAIVER AND CONSENT shall be binding upon and inure to the benefit of the parties herein named and their respective assigns and successors in interest.

      IN WITNESS WHEREOF, the Landlord has duly executed this Landlord's Waiver and Consent as of the day and year first above written.

Witnesses



________________________________________    _________________________________

Print Name:_____________________________

________________________________________

Print Name:_____________________________

                              [Individual Landlord]

STATE OF___________________________
COUNTY OF__________________________, SS:

      BE IT REMEMBERED, that on this_____________ day of ______________, 199__, before me the subscriber, a Notary Public in and for said County and State, personally came the above-named_________________________ who acknowledged the signing of the foregoing Waiver and Consent to be his voluntary act and deed.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year first aforesaid.
                                             _______________________________
                                                      Notary Public

                              [Corporate Landlord]

STATE OF____________________,
COUNTY OF___________________, ss:

      BEFORE ME, the undersigned authority, on this date personally appeared____________ of ____________, a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and being by me first duly sworn acknowledged to me that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

      GIVEN UNDER MY HAND AND SEAL OF OFFICE this _______ day of______________, 199__.


                                 _____________________________________________
                                 Notary Public.

                             [Partnership Landlord]

STATE OF____________________       :
                                   : SS
COUNTY OF___________________       :

      BE IT REMEMBERED, that on this ___________ day of _____________, 199__, before me, the subscriber, a Notary Public in and for said county, personally came__________________ , ________________________________ , and
_______________________, being all the general partners of________________________, the Landlord in the foregoing instrument, and acknowledged the signing thereof on behalf of the_______________.

      IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by seal on this day and year aforesaid.
                                            ___________________________
                                            Notary Public

This instrument prepared by:
Record and Return to:

Kathleen A. Kress, Esq.
Schwartz, Kelm, Warren & Ramirez
41 South High Street
Columbus, Ohio 43215
(614) 222-3000

                                                 APPLICATION AND AGREEMENT
[BANK ONE LOGO]                                  FOR COMMERCIAL LETTER OF CREDIT


TO:

                                                        Date ___________________

Gentlemen:

Please issue an irrevocable Letter of Credit in accordance with this application and forward same to your correspondent for delivery to the beneficiary as indicated below (by check "X"). In issuing the Credit you are expressly authorized to make such changes from the terms herein below set forth as you in your sole discretion may deem advisable provided that no such changes shall vary the principal terms hereof.

Transmit by     / / Airmail    / / Airmail, with Short Preliminary Cable Advice    / / Cable, with Airmail Confirmation


-----------------------------------------------------------------------------------------------------------------------------------
This part for bank use unless you designate advising bank               Applicant


-----------------------------------------------------------------------------------------------------------------------------------
Beneficiary                                                             Maximum Amount

                                                                        In words

                                                                        In figures
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Expiration date

                                                                        in the country of the beneficiary unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------------------



Available by drafts at ________________________________________________ drawn
                        (Indicate Tenor - Sight, 30, 60, 90 Days, Etc.)
on you or at your option, any of your correspondents.

Discount charges, if any, for the account of the / / applicant  / / beneficiary.

DRAFTS MUST BE ACCOMPANIED BY THE FOLLOWING DOCUMENTS (AS CHECKED):

/ / Signed commercial invoice in ______________ copies

/ / Special U.S. Customs invoice in ___________ copies

/ / Negotiable Marina/Air Insurance Policy or Certificate in duplicate for 110% of invoice value (unless otherwise specified) covering all risks, and war risks and

/ / Other risks (please Specify) ____________________________________________ or

/ / Insurance effected by ourselves. We agree to keep insurance coverage in force until this transaction is completed.

/ / Full set of clean on board ocean bills of lading issued to order of
    ____________________________________________________________________________

/ / Clean air waybill, consigned to: ___________________________________________
                                                   (Name)

--------------------------------------------------------------------------------
                                   (Address)

*marked freight collect/prepaid and marked notify ______________________________
                                                             (Name)

--------------------------------------------------------------------------------
                                   (Address)

Bills of lading to be dated no later than ______________________________________

/ / Packing list in __________________ copies.

/ / Other documents, if any: __________________________________________________
    ___________________________________________________________________________
    ___________________________________________________________________________

Covering shipment of: ________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
         (Please maximum commodity only, offering assets as to grade, quality, etc., if possible)

/ / C.I.F.   / / C & F   / / C & I   / / F.O.B. _______________________________
                                                (Name of city, port or airport)

-----------------------------------------------------------------------------------------------------------------------------------
Shipments from:                                                 Partial shipments   / / Are     / / Are not permitted
To:                                                             Transhipments       / / Are     / / Are not permitted


/ / All banking charges outside the United States for beneficiary's account.
Unless otherwise instructed, documents will be forwarded to you in one airmail by the negotiating bank.
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Special Instructions


-----------------------------------------------------------------------------------------------------------------------------------

               TERMS AND CONDITIONS OF APPLICATION AND AGREEMENT
                        FOR COMMERCIAL LETTER OF CREDIT


        In consideration of your issuing, at our request, your Commercial Letter of Credit (herein called "the Credit") substantially in accordance with the Application appearing on the first page hereof, the undersigned agree as follows:

        1. We certify that each draft or acceptance under or purporting to be under the Credit will grow out of transactions pursuant to definite bona fide contracts for the shipment of goods within a specified reasonable time.

        2. As to drafts or acceptance under or purporting to be under the Credit, which are payable in United States Currency, we agree (a) in the case of each sight draft, to reimburse you at your issuing office, on demand, in United States legal tender, the amount paid on such draft, or, if so demanded by you, to pay to you at said office, in advance in such legal tender the amount required to pay such draft; and (b) in the case of each acceptance, to pay to you, at said office, in United States legal tender, the amount thereof, on demand but in any event not later than one business day prior to maturity, or, in case the acceptance is not payable at your said office, then on demand, but in any event in time to reach the place of payment in the usual course of the mails not later than one business day prior to maturity.

        3. As to drafts or acceptances under or purporting to be under the Credit, which are payable in currency other than United States currency, we agree (a) in the case of each sight draft, to reimburse you, at your issuing office, on demand, the equivalent of the amount paid, in United States legal tender at the rate of exchange then current for cable transfers to the place of payment in the currency in which such draft is drawn, and (b) in the case of each acceptance, to furnish you, at said office, on demand, but in any event in time to reach the place of payment in the usual course of the mails not later than one business day prior to maturity, with first class banker's demand bills of exchange to be approved by you for the amount of the acceptance, payable in the currency of the acceptance and bearing our endorsement, or, if you so request, to pay to you at said office, on demand, the equivalent of the acceptance in United States legal tender at the rate of exchange then current for cable transfers to the place of payment in the currency in which the acceptance is payable. A demand made on one of us shall fix the exchange rate as to all of us, if for any reason whatsoever there shall be at the time of your demand for reimbursement or payment no rate of exchange current for effective cable transfers to the place of payment in the currency in which any such draft is drawn or any such acceptance is payable, we agree to pay you, on demand, in United States legal tender an amount which in your sole judgement shall be sufficient to meet our obligations hereunder, which amount may be applied by you at any time as a payment on account of such obligations, or, at your option, held as security therefor; it being understood, however, that we shall remain liable for any deficiency which may result if such amount in United States legal tender shall prove insufficient to effect full payment or reimbursement to you at the time when a rate of exchange for such cable transfers shall be again current.

        4. We also agree to pay to you, on demand, your commission and all charges and expenses (including all charges for legal services) paid or incurred by you in connection with the Credit, plus correspondents' charges, if any, and interest where chargeable.

        5. That, if the foregoing application requests the inclusion in the Credit of any provision for Clean Advances to the beneficiary, you may place in the Credit such a provision in that respect as you may deem appropriate, under which any bank entitled to negotiate drafts under the Credit, acting in its discretion in each instance and upon the request and receipt in writing from the beneficiary, may make any one or more Clean Advances at any time on or prior to the date by which the drafts are to be negotiated under the Credit. The aggregate of such advances shall in no event be more than the amount specified in the Application for Clean Advances, and in no event shall any such advance exceed the amount remaining available under the Credit at the time of the advance. While it is expected by us that each such advance will be repaid to the bank that made the advance by the beneficiary from the proceeds of any drafts drawn under the Credit, should any such advances not be thus repaid, we will on demand pay you the amounts thereof as if such advances were evidenced by drafts drawn under the Credit, together with interest on each such amount for the period that the same shall have been outstanding at such rate as you may find at the time of demand to be payable. It is understood that neither you nor any bank which may make such advances shall be obligated to inquire into the use that may be made thereof by the beneficiary and that you and each such bank shall be without liability for any wrongful use that may be made by the beneficiary of any such funds so advanced.

        6. We hereby recognize and admit your unqualified right to the possession and disposal of all property shipped or warehoused under or pursuant to or in connection with the Credit or in any way relative thereto or to the drafts drawn thereunder, whether or not released to any of us on trust or bailee receipt or otherwise, and also in and to all shipping documents, warehouse receipts, policies or certifications of insurance and other documents accompanying or relative to drafts drawn under the Credit, and in and to the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of us or any of us to you at any time existing under or with reference to the Credit or this agreement, or any other credit or any other obligation or liabilities of us or any of us to you at any time existing under or with reference to the Credit or this agreement, or any other credit or any other obligation or liability to you, whether now existing or hereafter created or arising, have been fully paid and discharged, all as security for such obligations and liabilities; and that all or any of such property and documents, and the proceeds of any thereof, coming into the possession of you or any of your correspondents, may be held and disposed of by you as herein provided; and the receipt by you, or any of your correspondents, at any time of other security, of whatever nature, including cash, shall not be deemed a waiver of any of your rights of powers herein recognized.

        7. Unless otherwise instructed by you, we agree from time to time to give you trust receipts in any form acceptable to you for any property or documents released by you to any of us and to sign and deliver to you such Statements of Trust Receipt Financing, such Security Agreements and/or such Financing Statements as you may from time to time request in any form acceptable to you. We will pay any relative filing fees in the event you receive some, but not all, of the documents against which availments may be made and, at our request, you deliver such documents to us, against trust receipt or otherwise, prior to the presentation of the relative draft, we agree to pay you on demand the amount of any claim made against you by reason thereof and authorize you to pay or accept (as the case may be) such draft when it is presented, regardless of whether or not such draft or any document which may accompany it complies with the terms of the Credit.

        8.  Except so far as otherwise expressly stated in the Credit, we agree
(a) that you and any of your correspondents may receive and accept, as a "Bill of Lading" relative to the Credit, any document issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such document, and any such bill of lading issued by or on behalf of an ocean carrier may be accepted by you as an "Ocean Bill of Lading" whether or not the entire transportation is by water, and the date of every bill of lading shall be deemed the date of shipment of the property mentioned therein; and (b) that you and any of your correspondents may receive and accept as sufficient and controlling the description of the property contained in the invoice and also receive and accept bills of lading, insurance and other documents, however variant in description from that contained in the invoice; and (c) that you and any of your correspondents may receive and accept bills of lading containing stamped, written, or typewritten provisions thereon, whether or not signed or initialed, and you or any of your correspondents may assume conclusively that the same were placed with proper authority on the bill of lading at the time of its signing and issuance by the carrier or any agent thereof; and (d) that, if the Credit states that except so far as otherwise expressly stated it is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), and any subsequent revision thereof, fixed by the International Chamber of Commerce (Publication No. 400) (herein called the "Uniform Customs"), the Credit shall be so subject in all respects; and (e) that, if the Credit does not state that except so far as otherwise expressly stated it is subject to the Uniform Customs, you and any of your correspondents may, without limiting the type of document acceptable according to any other provisions of this agreement, accept documents of any character which comply with the Uniform Customs or which comply with the laws or regulations in force and customs and usages of the place of negotiation; and (f) that you and any of your correspondents may receive and accept as documents of insurance under the Credit either insurance policies or insurance certificates which need to be for an amount of insurance greater than the amount paid by you under or relative to the Credit; and (g) that you and any of your correspondents may receive, accept and pay as complying with the terms of the Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, the party in whose name the Credit provides that any drafts or other documents should be drawn or issued.

        9. Except as otherwise expressly stated in the Credit, we agree (a) that part shipments may be made under the Credit and that you may honor the relative drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative draft and the total amount of the Credit and the total quantity to be shipped under the Credit; and
(b) that if the Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and you may honor the relative drafts.

        10. We agree that in the event of any extension of the maturity or time for presentation of drafts, acceptances or documents, or any other modification of the terms of the Credit, at the request of any of us, with or without notification to the others, or in the event of any increase in the amount of the Credit at our request, this agreement shall be binding upon us with regard to the Credit so increased or otherwise modified, to drafts, documents and property covered thereby, and to any action taken by you or any of your correspondents in accordance with such extension, increase or other modification.

        11. We hereby expressly authorize you and any of your correspondents to accept and pay at your option any drafts drawn under or purporting to be drawn under the Credit notwithstanding any discrepancies or irregularities between the drafts and documents presented and those required by the terms of the Credit; provided that as to discrepancies and irregularities not otherwise covered by the provisions of this agreement, you or your correspondent so accepting or paying must be furnished with an indemnity satisfactory to you which, running in our favor as well as yours covers the discrepancies or irregularities but is limited to the actual damage directly attributable to such discrepancies or irregularities.

        12. We assume all risks of the acts or omissions of the users of the Credit. We agree that should the beneficiary under the Credit, upon receipt of advice by cable, or otherwise, of the issuance of the Credit, but prior to its actual receipt, negotiate drafts by virtue of such advice, such negotiation shall be considered a proper one and shall be included under the terms and subject to all conditions hereof, and we assume all the risks of the misuse of the Credit whatsoever. Neither you nor your correspondents shall be responsible; for the existence, character, description, quality, quantity, weight, condition, packing, value, or delivery of the property purporting to be represented by documents; for any difference in character, description, quality, quantity, weight, condition, packing or value of the property from that expressed in documents; for the form, validity, sufficiency, genuineness or legal effect of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for the time, place, manner or order in which shipment is made; for partial or incomplete shipment, or failure or omission to ship any or all of the property referred to in the Credit; for the character, adequacy, validity, or genuineness of any insurance; for the solvency or responsibility of any insurer, or for any other risk connected with insurance; for any deviation from instructions, delay, default or fraud by the shipper or anyone else in connection with the property or the shipping thereof; for the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; for delay in arrival or failure to arrive of either the property or any of the documents relating thereto; for delay in giving or failure to give notice of arrival or any other notice; for any breach of contract between the shippers or vendors and ourselves or any of us; for the validity or sufficiency of any instrument assigning or purporting to assign the Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; for the failure of any draft to bear any reference or adequate reference to the Credit, or failure of documents to accompany any draft at negotiation, or failure of documents to accompany any draft at payment if sent by duplicate mail, or failure of any person to note the amount of any draft on the reverse of the Credit or to surrender to take up the Credit or to send forward documents apart from drafts as required by the terms of the Credit, each of which provisions, if contained in the Credit itself, it is agreed may be waived by you, or for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they be in cipher; nor shall you be responsible for any error, neglect, or default of any of your correspondents for errors in translation or for errors in interpretation of technical terms or for any consequences arising from causes beyond your control; and none of the above shall affect, impair, or prevent the vesting of any of your rights or powers hereunder. You shall have the right to transmit the terms of the Credit without translating them. We shall protect you and any other drawee in paying any draft dated on or before the expiration of any time limit expressed in the Credit regardless of when drawn and when or whether negotiated. If the Credit provides that payment is to be made by your correspondent, neither you nor such correspondent shall be responsible for the failure of any of the documents specified in the Credit to come into your hands or for any delay in connection therewith, and our obligation to reimburse you for payments made or obligations incurred shall not be affected by such failure or delay in the receipt by you of any of such documents. In furtherance and extension and not in limitation of the specific provisions hereinbefore set forth, we agree that any action taken by you or any correspondent of yours, under or in connection with the Credit or the relative drafts, documents or property, if taken in good faith, shall be binding on us, and shall not put you or your correspondent under any resulting liability to us; and we make like agreement as to any inaction or omission, unless in breach of good faith.

        You shall not in any way be liable for any failure by you or anyone else to pay or accept any draft or acceptance under the Credit resulting from any censorship, law, control or restriction rightfully or wrongfully exercised by any de facto or de jure domestic or foreign government or agency or from any other cause beyond your control or the control of your correspondents, agents or sub-agents or for any loss or damage to us or anyone else resulting from any such failure to pay or accept, all such risks being expressly assumed by us, and we agree to indemnify and hold you harmless from any claim, loss, liability or expense arising by reason of any such failure to pay or accept. We are responsible to you for all obligations imposed upon you with respect to the Credit or the relative drafts, documents or property.

        13. We agree to procure promptly any necessary import and export or other licenses for the import or export or shipping of the property and to comply with all foreign and domestic governmental regulations in regard to the shipment of the property or the financing thereof, and to furnish such certificates in that respect as you may at any time require, and to keep the property adequately covered by insurance satisfactory to you, in companies satisfactory to you, and to assign the policies or certificates of insurance to you, or to make the loss or adjustment, if any, payable to you, at your option; and to furnish you if demanded with evidence of acceptance by the insurers of such assignment.

        14. Each of us agrees, at any time and from time to time, on demand, to deliver to you, as a security for any and all of the liabilities of us and any of us hereunder and all other liabilities of us and any of us to you, direct or contingent, joint, several or independent, now or hereafter existing, due or to become due, whether created directly or acquired by assignment or otherwise, additional property satisfactory to you or to make such payment as you may require. Each of us agrees that the balance of every account of us or any of us with you and each claim of us or any of us against you existing from time to time, shall be subject to a lien and subject to be set off against any and all such liabilities of us or any of us; and you may at any time or from time to time at your option and without notice appropriate and apply toward the payment of any of such liabilities of us or any of us the balance of each such account of us or any of us with you and each such claim of us or any of us against you, and we and each of us will continue liable for any deficiency. Each of us agrees that all property of every description, now or hereafter in your possession or custody or in transit to you for any purpose including safekeeping, collection or pledge, for the account of us or any of us, or as to which we or any of us may have any interest, right or power, whether or not such property is in whole or in part released to us or any of us on trust or bailee receipt, are hereby made security and subject to a lien and security interest in your favor for any and all such liabilities of us or any of us. You may at any time and from time to time, without notice, transfer into your own name or that of your nominee any property so held as collateral. Each of us agrees that upon the failure of us or any of us at all times to keep a margin of security with you satisfactory to you, or upon the nonpayment or nonfulfillment of any such liabilities of us or any of us when they shall become due or be made due, or upon the death or insolvency of us or any of us, or upon the suspension of business of us or any of us, or upon the issuance of any warrant of attachment against the credits or any of the property of us or any of us, or upon the making by us or any of us of an assignment for the benefit of creditors, or upon the application for the appointment or the appointment of a trustee or receiver for us or any of us or for any of the property of us or any of us, or upon the taking possession by any public official having regulatory powers over any of us of the property of any of us for the purpose of conserving the assets of any of us, or upon any proceedings being commenced by or against us or any of us under or purporting to be under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, liquidation, dissolution, winding up, adjustment, compensation or liquidation law or statute of any jurisdiction, then and in any such event, (a) any and all such liabilities of us or any of us shall, at your option, become and be immediately due and payable, without notice, presentation, demand of payment or protest, all such being hereby expressly waived, and notwithstanding any credit or time allowed to any of us, or any instrument evidencing such liabilities or otherwise, and (b) you shall have the right from time to time to sell, resell, assign, and deliver all or any part of the property securing any liabilities of us or any of us, arrived or to arrive, at any Broker's Board of Exchange, or at public or private sale, at your option, without having the property at the place of sale, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as you may deem proper, and in connection therewith may grant options, all without demand, advertisement or notice to us or any of us, all of which are hereby expressly waived, and to apply the net proceeds of such sale or sales to the payment of any and all such liabilities and we and each of us will continue liable to you for any deficiency, with interest. Upon each such sale, you may purchase the whole or any part of the property of us or any of us being sold, free from any right of redemption, which we and each of us hereby expressly waive and release. Demands or calls for collateral on or any notices to us or any of us respectively (a) may be made or given by you by leaving same at the last known address of us or any of us respectively or by mailing, telegraphing, cabling, radioing, telephoning or otherwise sending same to such address, with the same effect as if delivered to all of us in person, (b) shall be considered made as of the time of such leaving or mailing, telegraphing, cabling, radioing, telephoning or other sending by public agencies of communication. Each of us agrees that with or without notification to any of us, you may exchange, release, surrender, realize upon, release on trust receipt to any of us, or otherwise deal with any property by whomsoever pledged, mortgaged, or subjected to a security interest to secure directly or indirectly any of the obligations hereunder or for which any of the undersigned may be liable.

  We will bear and pay all expenses of every kind (including all charges for legal services) of the enforcement of any of your rights herein mentioned, of any claim or demand by you against us or any of us, and of any actual or attempted sale, exchange, enforcement, collection, maintenance, retention, insurance, compromise, settlement, release, delivery on trust receipt, or delivery of any such security, and of the receipt of proceeds thereof, and will repay to you any such expenses incurred by you.

  15. None of your options, powers or rights (including those hereunder) shall be waived unless you or your authorized agent shall have signed such waiver in writing. No such waiver, unless expressly as stated therein, shall be effective as to any transaction which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. No segregation or specific allocation by you of specified collateral against any liability shall waive or affect any lien of any sort against other securities or property or any of your options, powers or rights (including those hereunder).

  16. The word "property" as used in this agreement includes goods, merchandise, securities, funds, changes in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein. Property in your possession shall include property in possession of anyone for you in any manner whatsoever. Your options, powers and rights specified in this agreement are in addition to those otherwise created. You are hereby expressly given the right and power in furtherance of any right, power or privilege which you may have hereunder or in connection with the Credit to execute endorsements, assignments or other instruments of conveyance or transfer in our name, place and stead covering any property standing in our name or belonging to us of every kind and description which you may hold or which may come into your possession under the Credit or by reason of this agreement.

  17. If the undersigned is a banking institution, the undersigned hereby appoints you as its agent to the extent of issuing the Credit in accordance with, and subject to the terms and provisions of, the foregoing Application and Agreement for Commercial Letter of Credit.

  18. If the undersigned is a partnership, the obligations hereof shall continue in force, and apply, notwithstanding any change in the membership of such partnership, whether arising from the death or retirement of one or more partners or the addition of one or more new partners.

  19. This agreement shall be binding upon us, our heirs, executors, administrators, successors and assigns, and shall inure to the benefit of, and to be enforceable by, you, your heirs, executors, administrators, successors, transferees and assigns. If this agreement should be terminated or revoked by operation of law as to us, or any of us, we will indemnify and save you harmless from any loss which may be suffered or incurred by you in acting hereunder prior to the receipt by you, or your transferees or assigns, of notice in writing of such termination or revocation. If this agreement is signed by two or more parties, it shall be the joint and several agreement of such parties and whenever used herein, the singular number shall include the plural, and the plural the singular. The agreement shall be governed by and construed in accordance with the law of the state in which the Bank One affiliate specified in this application and agreement has its principal office.

  20. In the event that we fail to pay you on demand any amounts due you arising under the terms of this Application we will pay you in the following manner: ________ (a) in addition to the aforesaid amounts, interest on the amounts due you at the rate equivalent to your "Prime Lending Rate" in effect from time to time, plus ________% per annum calculated on a ________ day year basis, calculated on the actual number of days elapsed during the lending period. "Prime Lending Rate" means the rate announced from time to time by Bank One as its Prime Lending Rate which rate may not be the lowest rate of interest offered by Bank One. The rate of interest will be adjusted on the same day as Bank One's Prime Lending Rate changes. All amounts due hereunder including interest and principal shall be payable upon demand by you.

       ________ (b) We request that you activate the Promissory Note in your possession payable to you which we have heretofore executed.

       Any deferred payments to be made under (a) or (b) above shall be:
       ________ unsecured (subject however, to the rights granted you in this Application). ________ secured by the following described property and the proceeds thereof (which property is in addition to that otherwise described in this Application); _________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
       which property has been deposited with you, or to which a security interest is hereby given to you. You shall have all the rights and remedies in connection with said property as set forth in this Application in addition to those arising under the Uniform Commercial Code.

  21. We hereby certify that transactions in the merchandise covered by this application are not prohibited under the Foreign Assets Control Regulations of the United States Treasury Department and that any importation covered by this application conforms in every respect with all existing United States Government requisitions and executive orders.

                                        Very Truly Yours,


___________________________________     _________________________________ (SEAL)
     (Corporation or Firm)                        (Individual)

By ________________________________     _________________________________ (SEAL)
   (Authorized Signature and Title)               (Individual)